UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

AMERICAN GREETINGS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of American Greetings Corporation. The meeting will be held at 2:30 p.m., Cleveland, Ohio time on Friday, June 22, 2007, at our World Headquarters, One American Road, Cleveland, Ohio 44144.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

If you own shares of record, you will find enclosed a proxy and voting instruction card or cards and an envelope in which to return the card(s). Whether or not you plan to attend this meeting, please sign, date and return your enclosed proxy and voting instruction card(s), or vote over the phone or Internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You can revoke your proxy before the Annual Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 2 of the Proxy Statement. Your vote is very important. I look forward to seeing you at the meeting.

Sincerely,

Zev Weiss

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	2:30 p.m., Cleveland, Ohio time June 22, 2007

Place:	American Greetings Corporation World Headquarters One American Road Cleveland, Ohio 44144

Purpose:	1. Electing four Class III directors

2. Approving the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan

3. Transacting such other business as may properly come before the meeting or any adjournments thereof

Who can vote:	You can vote on the proposals above if you are a shareholder of record on May 1, 2007.

Directions:	The World Headquarters campus may be entered from the private road off Memphis Avenue, or from American Road off Tiedemann Road. As you approach from either the private road or American Road, there will be signs directing you to the meeting place. The principal address of American Greetings is One American Road, Cleveland, Ohio 44144.

How you can vote:	It is important that your shares be represented and voted whether you plan to attend the meeting. YOU CAN VOTE BY PROXY IN ONE OF THREE WAYS:

• By completing and returning your proxy and voting instruction card in the enclosed envelope; or
• By telephone using the toll-free number on your proxy and voting instruction card; or
• Over the Internet, by visiting the Web site noted on your proxy and voting instruction card.

By order of the Board of Directors,

CATHERINE M. KILBANE

Secretary

Dated: May 17, 2007

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

The Board of Directors of American Greetings Corporation (which is referred to in this Proxy Statement as “American Greetings,” the “company,” “we,” “us” or “our”) has ordered solicitation of the accompanying proxy and voting instructions in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 22, 2007, at 2:30 p.m., Cleveland time, at our World Headquarters, One American Road, Cleveland, Ohio 44144, to consider and act upon the matters specified in the accompanying Notice of Annual Meeting of Shareholders. Copies of this Proxy Statement and the accompanying Notice and proxy and voting instruction card, along with our Annual Report to Shareholders, are first being sent or given to shareholders on or about May 17, 2007.

The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy and voting instruction card, will be borne by us. Besides solicitation by mail, our officers and other regular employees may solicit proxies by personal interview, telephone, electronic mail and facsimile. We have asked brokerage houses, banks and other persons holding shares in nominee names to forward solicitation materials to the beneficial owners of shares held by such nominees, and we will reimburse such persons for their reasonable expenses.

How to Vote

Registered Holders. If your shares are registered in your name, then you are a “registered holder” and you may vote in person or by proxy. If, after reading the proxy materials, you decide to vote by proxy, you may do so in any ONE of the following three ways:

1.	By telephone. With your proxy and voting instruction card in front of you, you may call the toll-free number 1-888-693-8683 and follow the simple instructions.

2.	Over the Internet. With your proxy and voting instruction card in front of you, you may use a computer to access the Web site www.cesvote.com, where you can follow the simple instructions that will be given to you to record your vote.

3.	By mail. You may mark, sign and date your proxy and voting instruction card and return it in the enclosed prepaid and addressed envelope. You do not need to mail the proxy and voting instruction card if you have voted by telephone or over the Internet.

The Internet and telephone voting procedures are designed to authenticate votes cast and allow shareholders to appoint a proxy and to confirm that their actions have been properly recorded. Specific voting instructions are set forth on the accompanying proxy and voting instruction card.

Participants in the Profit Sharing and 401(k) Savings Plan. One of the investment alternatives in the American Greetings Profit Sharing and 401(k) Savings Plan is a fund consisting of our Class A and Class B common shares. Participants investing in the American Greetings stock fund are allocated units that represent an interest in such shares. If you invest in the American Greetings stock fund of the Profit Sharing and 401(k) Savings Plan, the plan’s independent trustee, Vanguard Fiduciary Trust Company, will vote the Class A and Class B shares allocated to your account according to your directions. Participants may give voting directions to the plan trustee in any ONE of the three ways set forth above under “Registered Holders.” The trustee will vote shares for which it has not received instructions in accordance with instructions that it receives from us. We will direct the trustee based on the direction of the plan’s administrative committee, a committee consisting of our employees.

Nominee Shares. If you are a beneficial owner of shares held in “street name” through a broker, trustee, bank or other nominee that holds the shares on your behalf, you may vote in person at the Annual Meeting by obtaining a legal proxy from the nominee that holds your shares. In addition to voting in person, you may vote by proxy by completing and signing the voting instruction card provided to you by the nominee that holds your shares, or by voting via the Internet or by telephone as permitted by the nominee that holds your shares.

Changing or Revoking Your Proxy

You have the right to change or revoke your proxy prior to the closing of the polls as indicated on your proxy and voting instruction card and may do so in any one of the following four ways:

1.	send a written notice to the American Greetings Secretary stating that you want to change your proxy vote;

2.	submit a properly signed proxy and voting instruction card with a later date;

3.	enter later-dated telephone or Internet voting instructions; or

4.	vote in person at the Annual Meeting. NOTE: Because your Profit Sharing and 401(k) Savings Plan shares are held in a qualified plan, you are not able to vote the shares allocated to your account in the plan in person at the Annual Meeting.

Your presence at the Annual Meeting, without more, will not revoke your proxy. However, you may revoke your proxy in the manner described above at any time before it has been exercised.

If you plan to attend the Annual Meeting, please check the attendance box on the enclosed proxy and voting instruction card or indicate so when prompted if you are voting by telephone or over the Internet.

If you are a beneficial shareholder only, that is if your shares are not registered in your name but are held by a broker, trustee, bank or other nominee, you will have to check with your broker, trustee, bank or other nominee to determine how to change your vote. Also note that if you plan to attend the Annual Meeting, you will not be able to vote in person at the meeting any of your shares held by a nominee unless you have a valid proxy from the nominee.

Cumulative Voting

If cumulative voting is invoked as described below, a shareholder may cumulate votes for the election of a nominee by casting a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is entitled. The shareholder also may distribute his or her votes between or among two or more nominees on the same basis.

Shareholders have cumulative voting rights in the election of directors if

(i)	any shareholder gives notice in writing to the President, a Vice President or the Secretary of American Greetings, not less than 48 hours before the time fixed for the holding of the Annual Meeting, that he or she desires that the voting at such Annual Meeting be cumulative, and

(ii)	an announcement that a shareholder has given American Greetings notice of cumulative voting is made upon the convening of the Annual Meeting by the Chairman of the Board of Directors or the Secretary or by or on behalf of the shareholder giving such notice.

Unless otherwise indicated by the shareholder, where cumulative voting is invoked, the persons named in the accompanying proxy and voting instruction card will vote, in their discretion, for one or more of the nominees for whom authority to vote was not withheld and will cumulate votes so as to elect the maximum number of nominees proposed by the Board.

If cumulative voting is not invoked at the Annual Meeting with respect to the election of directors, the proxies will vote the number of shares on the proxy and voting instruction card for only those Board nominees for whom authority has not been withheld.

How Shares Will Be Voted

The shares represented by your proxy will be voted in accordance with your instructions indicated on the proxy and voting instruction card or with the instructions you provided by telephone or over the Internet. If you return an executed proxy and voting instruction card without any such instructions, the shares represented by your proxy will be voted in accordance with the Board of Directors’ recommendations.

Required Vote

Except as described below regarding Proposal 2, the presence at the Annual Meeting, either in person or by proxy, of the holders of not less than 25% of the voting power of American Greetings on the record date will represent a quorum, permitting the conduct of business at the meeting. If a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote will be elected directors. Abstentions with respect to one or more of the nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote. Similarly, shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners (commonly referred to as “broker non-votes”), if any, will be treated as present for purposes of determining a quorum but will not be counted as votes cast and, accordingly, will not affect the outcome of the vote.

A quorum for purposes of voting on Proposal 2 will be present if the total votes cast at the Annual Meeting, either in person or by proxy, represents greater than 50% in interest of our common shares on the record date. If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 2, and abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of the vote. If the 2007 Omnibus Incentive Compensation Plan is not approved by our shareholders, it will not become effective. However, the Board reserves the right, subject to all applicable laws, regulations and stock exchange listing standards, to adopt such other compensation plans and programs as it deems appropriate and in the best interests of American Greetings and its shareholders.

Voting Securities and Record Date

As of May 1, 2007, there were outstanding, excluding treasury shares which cannot be voted, 51,049,041 Class A common shares entitled to one vote per share and 4,340,402 Class B common shares entitled to ten votes per share upon all matters presented to the shareholders.

Holders of record of such shares at the close of business on May 1, 2007, are the only shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Shares Included on the Proxy and Voting Instruction Card

If you are both a registered shareholder of American Greetings and hold shares through the Profit Sharing and 401(k) Savings Plan, you may have received one proxy and voting instruction card that shows all American Greetings common shares registered in your name, including all shares you have (based on the units credited to your account) under the Profit Sharing and 401(k) Savings Plan. Accordingly, your proxy and voting instruction card also serves as your voting directions to the independent trustee of the Profit Sharing and 401(k) Savings Plan.

Please note, however, that unless the identical name or names appeared on all your accounts, we were not able to consolidate your share information. If that was the case, you received more than one proxy and voting instruction card and must vote each separately.

If your shares are held through a broker, trustee, bank or other nominee, you will receive either a voting form or a proxy card from the nominee with specific instructions about the voting methods available to you.

CORPORATE GOVERNANCE

Shareholders elect the Board of Directors to oversee their interest in the long-term health and the overall success and financial strength of our business. The Board serves as our ultimate decision-making body, except for those matters reserved to or shared with the shareholders. The Board selects and oversees the members of senior management who are charged by the Board with conducting our business.

The Board follows, both formally and informally, corporate governance principles designed to assure that, through its membership, composition, and committee structure, the Board is able to provide us informed, competent and independent oversight. The Board has reviewed our corporate governance policies and committee charters to assure that the Board continues to meet fully its responsibilities to our shareholders. Below is a description of the measures in place to assure that objective is achieved.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines, which may be found in the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary. These corporate governance guidelines are intended to assure that director qualifications, committee structure and overall Board processes provide good corporate governance and independent oversight of management.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics to govern our directors, executive officers and employees, including the principal executive officer and the senior financial officers. A current copy of the code is available on the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary. We will disclose any future amendments to, or waivers from, certain provisions of the code of business conduct and ethics for executive officers and directors on our Web site.

Independent Directors

The New York Stock Exchange rules require listed companies to have a Board of Directors with at least a majority of independent directors. Under the New York Stock Exchange rules, a director qualifies as

“independent” upon the Board’s affirmative determination that the director has no material relationship with American Greetings (either directly or as a partner, shareholder or officer of an organization that has a relationship with American Greetings). In assessing the materiality of a relationship, the Board has not adopted categorical standards beyond the New York Stock Exchange criteria, but rather broadly considers all relevant facts and circumstances. The Board of Directors has determined that Drs. Cowen and Thornton, Mrs. Mouchly-Weiss and Messrs. Hardin, Hardis, MacDonald and Ratner are independent under the New York Stock Exchange standards.

In the course of the Board’s determination regarding the independence of each non-management director, the Board considered the following transactions, relationships and arrangements in determining that the director is independent:

1.	Dr. Cowen is a director of, and Mr. Ratner is a director, a greater than 10% shareholder and the President and Chief Executive Officer of, Forest City Enterprises. A subsidiary of Forest City Enterprises rents retail store space in various shopping malls to us pursuant to lease agreements in the ordinary course of business. In addition, Mr. Ratner has a 10.875% indirect ownership interest, through a trust, in a Cleveland, Ohio shopping mall owned by Forest City Enterprises that leases space to us for one retail store. That shopping mall is managed by RMS Investment Corporation (“RMS”). Each of Mr. Ratner’s four children has a 4.28% ownership interest in RMS.

2.

Dr. Thornton and Mr. Morry Weiss are members of the board of directors of, and until December 31, 2006, Mr. MacDonald was an executive officer of, National City Corporation, the holding company of National City Bank. National City Bank and its affiliates have provided various services to us in the ordinary course of business, including (1) as lender, joint lead arranger, joint bookrunner and the global agent under our revolving credit facility; (2) as an underwriter in our May 2006 offering of 7 3/8% senior notes due 2016; and (3) as our transfer agent.

3.	Dr. Cowen is a member of the board of directors of Jo-Ann Stores, Inc., a company that in the ordinary course of business purchases our products. Dr. Thornton is a member of the board of directors of Applied Industrial Technologies, Inc., a company from which we purchase products and services from time to time in the ordinary course of business.

4.	Mr. Hardin has a consulting agreement with us under which he provides us consulting services, primarily relating to general management and strategy consulting, including without limitation supply chain, retailer relationships, product design and production.

5.	We made discretionary charitable contributions to charitable organizations where each of Messrs. Hardin, Hardis, MacDonald and Ratner, Mrs. Mouchly-Weiss, and Drs. Cowen and Thornton serves as an executive officer, director or trustee.

All of the transactions, relationships or arrangements listed above were entered into, and payments were made or received by us, in the ordinary course of business and on competitive terms. Aggregate payments to each of the relevant organizations, including charitable organizations, did not exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues for each of the most recent three completed fiscal years. Accordingly, the Board has determined that these transactions, relationships and arrangements are not material, do not create a material relationship between American Greetings and any of Messrs. Hardin, Hardis, MacDonald and Ratner, Mrs. Mouchly-Weiss, or Drs. Cowen or Thornton and that the independent judgment of these directors and Mr. MacDonald as a nominee for director has not been and will not be compromised by such transactions, relationships and arrangements.

In addition, based on the New York Stock Exchange independence standards, the Board determined that (1) Messrs. Zev, Jeffrey and Morry Weiss are not independent because they are executive officers of American

Greetings, and (2) Mr. Merriman is not independent because he has served as an executive officer of American Greetings within the past three years.

Board of Directors and Committees

Mrs. Harriet Mouchly-Weiss, whose term as a director will expire at the Annual Meeting, will not be standing for re-election to the Board. Mrs. Mouchly-Weiss has served on the Board with distinction since 1998 and we will miss her wise counsel in helping direct our growth and wish her well in the future.

The Board met six times during fiscal 2007. The Board has a standing Executive Committee, Audit Committee, Nominating and Governance Committee, and Compensation and Management Development Committee (which we also refer to herein as the “Compensation Committee”). Each member of the Audit, Nominating and Governance, and Compensation and Management Development Committees is independent as defined under the current listing standards of the New York Stock Exchange.

Executive Committee

Morry Weiss (Chairman) Stephen R. Hardis Charles A. Ratner	Jerry Sue Thornton Jeffrey Weiss Zev Weiss

The Executive Committee has the same power and authority as the Board between meetings of the Board except that it may not fill vacancies on the Board or on committees of the Board. The Executive Committee did not meet during fiscal 2007.

Audit Committee

Stephen R. Hardis (Chairman)	Harriet Mouchly-Weiss
Scott S. Cowen	Jerry Sue Thornton

The Board of Directors has determined that each Audit Committee member is financially literate under the current listing standards of the New York Stock Exchange. The Board also determined that Mr. Hardis qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules. In addition, under the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange rules mandated by the Securities and Exchange Commission, members of the Audit Committee must have no affiliation with the issuer, other than their board seats, and receive no compensation in any capacity other than as a director or committee member. Each member of the Audit Committee meets this additional independence standard applicable to Audit Committee members of New York Stock Exchange listed companies.

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities by: (1) monitoring the integrity of our financial statements; (2) monitoring the integrity of our auditing, accounting and financial reporting processes generally; (3) monitoring the independence and performance of our independent registered public accounting firm and our internal audit department; (4) monitoring our compliance with legal and regulatory requirements; (5) reviewing the adequacy of and compliance with our financial policies and procedures and systems of internal control; (6) preparing the Audit Committee Report to be included in this Proxy Statement; and (7) making regular reports to the Board and keeping written minutes of its meetings. The Audit Committee is also responsible for reviewing and approving or ratifying transactions with related persons, as described below in the “Certain Relationships and Related Transactions” section of this Proxy Statement. The Audit Committee has the sole authority to engage and replace the independent registered public accounting firm. The Audit Committee met six times during fiscal 2007. A current copy of the Audit Committee charter is available on the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary.

Nominating and Governance Committee

Charles A. Ratner (Chairman)	Joseph S. Hardin, Jr.
Scott S. Cowen	Jerry Sue Thornton

The purposes of the Nominating and Governance Committee are to (1) assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for each annual meeting of shareholders; (2) review and recommend to the Board qualifications for committee membership and committee structure and operations; (3) recommend to the Board directors to serve on each committee and a chairperson for such committee; (4) develop and recommend to the Board a set of corporate governance policies and procedure; and (5) lead the Board in its annual review of the Board’s performance. The Committee met three times during fiscal 2007. A current copy of the Nominating and Governance Committee charter is available on the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary.

It is the policy of the Nominating and Governance Committee to consider individuals recommended by shareholders for membership on the Board. If a shareholder desires to recommend an individual for membership on the Board, then that shareholder must provide a written notice on or before January 17 to our Chairman, Chief Executive Officer or Secretary at American Greetings Corporation, One American Road, Cleveland, Ohio 44144, for consideration by the Committee for that year’s election of directors at the Annual Meeting. It is the policy of the Committee not to evaluate candidates recommended by shareholders any differently from candidates recommended from other sources.

The Nominating and Governance Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers the nominee’s qualification as independent under the New York Stock Exchange’s listing standards, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. The Committee will recommend prospective Board members who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who the Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the shareholders. When seeking candidates for the Board, the Committee may consider candidates proposed by our Chairman or Chief Executive Officer and may also solicit suggestions from incumbent directors, management and third-party search firms, although the Board has not engaged a third-party search firm at this time. The nomination of Mr. William E. MacDonald, III, was recommended to the Nominating and Governance Committee by our Chairman, Mr. Morry Weiss.

Compensation and Management Development Committee

Scott S. Cowen (Chairman)	Charles A. Ratner
Joseph S. Hardin, Jr.	Harriet Mouchly-Weiss
Stephen R. Hardis

The Compensation and Management Development Committee of the Board reviews and approves the compensation for our executive officers generally and reviews and approves our executive and employee compensation plans (including the plans for our named executive officers identified in the Summary Compensation Table in the “Information Concerning Executive Officers” section below and our other executive officers); reviews and approves grants and awards to executive officers and other participants under our equity-based compensation plans; and oversees the annual evaluation of management. The Committee is also responsible for producing the Report of the Compensation and Management Development Committee included in this Proxy Statement. The Compensation Committee met four times during fiscal 2007. A current copy of the Compensation Committee’s charter is available on the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary.

From time to time, the Compensation Committee uses outside compensation consultants to work with the Committee and management. During fiscal 2007, Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), a global human resources consulting firm, was engaged to provide industry data and assist management in making recommendations regarding the compensation of our executive officers and non-employee directors. The use of an independent consultant provides additional assurance that our executive compensation programs are reasonable and consistent with company objectives. Although management, particularly the Senior Vice President of Human Resources, works closely with Towers Perrin, the consultant is ultimately accountable to the Compensation Committee on engagements relating to the compensation of our executive officers and our outside directors. Towers Perrin periodically participates in Compensation Committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. From time to time Towers Perrin has assisted management in evaluating the broad based compensation programs that we provide to all of our employees, specifically with respect to compensation trends, best practices and plan design. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation is included in the “Compensation Discussion and Analysis” section below and for consideration of non-employee director compensation is included in the “Director Compensation” section below.

Attendance

During fiscal 2007 each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the respective committees on which he or she serves, except for Dr. Thornton. We have established a formal policy requiring director attendance at all Board meetings (and committee meetings of which the director is a member), absent unusual circumstances. We expect our directors to attend the annual meetings of shareholders (which are usually held the same day as a meeting of the Board). Each director attended the 2006 Annual Meeting of Shareholders except for Dr. Cowen, Mrs. Mouchly-Weiss and Mr. Ratner, who were unable to attend.

Communications to the Board of Directors

The Board of Directors believes that it is important for shareholders and other interested parties to have a process to send communications to the Board. Accordingly, shareholders and interested parties who wish to communicate with the Board of Directors, an individual director, the presiding director of non-management executive sessions, or the non-management directors as a group can mail a letter to the Board of Directors, individual director, presiding director, or group of non-management directors (as applicable) c/o Secretary, American Greetings Corporation, One American Road, Cleveland, Ohio 44144. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state the intended recipients. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors; however, the Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. The individual directors are not spokespeople for American Greetings and people should not expect a response or reply to any communication.

Executive Sessions

In accordance with New York Stock Exchange rules, non-management directors meet in regularly scheduled executive sessions without management. Mr. Ratner has been appointed as the presiding director by the non-management directors to preside at these sessions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our code of regulations, the Board of Directors comprises three classes of directors, each class consisting of not less than three directors and having a three-year term. Class III members are to be elected at the June 22, 2007 Annual Meeting, and it is proposed that in accordance with our code of regulations that the number of Class III directors be fixed at four.

It is proposed that the shareholders re-elect the following nominees for Class III directors: Scott S. Cowen, Charles A. Ratner and Zev Weiss, and elect William E. MacDonald, III, as a Class III director. The term of office to be served by each nominee in Class III, if elected, will be three years, until the 2010 Annual Meeting of Shareholders, or until his successor is duly elected and qualified. Each of these nominees for Class III director has agreed to stand for election.

If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Nominating and Governance Committee; provided, however, proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required

The nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected directors.

The Board recommends that you vote “FOR” all of the following nominees.

Nominees for Election to Term Expiring 2010

(Class III)

Scott S. Cowen (60)

Director (1989), Chairman of the Compensation and Management Development Committee, member of the Audit Committee and Nominating and Governance Committee

Dr. Cowen is President and Seymour S Goodman Professor of Management and Professor of Economics, Tulane University, a position he has held since 1998. Prior to that, Dr. Cowen served as Dean and Albert J. Weatherhead, III Professor of Management, Weatherhead School of Management at Case Western Reserve University. Dr. Cowen serves as a director of Jo-Ann Stores, Inc. (specialty store retailer), Forest City Enterprises, Inc. (conglomerate corporation engaged in real estate development, sales, investment and construction) and Newell Rubbermaid Inc. (consumer home products). Dr. Cowen is also a Commissioner of the New Orleans Redevelopment Authority as well as being a member of the New Orleans Business Council, New Orleans Regional Chamber of Commerce, United Way of Greater New Orleans and Committee for a Better New Orleans.

William E. MacDonald, III (60)

Director Nominee

Mr. MacDonald was Vice Chairman and member of the Office of the Chairman of National City Corporation (financial holding company) from 2001 until his retirement on December 31, 2006. Prior to that, Mr. MacDonald held various management positions within National City over more than 30 years. Mr. MacDonald is a member of the board of directors of Lamson & Sessions (producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets), Lincoln Electric Holdings, Inc. (manufacturer and reseller of welding and cutting products) and MTC Technologies, Inc. (provider of computer, systems and related services and solutions to the Department of Defense and the intelligence community). Mr. MacDonald participates as a board member of a number of civic and non-profit organizations including WVIZ/PBS and 90.3 Ideastream, The Cleveland Clinic Foundation, Great Lakes Theater Festival, The Diversity Center and Leadership Cleveland Class of 1987.

Charles A. Ratner (65)

Director (2001), Chairman of the Nominating and Governance Committee, member of the Compensation and Management Development Committee and Executive Committee

Mr. Ratner is Chief Executive Officer, President and Director of Forest City Enterprises, a position he has held for more than the past five years. Mr. Ratner also serves on the board of directors of RPM International, Inc. (specialty coatings manufacturer). Mr. Ratner serves as a director or trustee of a number of civic and non-profit organizations including the Mandel Associated Foundations, David and Inez Myers Foundation, University Hospital, The Musical Arts Association, Greater Cleveland Partnership, the National Association of Real Estate Trusts, United Way Services and Jewish Community Federation of Cleveland.

Zev Weiss (40)

Director (2003), member of the Executive Committee

Mr. Weiss became Chief Executive Officer of American Greetings in June 2003. Prior to becoming Chief Executive Officer, Mr. Weiss has had various responsibilities with American Greetings since joining in 1992, including most recently, Executive Vice President, A.G. Ventures and Enterprise Management from December 2001 to June 2003. He is currently on the board of Yeshiva University (educational institution). Zev Weiss is the son of Morry Weiss, our Chairman of the Board; the brother of Jeffrey Weiss, a director and our President and Chief Operating Officer; and the nephew of Erwin Weiss, our Senior Vice President, Enterprise Resource Planning.

Continuing Directors with Term Expiring in 2008

(Class I)

Stephen R. Hardis (71)

Director (1999), Chairman of the Audit Committee, member of the Compensation and Management Development Committee and Executive Committee

Mr. Hardis served as Chairman of Axcelis Technologies, Inc. (semiconductor equipment) until his retirement on May 30, 2005. Until his retirement on July 31, 2000, Mr. Hardis was Chairman and Chief Executive Officer of Eaton Corporation (manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets). Before joining Eaton in 1979, Mr. Hardis served as Executive Vice President of Finance and Planning for Sybron Corporation (health equipment supplies and services) and prior to that he was associated with General Dynamics Corporation (industrial aerospace manufacturer). Mr. Hardis currently serves as non-executive chairman of Marsh & McLennan Cos. (insurance), and lead director of Axcelis Technologies, Inc. (semiconductor equipment) and is also a member of the boards of Lexmark International, Inc. (a spin-off of IBM’s printer business), Nordson Corporation (industrial painting system manufacturer), Progressive Insurance Company (automobile insurance), and STERIS Corporation (infection and contamination prevention products and services). He also serves as a member of the board of trustees of the Cleveland Clinic Foundation.

Michael J. Merriman, Jr. (51)

Director (2006)

Michael J. Merriman, Jr., is the Chief Executive Officer and President of Lamson & Sessions. Prior to joining Lamson & Sessions, Mr. Merriman served as the Senior Vice President and Chief Financial Officer of American Greetings from September 2005 until November 2006. Mr. Merriman was a private investor from April 2004 to September 2005. He served as the President and Chief Executive Officer of Royal Appliance Mfg. Co., a publicly-held manufacturer and marketer of Dirt Devil vacuum cleaners, from 1995 until April 2004 and was its Chief Financial Officer from 1992 to 1995. Mr. Merriman is a director of RC2 Corporation, a manufacturer of pre-school toys and infant products. Mr. Merriman is also a director of Students in Free Enterprise.

Morry Weiss (67)

Director (1971), Chairman of the Board of Directors, Chairman of the Executive Committee

Morry Weiss joined American Greetings in 1961 and has had various responsibilities with American Greetings including Group Vice President of Sales, Marketing and Creative. In June 1978, Mr. Weiss was appointed President and Chief Operating Officer. From October 1987 until June 1, 2003, Mr. Weiss was Chief Executive Officer of American Greetings. In February 1992, Mr. Weiss became our Chairman. Mr. Weiss serves as a director of National City Corporation (holding company of National City Bank-Cleveland and other banks), a member of the advisory board of Primus Venture Partners (equity investor in companies requiring growth capital), and a member of the board of directors of Dots (a young women’s clothing retailer). Mr. Weiss participates in a number of professional, educational and non-profit organizations, including as a member of the board of directors of United Way Services of Cleveland, Chairman of the Yeshiva University Board of Trustees, and a trustee of the Cleveland Clinic Foundation. Morry Weiss is the father of Jeffrey Weiss, a director and the President and Chief Operating Officer of American Greetings; the father of Zev Weiss, a director and the Chief Executive Officer of American Greetings; and the brother of Erwin Weiss, our Senior Vice President, Enterprise Resource Planning.

Continuing Directors with Term Expiring in 2009

(Class II)

Joseph S. Hardin, Jr. (62)

Director (2004), member of the Nominating and Governance Committee and Compensation and Management Development Committee

Mr. Hardin was President, Chief Executive Officer and a director of Kinko’s, Inc. (digital document solutions provider, now known as FedEx Kinko’s) from May 1997 until he retired in January 2001. Prior to joining Kinko’s, Mr. Hardin was President and Chief Executive Officer of SAM’s Club, the wholesale division of Wal-Mart Stores Inc. Mr. Hardin currently serves as a director for Dean Foods (manufacturer and distributor of foods and beverages) and PetSmart (retailer specializing in pet-related products and services). Mr. Hardin is also a director of Students in Free Enterprise and serves on the Advisory Board of d’essence, an LMS Fragrance Company.

Jerry Sue Thornton (60)

Director (2000), member of the Audit Committee, Nominating and Governance Committee and Executive Committee

Dr. Thornton is the President of Cuyahoga Community College, Cleveland, Ohio, the largest community college in Ohio, a position she has held since 1992. Dr. Thornton is a member of the board of National City Corporation, Applied Industrial Technologies, Inc. (a distributor of industrial products and services), RPM International, Inc. and American Family Insurance (insurance company). Dr. Thornton participates in a number of professional, educational and non-profit organizations, including as a board member of Playhouse Square Foundation, Rock and Roll Hall of Fame and Museum—Cleveland and New York, Cleveland Municipal School District, University Hospitals Health System, United Way Services of Greater Cleveland, The Quadrangle, The Greater Cleveland Partnership, Cleveland Downtown Partnership and Clear Channel Radio.

Jeffrey Weiss (43)

Director (2003), member of the Executive Committee

Mr. Weiss is President and Chief Operating Officer of American Greetings, a position he has held since June 2003. Prior to becoming President and Chief Operating Officer, Mr. Weiss has had various responsibilities with American Greetings since joining in 1988, including most recently, Executive Vice President, North American Greeting Card Division of American Greetings from March 2000 until June 2003. Mr. Weiss participates in a number of civic and non-profit organizations, including as a board member of WVIZ/PBS and a local synagogue. Jeffrey Weiss is the son of Morry Weiss, our Chairman of the Board; the brother of Zev Weiss, a director and our Chief Executive Officer; and the nephew of Erwin Weiss, our Senior Vice President, Enterprise Resource Planning.

PROPOSAL NO. 2

APPROVING THE AMERICAN GREETINGS CORPORATION

2007 OMNIBUS INCENTIVE COMPENSATION PLAN

On February 13, 2007, our Board of Directors adopted, subject to shareholder approval, the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan (the “Omnibus Incentive Plan”). The Board of Directors has directed that the proposal to approve the Omnibus Incentive Plan be submitted to our shareholders for their approval at the Annual Meeting. If approved by the shareholders, the Omnibus Incentive Plan will replace our 1997 Equity and Performance Incentive Plan, which will terminate in June 2007 in accordance with its terms. We are also seeking shareholder approval of the Omnibus Incentive Plan: (1) so that the compensation attributable to grants under the Omnibus Incentive Plan may qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code (see discussion of Section 162(m) under the “Federal Income Tax Consequences” section below); (2) in order for incentive stock options granted under the Omnibus Incentive Plan to meet the requirements of the Internal Revenue Code; and (3) in order to satisfy the New York Stock Exchange corporate governance listing standards.

The Board of Directors believes that the Omnibus Incentive Plan will further our compensation philosophy and programs. Our ability to attract, retain and motivate top quality management, employees, officers and non-employee directors is material to our success, and the Board of Directors has concluded that our expanded ability to achieve these objectives would be enhanced by the ability to make grants under the Omnibus Incentive Plan. In addition, the Board of Directors believes that the interests of American Greetings and its shareholders will be advanced if we can offer our employees, officers and non-employee directors the opportunity to acquire or increase their proprietary interests in American Greetings.

The material terms of the Omnibus Incentive Plan are summarized below. This summary of the Omnibus Incentive Plan is not intended to be a complete description of the Omnibus Incentive Plan and is qualified in its entirety by the actual text of the Omnibus Incentive Plan attached as Exhibit A.

Material Features of the Omnibus Incentive Plan

General. The Omnibus Incentive Plan provides that awards may be in any of the following forms: (1) incentive stock options; (2) nonstatutory stock options (incentive stock options and nonstatutory stock options are together referred to as “options”); (3) appreciation rights; (4) share awards; (5) restricted shares; (6) deferred shares; (7) performance bonuses; (8) performance shares; (9) directors shares; (10) performance units; and (11) dividend equivalents.

Dividend equivalents may be granted in connection with share awards (other than options and appreciation rights). Awards under the Omnibus Incentive Plan may be settled in cash, our common shares, or a combination of cash and shares, as provided in the terms of each award agreement.

Subject to adjustment in certain circumstances as described below, the Omnibus Incentive Plan authorizes up to 2,800,000 Class A common shares and 700,000 Class B common shares. Shares subject to grants will become available again for purposes of the Omnibus Incentive Plan: (1) if and to the extent options and appreciation rights granted under the Omnibus Incentive Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered after the effective date of the Omnibus Incentive Plan without being exercised; or (2) if any share awards or dividend equivalents are forfeited, terminated or otherwise not paid in full after the effective date of the Omnibus Incentive Plan. In addition, any portion of an award that is payable only in cash pursuant to the terms of the applicable award agreement will be immediately available again for purposes of the Omnibus Incentive Plan.

The Omnibus Incentive Plan provides that the maximum aggregate number of common shares, or its equivalent, that can be the subject of awards made to an individual during any fiscal year is 500,000 Class A and

500,000 Class B common shares, but not to exceed 500,000 common shares collectively, subject to adjustment as described below (the “Individual Limit”). In addition, the number of performance shares and units awarded to an individual may not exceed an aggregate value of $5,000,000 as of the Grant Date (determined based on the fair market value of our Class A common shares as of the grant date).

Where two or more awards are granted in relation to each other so that the exercise and payment of one award automatically affects the number of shares that may be issued in connection with the exercise of the related award, only the maximum amount that can be issued in connection with both related awards in the aggregate will be counted against the number of shares reserved for issuance under the plan.

If approved by the shareholders, the Omnibus Incentive Plan will become effective as of February 13, 2007, the date it was approved by our Board of Directors.

Management. The Omnibus Incentive Plan is managed and interpreted by the “Committee.” Except to the extent required by law, the Committee means the Board or the Board’s Compensation and Management Development Committee, or such other committee or designee appointed by the Board or the Committee’s delegate. The Committee has the authority to (1) determine the individuals to whom grants will be made under the Omnibus Incentive Plan, (2) determine the type, size and terms of the grants, (3) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (4) amend the terms of any previously issued grant, subject to the limitations described below, (5) adopt guidelines separate from the Omnibus Incentive Plan that set forth the specific terms and conditions for grants under the Omnibus Incentive Plan, and (6) deal with any other matters arising under the Omnibus Incentive Plan. The determinations of the Committee are made in its sole discretion and are final, binding and conclusive. The Compensation and Management Development Committee presently consists of Scott S. Cowen, Joseph S. Hardin, Jr., Stephen R. Hardis, Harriet Mouchly-Weiss and Charles A. Ratner, each of whom is a non-employee director of American Greetings. Day to day administrative functions of the Omnibus Incentive Plan will be performed by our employees. Moreover, the Committee may delegate to our officers or managers the authority to grant awards under the Omnibus Incentive Plan from a preauthorized pool of shares to individuals authorized to receive awards under the Omnibus Incentive Plan.

Eligibility for Participation. Key employees (including executive officers and members of the Board of Directors), non-employee directors and consultants of American Greetings and our subsidiaries selected by the Committee are eligible for grants under the Omnibus Incentive Plan. As of May 1, 2007, approximately 440 employees, approximately 6 consultants and seven non-employee directors will be eligible to receive grants under the Omnibus Incentive Plan.

Types of Awards. The Omnibus Incentive Plan provides that awards may be in any of the following forms:

Stock Options. The Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or so-called “nonstatutory stock options” that are not intended to so qualify or any combination of incentive stock options and nonstatutory stock options. Anyone eligible to participate in the Omnibus Incentive Plan may receive a grant of nonstatutory stock options. Only our employees may receive a grant of incentive stock options. No more than 2,800,000 Class A common shares and 700,000 Class B common shares may be issued as incentive stock options under the Omnibus Incentive Plan.

The Committee fixes the exercise price per share for options on the date of grant. The exercise price of any incentive stock option granted under the Omnibus Incentive Plan will be equal to or greater than the fair market value (the closing price of our Class A common shares as reported on the New York Stock Exchange) of the underlying shares of common stock on the date of grant.

The Committee determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Committee, in its sole discretion, which is specified in the grant letter. Options may be exercised while the participant is employed by or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Committee. A participant may exercise an option by delivering notice of exercise to us or our designated agent. The participant may pay the exercise price and any withholding taxes for the option in several ways: (1) in cash or by check; (2) by delivering common shares already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares; (3) with respect to Class A common shares by delivery of a properly executed notice together with irrevocable instructions to a broker to promptly deliver to us the amount of sale proceeds to pay the exercise price and related withholding taxes on the settlement date that occurs after the date specified in the notice of exercise; (4) with respect to Class B common shares, through attestation of the ability to pay the exercise price followed by immediate tendering of such shares to us and our immediate repurchase of such shares in accordance with our articles of incorporation; or (5) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may provide that an option will be substituted with an appreciation right that will be subject to the same number of underlying shares as the substituted option.

Appreciation Rights. The Committee may grant appreciation rights to anyone eligible to participate in the Omnibus Incentive Plan. Appreciation rights may be granted in connection with, or independent of, other awards. Upon exercise of an appreciation right, the participant will receive an amount equal to the excess of the fair market value of our common shares on the date of exercise over the base amount set forth in the grant letter. Such payment to the participant will be in cash, in common shares, or in a combination of cash and common shares, as determined by the Committee. The Committee will determine the period when appreciation rights vest and become exercisable. Appreciation rights may be exercised while the participant is employed by or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Committee.

Deferred Shares and Restricted Shares. The Committee may grant share awards to anyone eligible to participate in the Omnibus Incentive Plan. The Committee may require that participants pay consideration for the share awards and may impose restrictions on the share awards (referred to in the Omnibus Incentive Plan as “restricted shares”). If restrictions are imposed on share awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines appropriate. The Committee determines the number of common shares subject to the grant of share awards and the other terms and conditions of the grant. The Committee will determine to what extent, and under what conditions, a participant will have the right to vote common shares and to receive dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a participant’s entitlement to dividends or other distributions with respect to share awards will be subject to the achievement of performance goals or other conditions.

Performance Units. The Committee may grant performance units to anyone eligible to participate in the Omnibus Incentive Plan. Performance units may be granted in connection with, or independent of, other awards. Each performance unit provides the participant with the right to receive an amount based on the value of a common share if specified performance goals are met. The Committee determines the number of performance units that will be granted, the performance goals, the target amount that will be paid, and the other terms and conditions applicable to the performance shares. Payments with respect to performance units will be made in cash, in common shares, or in a combination of cash and common shares, as determined by the Committee.

Performance Shares. The Committee may grant performance shares to anyone eligible to participate in the Omnibus Incentive Plan. Performance shares may be granted in connection with, or independent of, other awards. Each performance share provides the participant with the right to receive a common share or an amount based on the value of a common share, if specified performance goals are met. The Committee determines the number of performance shares that will be granted, the performance goals, the target amount that will be paid, and the other terms and conditions applicable to the performance shares. Payments with respect to performance shares will be made in cash, in common shares, or in a combination of cash and common shares, as determined by the Committee.

Other Share Awards. The Committee may grant other types of share awards that would not otherwise constitute options, appreciation rights, deferred shares, restricted shares, performance shares or dividend equivalents. The Committee may grant other share awards to anyone eligible to participate in the Omnibus Incentive Plan. These grants will be based on or measured by common shares, and will be payable in cash, in common shares, or in a combination of cash and common shares. The terms and conditions for these grants will be determined by the Committee.

Director Shares. Directors may elect to receive Class A or Class B common shares in lieu of any fees owed to them for services performed while on the Board. Such shares shall be in an amount equal in value to such fees, based on the closing price of our Class A common shares reported on the New York Stock Exchange on the last trading day of the calendar quarter immediately prior to the payment of such fees. Directors who elect to receive shares in lieu of fees may also elect, pursuant to our Outside Directors’ Deferred Compensation Plan, to defer the receipt of such shares for a period specified in such plan. Shares reserved for issuance under the Omnibus Incentive Plan will be used to satisfy our obligation to deliver director shares, including deferred shares and any dividend equivalents accrued on deferred shares, following the effective date of the Omnibus Incentive Plan.

Performance Bonus. The Committee may grant a performance bonus in cash or shares to participants in incentive compensation plans maintained by us, including the American Greetings Key Management Annual Incentive Plan. These grants will be payable in cash, in common shares, or in a combination of cash and common shares. The Committee will decide whether a performance bonus will become payable if specified performance goals or conditions are met. With regard to the American Greetings Key Management Annual Incentive Plan for fiscal 2008, participants will be paid in cash according to the terms of the plan.

Dividend Equivalents. The Committee may provide dividend equivalents in share awards (other than options or appreciation rights), which permit the grantee to receive with respect to shares subject to an award the equivalent value of dividends paid on our common shares. Dividend equivalents are payable in cash or common shares and may be paid currently or accrued as contingent obligations. Dividend equivalents may accrue interest. The terms and conditions of dividend equivalents are determined by the Committee.

Qualified Performance-Based Compensation. The Omnibus Incentive Plan permits the Committee to impose and specify objective performance goals that must be met with respect to awards under the Omnibus Incentive Plan. The Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Committee. Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Internal Revenue Code, will be based on one or more of the following measures: revenue; gross margin; product line contribution; operating and other expenses; operating earnings; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; pre-tax or after-tax profits; net income; earnings per share; cash flow; productivity; return on assets; return on capital; return on equity; cash flow/net assets; debt/capital ratio; return on net capital employed; sales growth; stock price appreciation; or total shareholder return (share appreciation plus dividends as if reinvested), and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The foregoing measures may be based on the employee’s business unit or the performance of American Greetings or American Greetings’ subsidiaries independently or as a whole, or a combination of the foregoing.

Deferrals. The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of common shares that would otherwise be due to the participant in connection with a grant under the Omnibus Incentive Plan. The Committee will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of common shares by reason of: (1) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (2) a merger, reorganization or consolidation; (3) a recapitalization or change in par value; or (4) any other extraordinary or unusual event affecting the outstanding common shares as a class, or if the value of outstanding common shares is substantially reduced as a result of a spin-off, split-up or American Greetings’ payment of an extraordinary dividend or distribution, the number of common shares available for grants, the limit on the number of common shares for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Omnibus Incentive Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued common shares in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Foreign Participants. If any individual who receives a grant under the Omnibus Incentive Plan is subject to taxation in countries other than the United States, the Omnibus Incentive Plan provides that the Committee may make grants to such individuals on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable countries.

Repricing of Options and Reloads. The Omnibus Incentive Plan includes a restriction providing that, without shareholder approval, neither the Committee nor the Board of Directors can (1) authorize any option grant to provide for “reload” rights, the automatic grant of options to the participant upon the exercise of options using shares or other equity, or (2) amend or replace options previously granted under the Omnibus Incentive Plan in a transaction that constitutes a “repricing” as that term is defined under the New York Stock Exchange corporate governance listing standards. Adjustments to the exercise price or number of common shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Amendment and Termination of the Omnibus Incentive Plan. The Board of Directors may amend or terminate the Omnibus Incentive Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the Omnibus Incentive Plan after February 12, 2017.

The last sales price of our Class A common shares on May 1, 2007, was $25.44 per share. There is no public market for our Class B common shares.

New Omnibus Incentive Plan Benefits

It is not possible to determine specific amounts that may be awarded in the future under the Omnibus Incentive Plan. However, as indicated in the “Number of Units” column in the table below, on May 2, 2007, our Chief Executive Officer was awarded options to purchase Class B common shares under the Omnibus Incentive Plan. The options granted are subject to approval of the Omnibus Incentive Plan at the Annual Meeting. In addition, our Key Management Annual Incentive Plan for fiscal 2008, which provides for certain cash incentive compensation to be paid to participant’s upon achieving specified performance goals, will be governed by the Omnibus Incentive Plan and shareholder approval of the Omnibus Incentive Plan is being sought with respect to our named executive officers, the participants under the Omnibus Incentive Plan whose compensation to be paid under the Key Management Annual Incentive Plan will be subject to limitations under Section 162(m) of the Internal Revenue Code and to the cash equivalent of the Individual Limit. Such benefits under the Key Management Annual Incentive Plan for fiscal 2008 for our named executive officers are not determinable and, as of the date of this Proxy Statement, the final terms of the Key Management Annual Incentive Plan for fiscal 2008 have not been established. Therefore, under the “Dollar Value” column set forth in the table below, we have provided the estimated target incentive award that may be paid under the Key Management Annual Incentive Plan for fiscal 2008 assuming (1) that each officer received the same individual performance rating he received under our Key Management Annual Incentive Plan with respect to fiscal 2007, (2) that we achieved the financial goals at the same levels as were achieved with respect to fiscal 2007, and (3) the weightings of the individual performance and the corporate and business unit performance measures are the same as those under our Key Management Annual Incentive Plan with respect to fiscal 2007, in each case as described in the “Compensation Discussion and Analysis” section below. Except with respect to the option grant as noted in the table below, no determination has been made by the Compensation Committee regarding future awards under the Omnibus Incentive Plan to other eligible persons.

Name	Position	Dollar Value ($)	Number of Units
Zev Weiss	Chief Executive Officer	$578,744	Options to purchase 100,000 Class B common shares

Stephen J. Smith	Senior Vice President and Chief Financial Officer	$323,255	—

Jeffrey Weiss	President and Chief Operating Officer	$409,219	—

Michael L. Goulder	Senior Vice President and Executive Supply Chain Officer	$563,892	—

Steven S. Willensky	Senior Vice President and Executive Sales and Marketing Officer	$464,856	—

Michael J. Merriman, Jr.(1)	Former Senior Vice President and Chief Financial Officer	—	—

(1)	Mr. Merriman, who served as our Senior Vice President and Chief Financial Officer until November 2006, is included as a named executive officer because he served as our principal financial officer for a portion of fiscal 2007. Mr. Merriman is no longer eligible to participate in the Key Management Annual Incentive Plan.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to awards granted under the Omnibus Incentive Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Omnibus Incentive Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Omnibus Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual common shares. Future appreciation on common shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (1) if common shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment, service or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (2) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if common shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (3) we will not be entitled to a tax deduction for compensation attributable to awards granted to one of our named executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (4) an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or common shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Internal Revenue Code, and the requirements of Section 409A of the Internal Revenue Code are not satisfied.

Section 162(m) of the Internal Revenue Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the corporation that pays it. We intend that options and appreciation rights granted at the fair market value of the common shares on the date of grant will qualify as performance-based compensation. Deferred shares, share awards, performance shares, dividend equivalents, other share awards and dollar-denominated awards granted under the Omnibus Incentive Plan will only qualify as “performance-based compensation” when the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Internal Revenue Code.

The Omnibus Incentive Plan provides that we have the right to require the recipient of any award under the Omnibus Incentive Plan to pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to such grants. We may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. Unless the Committee determines otherwise, a participant may satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities. The Omnibus Incentive Plan also provides that the Committee may permit a participant to satisfy our withholding obligation that exceeds the minimum applicable withholding tax rate by transferring to us previously acquired common shares.

Availability of Omnibus Incentive Plan Document

The full text of the 2007 Omnibus Incentive Compensation Plan is included as Exhibit A to this Proxy Statement.

Board Recommendation

The Board of Directors believes that the adoption of the 2007 Omnibus Incentive Compensation Plan will enable American Greetings to provide significant equity-based and other incentives to employees, non-employee directors and consultants who are expected to contribute materially to our future success. Accordingly, the Board of Directors unanimously recommends approval of the 2007 Omnibus Incentive Compensation Plan by the shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In fiscal 2007, we continued to apply the principles that govern our compensation philosophy described below for all our executive officers, including our named executive officers listed in the Summary Compensation Table. The fundamental principle of that philosophy is performance – performance compared to financial goals; performance compared to strategic initiatives; and performance compared to individual goals. The compensation decisions we made in fiscal 2007 reflected our adherence to this principle.

In fiscal 2007, in addition to our financial goals, we measured our executive officers’ performance based, in part, on contributing to achieving our major corporate initiatives which were:

•	our strategic card initiative, through which we seek to enhance our product offerings and the merchandising of the product;
•	optimization of our capital structure;
•	our business process redesign, where we continue to redesign the processes and systems we use to develop, source and deliver our products;
•	rationalization of certain business units and product lines, where we critically assess the roles of certain products and product lines in our business portfolio; and
•	the implementation of new operating strategies for certain business units and product lines.

We did not make any significant changes to the structure of our compensation programs for fiscal 2007 from the programs in place in fiscal 2006. Although base salaries were adjusted, the target stock option grant levels and the target cash incentive levels for our named executive officers were unchanged from the prior year, other than for Mr. Smith, for whom we increased his target level in connection with his promotion to Senior Vice President and Chief Financial Officer. However, because the cash incentive payments are based on actual financial performance during the fiscal year as measured against the goals established for that year, the actual payments made to our named executive officers under the Key Management Annual Incentive Plan were different from the payments made in fiscal 2006. The 2007 payments were based on the actual fiscal 2007 financial results, which exceeded our goals for net operating profit after tax and earnings per share.

These accomplishments generated payouts to the named executive officers under the corporate and business unit components of the Key Management Annual Incentive Plan at 121.2% and 149.6% of the target incentive percentages for their specific positions, respectively. The number of stock options actually granted to our named executive officers were at the target level or higher.

General Philosophy

We believe that our executive compensation program should enable us to attract, reward and retain those talented executives necessary to achieve our objectives. We also believe that our compensation program should reward our executives for achieving goals. We believe that these goals should include components from corporate, business unit and individual performance initiatives and that these goals should align efforts and the interests of the executives with the interests of American Greetings, and most importantly, the interests of our shareholders. Under our programs, executives who achieve their individual performance goals and who play a role in achieving the corporate and appropriate business unit goals may be awarded both cash and equity-based incentives.

We believe the elements of our compensation programs, individually and collectively as a program, should be competitive with compensation programs offered by other employers of similar size and in similar industries. We also believe that the compensation granted to any one individual executive should be differentiated from that granted to our other executives based on the executive’s skills and experience, overall performance contributions, and performance compared to specific goals and objectives.

Board Processes

Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process neither begins nor ends with any particular Compensation Committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy and implement our compensation philosophy. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.

In establishing the compensation for fiscal 2007 and 2008, the Compensation Committee conducted comprehensive reviews of the compensation and performance of the Chief Executive Officer and, following discussions with him and, where it deemed appropriate, Towers Perrin, the Compensation Committee established the Chief Executive Officer’s compensation levels. The Chief Executive Officer and/or the President and Chief Operating Officer conduct reviews of the performance for the remaining executive officers other than the Chairman, and each executive officer’s performance rating, incentive compensation payment and changes to base salaries are approved by the Compensation Committee based on the recommendation of the Chief Executive Officer and the Senior Vice President of Human Resources. In addition, management makes recommendations with respect to compensation program proposals for approval of the Compensation Committee and recommending business performance targets and objectives for approval by the Compensation Committee. The Compensation Committee approves all management incentive and equity programs, all equity grants, all retirement benefit programs in which senior management participates, and any modification to a benefit or compensation program that has a material economic impact on American Greetings, an executive officer or a director.

The Chief Executive Officer, Senior Vice President and General Counsel and the Senior Vice President of Human Resources work with the Compensation Committee chair in establishing the agenda for Compensation Committee meetings. Management also prepares meeting information for each Compensation Committee meeting. From time to time, executive officers, including the Chief Executive Officer, the President and Chief Operating Officer and the Chairman participate in Compensation Committee meetings to provide:

•	background information regarding the compensation of our employees;
•	evaluations of the performance of executive officers; and
•	recommendations with respect to compensation proposals and as to the compensation of executive officers.

Setting Compensation

Compensation of Executive Officers Generally

To set the actual compensation levels for each of our executive officers, generally we first develop information from the marketplace on how other employers compensate people in similar positions. We use overall industry data, consumer industry data and, depending on the position, data from industry segments or specific companies. We usually rely more heavily on data from consumer products companies because our core business is consumer products – the creation, manufacture, marketing and distribution of social expression products sold to consumers. Similarly, we often recruit employees from consumer product companies, or from companies that support or otherwise service the consumer products industry. Generally, for both the overall industry and consumer products market data, we look at companies with revenue that approximates our revenue. We typically obtain this data from broad-based surveys that are published by such nationally recognized consulting firms such as Towers Perrin and Mercer Human Resource Consulting (“Mercer”). Alternatively, we may commission a custom study by one of these consulting firms, using data held in their databases or information included in the proxy statements and other public filings of companies similar to us. Information developed solely from public filings covers only those individuals for whom compensation information is disclosed publicly, which is usually only the five most highly compensated officers at each company. These positions generally correlate to our Chief Executive Officer, President and Chief Operating Officer, and certain of our Senior Vice Presidents.

To determine the compensation to be paid to new executive officers, we take into account the market compensation data for their specific position (to the degree it is available), their relevant experience and expected contribution to our business, and what we believe will be required to attract and retain that individual. In general, compensation realized by executives from prior awards or grants made by us, such as gains from previously awarded stock options or equity awards, are not taken into account in setting current compensation levels. We believe that our executive officers should be fairly compensated each year compared to market pay levels, internal equity among other executive officers, and their own individual performance contributions.

Compensation of Chief Executive Officer and President and Chief Operating Officer

To adjust the overall amount of compensation that we pay our Chief Executive Officer and our President and Chief Operating Officer, as well as to validate the design of their compensation packages, during the fiscal year ended February 28, 2006, Towers Perrin provided compensation related information from its proprietary databases for similar positions in industry in general, in a select group of consumer products companies (we consider to be our “Consumer Product Peer Group”), and in the companies that constituted the peer group of companies used in the performance graph that was included in our 2006 proxy statement (we consider to be our “Financial Peer Group”). The Consumer Product Peer Group consisted of the following companies: Avon Products Inc.; Brown Forman Corp.; Columbia Sportswear Co.; Foot Locker, Inc.; Hasbro, Inc.; Hershey Co. (formerly Hershey Foods Corp.); Jones Apparel Group, Inc.; Linens N Things, Inc.; Mattel, Inc.; Petsmart, Inc.; Phillips Van Heusen Corp.; Retail Ventures, Inc. (formerly Value City Department Stores, Inc.); Reynolds American Inc.; Scotts Miracle-Gro Co.; Sherwin Williams Co.; Tiffany & Co.; Tupperware Brands Corp.; and Wrigley (Wm) Jr. Co. With respect to certain areas of comparison where information was available from Towers Perrin’s proprietary surveys, the Consumer Product Peer Group also included Hallmark Cards, Inc., Mary Kay Inc., L.L.Bean, Inc., and Jostens, Inc., each of which is a privately held company. In consultation with Towers Perrin, we chose these companies for our Consumer Product Peer Group because the nature of their businesses is similar to ours and they are considered representative of the companies with which we compete for executive talent. The Financial Peer Group consisted of the following companies: Blyth Inc.; Central Garden & Pet Co.; CSS Industries Inc.; Fossil Inc.; Jo-Ann Stores Inc.; Lancaster Colony Corp.; McCormick & Co. Inc.; Scotts Miracle-Gro Co.; Tupperware Brands Corp.; and Yankee Candle Co. Inc. We selected the Financial Peer Group companies because they sell cyclical nondurable goods and have customer demographics, sales, market capitalization, and distribution channels that are similar to ours.

Using the data and advice provided by Towers Perrin, we concluded that among these peer group companies,

•

base salaries and target incentive compensation correlate to the organization’s revenue size (i.e., organizations with greater revenue tend to set larger base salaries and incentive compensation targets);

•	equity incentive targets correlate with an organization’s revenue, its performance and its pay philosophy; and
•	actual compensation paid under all components correlates significantly with the actual performance of the organization.

Because of the transition of management responsibility from the Chairman to the Chief Executive Officer and President and Chief Operating Officer, the Compensation Committee also asked Towers Perrin to study similarly sized companies with roles comparable to the roles of our Chairman, Chief Executive Officer, and President and Chief Operating Officer to compare their compensation to that granted to others with similar roles in the market place. We used the results of this study to set compensation levels for our Chief Executive Officer and our President and Chief Operating Officer. From this study, we found that prior to increasing their compensation in February 2006: (1) the Chief Executive Officer’s total direct compensation opportunity (which includes base salary, target annual incentive and long-term equity incentive awards) was at approximately the 24th percentile of the market for a comparable position in the Consumer Product Peer Group; (2) the President and Chief Operating Officer’s total direct compensation opportunity was at approximately the 27th percentile of the market for a comparable position in the Consumer Product Peer Group; and (3) the differential between our Chief Executive Officer’s compensation and our President and Chief Operating Officer’s compensation was less than that which occurs with other employers in the Consumer Product Peer Group. As a result, as more fully described below, in fiscal 2006 and 2007 the Compensation Committee decided to increase the base salaries of our Chief Executive Officer and our President and Chief Operating Officer to move their salaries closer to the appropriate market median indicated by the Consumer Product Peer Group study.

Elements of Executive Compensation

The compensation program for our executive officers consists of the following elements:

•	Base salaries;
•	Annual cash incentive awards;
•	Long-term equity compensation, principally stock options;
•	Benefits;
•	Perquisites; and
•	Termination and/or change in control protection.

We have selected these compensation elements to create a flexible package that bases much of its payout on the performance of the individual executive, the business unit to which that executive is assigned, and the total corporation.

Allocation Among Elements

Under our compensation structure, the mix of base salary, annual cash incentive and equity compensation as a percentage of total direct compensation varies depending upon their level in management. However, we target the market median for each component, and we target the market median for the total compensation paid to our executive officers. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. In allocating compensation among these elements, we believe that the compensation of our senior most levels of management – the levels of management having the greatest ability to influence American Greetings’ performance – should have a significant portion of their compensation at risk, and should be paid only on the accomplishment of pre-established goals and objectives. We believe that lower levels of management should receive a greater portion of their compensation in base salary – with less variability – because they have less of an ability to significantly affect the financial performance of the business. In applying the principle of compensation at risk to the compensation of our Chief Executive Officer and our President and Chief Operating Officer, we used information gathered from the Consumer Product Peer Group. For our other named executive officers we used information gathered from overall industry data, consumer products industry data and, depending on the officer, specific industry segments or companies.

Base Salaries

General. Base salaries are provided to compensate the executive for performing the essential responsibilities of the job. To determine individual base salaries, we consider:

•	the market data on comparable positions;
•	the executive officer’s qualifications, relevant experience and future potential;
•	the executive officer’s accomplishment of goals and objectives; and
•	internal pay equity.

The market data on comparable positions is based on overall industry data, consumer industry data and, depending on the executive officer, data from industry segments or specific companies. We do not perform comprehensive studies of total compensation programs in the market every year. However, we do gather data on incremental changes occurring in the industry segments described above annually, primarily changes to base salaries. We evaluate each executive officer’s base salary annually, and when making changes – increases or decreases – we consider:

•	the executive’s individual annual performance, compared to pre-established goals and objectives;
•	any changes in responsibilities and roles;
•	any significant differences between the executive officer’s base salary and the base salaries of comparable executives in the market; and
•	any changes in base salaries that other consumer products companies generally are granting to their executives in comparable positions.

Salary adjustments, if any, normally take effect on May 1st of each year.

Chief Executive Officer and President and Chief Operating Officer. During fiscal 2007, we increased the base salaries of Mr. Zev Weiss, our Chief Executive Officer, and Mr. Jeffrey Weiss, our President and Chief Operating Officer. These salary increases were based on their individual performance, their roles in achieving our overall corporate goals, and as described above under the heading “Setting Compensation,” the results of a market study. This study showed that the median base salary for the chief executive officer of a comparable consumer products company was $965,000, and the median base salary for the chief operating officer of a comparable consumer products company was $735,000. Consequently, in February 2006, we increased Mr. Zev Weiss’s base salary to $700,000, and Mr. Jeffrey Weiss’s base salary to $575,000. Both changes were effective June 1, 2005. Then, effective June 1, 2006, we increased Mr. Zev Weiss’s base salary to $820,000, and Mr. Jeffrey Weiss’s base salary to $660,000. Beginning in calendar year 2007, salary adjustments for our Chief Executive Officer and our President and Chief Operating Officer, if any, will be effective May 1.

In April 2007, the Compensation Committee approved an increase of the base salary effective May 1, 2007, for each of Messrs. Zev and Jeffrey Weiss by approximately 9.1% and 6.1%, respectively, to $894,620 for Mr. Zev Weiss and $700,260 for Mr. Jeffrey Weiss. These salary increases were based on the market study (updated with more current compensation information) described above under the heading “Setting Compensation” that we conducted in consultation with Towers Perrin. The resulting salary increases bring Mr. Zev Weiss’s base salary to a level that is slightly below the 25th percentile of the market base salary for comparable positions of companies in the Consumer Product Peer Group and Mr. Jeffrey Weiss’s base salary to a level that is slightly above the 25th percentile of comparable positions in the same market comparison group. These increases are consistent with the Compensation Committee’s plan to increase their salaries to the market median of comparable consumer product companies over three years; however, it slows down the pace of achieving the market median base salary for these officers.

Other Named Executive Officers. When Messrs. Goulder, Willensky and Merriman were hired in November 2002, July 2002 and August 2005, respectively, their annual base salaries were set in their respective employment agreements at minimum levels of $330,000, $335,000 and $400,000 for Messrs. Goulder, Willensky and Merriman, respectively, subject to increases based on their performance and/or increased responsibilities. Since that time, Messrs. Goulder and Willensky have received increases in their salaries based on performance and increased responsibilities. The base salaries for each of Messrs. Goulder and Willensky for fiscal 2007 were increased to $433,319 and $432,218, respectively, and the salary of our former Chief Financial Officer, Michael Merriman, was increased to $414,000 – all effective May 1, 2006. In connection with his promotion to Senior Vice President and Chief Financial Officer, Mr. Stephen Smith’s base salary was increased to $325,000, effective November 15, 2006. In setting Mr. Smith’s base salary, we considered both specific market and industry data, and his additional responsibilities, skills and prior experience. The base salaries of Messrs. Goulder, Willensky, and Merriman were increased for fiscal 2007 based on their individual overall performance and achievement of individual performance goals during fiscal 2006 as well as competitive salary practices.

In April 2007, the Compensation Committee approved base salary increases for each of Messrs. Smith, Goulder and Willensky. Effective May 1, 2007, Mr. Smith’s salary was increased by 10%, bringing his salary to $357,500, Mr. Goulder’s salary was increased by 5%, bringing his salary to $454,985, and Mr. Willensky’s salary was increased by 3%, bringing his salary to $445,185. These increases were based on individual overall performance and achievement of individual performance goals during fiscal 2007, as well as competitive salary practices.

Key Management Annual Incentive Plan

General. Consistent with our emphasis on pay for performance, we have established the American Greetings Corporation Key Management Annual Incentive Plan, under which our executive officers, including our named executive officers, are eligible to receive awards based on our performance against annually established performance goals. These goals include financial measures for individual business units and the entire corporation, and individual performance objectives. This plan is an important component of our compensation package because it is designed to focus our executive officers’ efforts on, and reward executive officers for, annual operating results that help create value for our shareholders. At its target level, in fiscal 2007 the Key Management Annual Incentive Plan award represents between 31% to 44% of a named executive officer’s total cash compensation, depending on the executive’s position.

The corporate performance goals for the Key Management Annual Incentive Plan are determined through our annual planning process, which generally begins in the December that precedes the beginning of the fiscal year. During this process, management develops an annual operating plan that is consistent with our strategic plan, and that contains specific, quantifiable annual financial goals. These goals are established for each business unit and for the corporation as a whole. In February of each year, the full Board of Directors meets with senior management and discusses and approves the business plan for the subsequent fiscal year. The operating plan goals form the basis for the annual incentive performance measures and goals. The Board of Directors approves the annual operating plan, and its financial goals and objectives, for each year. Similarly, the Compensation Committee approves the financial objectives for both the corporate and business unit components of the incentive plan for executive officers each year.

Any awards granted under the Key Management Annual Incentive Plan are determined at year-end based on actual performance against the pre-established specific corporate, business unit, and individual goals. The Chief Executive Officer reviews each executive officer’s individual performance (other than the Chairman’s) and recommends the performance rating to the Compensation Committee for its approval. The Committee itself evaluates the performance of, and determines the performance rating for, the Chief Executive Officer. The incentive plan award payments to any named executive officer must be reviewed and approved by the Compensation Committee prior to payment. The Compensation Committee may modify the individual performance ratings given to any named executive officer, which in turn affects payment under the individual performance component of the Key Management Annual Incentive Plan. The Compensation Committee must approve any adjustments to the financial goals applicable to executive officers for purposes of determining if a business unit or the corporation has achieved its goals. Except as otherwise determined by the Committee, permitted adjustments are determined at the same time that the financial goals are initially established at the beginning of each year. These adjustments are described in a manner that can be objectively determined and are intended to account for changes in the business or its plans that may occur during the year, such that the goals established at the beginning of the year are no longer applicable. When made, these adjustments apply to all managers, including the named executive officers, who are assigned to the business unit for which the adjustment is being granted or, in the case of an adjustment to a corporation goal, these adjustments apply to all managers, including the named executive officers.

Performance Measures. The terms (other than the actual performance goals, which vary from year to year) of the fiscal 2007 Key Management Annual Incentive Plan for our named executive officers are generally the same as the terms of the Key Management Annual Incentive Plan that were in effect for fiscal 2006. All executive officers are entitled to participate in the Key Management Annual Incentive Plan. Under the plan, incentives are awarded to our executive officers based on three components: (1) corporate performance (weighted at 30%), (2) business unit performance (weighted at 50%), and (3) individual performance (weighted at 20%). For the executive officers:

•	the corporate component is based on performance compared to an earnings per share goal;
•

the business unit component is based on performance compared to a consolidated net operating profit after taxes (NOPAT) goal, after adjustments for variations in net capital employed compared to the financial plan, with a charge/credit at the weighted average cost of capital; and

•

the individual component is based on the officer’s individual performance compared to pre-established performance goals and objectives; these goals are designed to ensure the achievement of the business unit and corporate goals, as well as any longer term strategic initiatives.

The measure for performance under the corporate component of our Key Management Annual Incentive Plan is earnings per share, or EPS. Because of its direct correlation to the interests of our shareholders, we believe the goal is a critical measure of management performance. We measure EPS at the end of the fiscal year. It’s calculated as the annual corporate net income divided by the planned total number of shares outstanding as calculated on a fully diluted basis.

The performance measure under the business unit component of the incentive plan for our executive officers is consolidated net operating profit after taxes, or NOPAT. We believe NOPAT is a good way to measure the operating performance of our business as a whole, a measure that also is in the direct interest of our shareholders. NOPAT measures both earnings and the effectiveness of our tax management efforts. Unlike our other managers, our executive officers are in a position to deliver both earnings results and to take into account our tax policies in managing our business. In determining performance against the NOPAT goal, we adjust the performance to reflect any variance from the planned net capital employed. We believe it is important to include such an adjustment for net capital employed because it ensures an appropriate emphasis on balance sheet management.

For our named executive officers, other than the Chief Executive Officer and President and Chief Operating Officer, the performance rating for the individual performance component is based on both the executive’s accomplishment of specific goals and objectives, and a comparison of the executive’s performance with that of other executive officers. The performance rating for the Chief Executive Officer and President and Chief Operating Officer are based on the achievement of our corporate financial goals, and their achievement of their individual goals and objectives – all of which are reviewed and approved by the Compensation Committee at the beginning of each fiscal year. Our named executive officers’ individual performance goals are developed to ensure that the officer and the business units for which they are responsible are driving those results that will ensure that the business units and the corporation achieve their short-term financial objectives and their long-term strategic goals. These goals are designed to be internally consistent across business units, and to collectively drive the achievement of our short- and long-term goals and strategies. In addition to financial operating goals based on such metrics as revenue, earnings per share, and cash flow, those goals for our named executive officers currently include such objectives as successfully implementing the strategic card initiative, designing and executing changes to our capital structure, improving productivity while decreasing costs, and implementing strategies to improve operations of underperforming businesses and product lines.

Target Incentive and Calculation of Awards. The Key Management Annual Incentive Plan target award levels, as a percentage of base salary, for executive officers of American Greetings are listed below. We target these incentives at the median of the market data.

Position	Target Incentive
Chairman	50%
Chief Executive Officer	100%*
President and Chief Operating Officer	90%*
Senior Vice President Level	70-80%
Vice President Level	60-70%

*	As discussed below, the target cash incentive that can actually be earned by Messrs. Zev and Jeffrey Weiss is 50% and 45%, respectively. In lieu of the remaining portion, each of Messrs. Zev and Jeffrey Weiss may earn up to 34,208 and 25,656 Class B performance shares, respectively.

The target incentive level is 80% for Messrs. Goulder and Willensky. The target is 70% for all other Senior Vice Presidents, including Mr. Smith. The target incentive level is higher for Messrs. Goulder and Willensky to recognize their contributions as significant advisors to the Chief Executive Officer and the President and Chief Operating Officer, as well as their significant responsibilities and resulting ability to impact the long-term strategic direction and success of our business. Prior to his resignation, Mr. Merriman’s target incentive was also set at 80% because of his significant amount of prior experience and because of the advisory role to the Chief Executive Officer that he performed.

Under the Key Management Annual Incentive Plan, an incentive equal to a multiple of the executive officer’s target incentive percentage will be paid depending on the level of performance achieved compared to the performance measures described above. The maximum bonus opportunity is 200% of the target incentive award. To earn this maximum, 125% of both of the corporate and business unit performance goals must be met, and the executive officer must receive the highest individual performance rating. Where any of the performance levels falls below these maximum thresholds, the bonus payable will vary depending on the executive officer’s performance under each performance measure. If exactly 100% of each of the corporate and business unit performance goals is met, and the officer achieves a “meets expectations” performance level, 100% of the target incentive is earned. However, if the percentage of financial goal actually achieved for either the business unit component or the corporate component falls more than 10% below the goal, there are no earnings under that particular component. If both corporate performance and the participant’s business unit performance falls more than 10% below the financial goals, no incentive compensation is earned for either the corporate or business unit component, and no incentive is earned for the individual performance component unless the executive officer receives the highest individual performance rating. To retain and reward top performers, the plan provides that if the executive officer receives the highest individual performance rating, then notwithstanding the failure to meet corporate and business unit performance goals, one-half of the individual performance component of the incentive will be earned.

Except for incentive compensation earned by the Chief Executive Officer and the President and Chief Operating Officer, incentive compensation earned by executive officers under the Key Management Annual Incentive Plan is paid entirely in cash. As described below, a portion of up to 50% of the target bonus award levels of the incentive compensation that may be earned by the Chief Executive Officer and the President and Chief Operating Officer is paid in Class B common shares of American Greetings in accordance with their respective performance share award agreements dated August 2, 2005.

Awards to Named Officers Generally. For fiscal 2007, each named executive officer earned an incentive under the Key Management Annual Incentive Plan based on achieving (1) at least a “meets expectations” performance rating for his individual performance, (2) 112.4% of the corporate net operating profit after tax goal, and (3) 105.3% of the corporate earnings per share goal, resulting in a payout as a percentage of the target incentive of at least 100% for the individual performance rating, and 149.6% and 121.2% for the NOPAT and EPS target incentive, respectively. The fiscal 2007 financial goals under the Key Management Annual Incentive Plan were approved by the Compensation Committee as part of the annual operating plan.

The EPS and NOPAT goals are set in alignment with our annual operating plan and expectations regarding company performance. Over the past five years, we did not meet the threshold financial targets in one year, have achieved performance in excess of the target level in four years, and have never achieved the maximum performance level. As a result, the payout percentage over the past five years has ranged from zero (in the year that we did not reach the threshold financial targets) to 133% of the participant’s target award opportunity, with an average approximate payout percentage over the past five years of 95% of the target award opportunity. For fiscal 2007, the financial goals reflected the significant spending that we have been making in our strategic card and other corporate initiatives, as well as our expectations of what we should be able to accomplish in the challenging business environment in which we operate. Generally, the Compensation Committee sets the financial goal, so that the relative difficulty of achieving the target level is consistent from year to year. Awards made to named executive officers under the Key Management Annual Incentive Plan for performance in fiscal 2007 are reflected in the Summary Compensation Table below.

Awards to the Chief Executive Officer and President and Chief Operating Officer. To align a portion of the performance-based incentive compensation for Messrs. Zev and Jeffrey Weiss more closely with the long-term interests of our shareholders, in March 2003, the Compensation Committee established the formula for payment of the Chief Executive Officer’s and President and Chief Operating Officer’s eligible incentive under the Key Management Annual Incentive Plan by requiring that one-half of payment of any incentive compensation earned (based on a funding level not to exceed 100% of the target incentive and based on their base salaries in effect on March 3, 2003 – $600,000 for Mr. Zev Weiss and $500,000 for Mr. Jeffrey Weiss) be paid in our Class B common shares. As a result, for up to the target incentive award levels that may be earned under the Key Management Annual Incentive Plan, Messrs. Zev and Jeffrey Weiss are each eligible to receive the following amounts: (1) cash in an amount equal to one-half of the incentive compensation earned under the Key Management Annual Incentive Plan and (2) a number of our Class B common shares determined by dividing the dollar value of one-half of the incentive compensation earned, at their base salaries in effect on March 3, 2003, (not to exceed 100% of the target incentive) by the closing price of our Class A common shares as of March 3, 2003, discounted by one-third, which equates to $8.77 per share. The Compensation Committee determined that it was appropriate to base the number of shares received on a discount to the actual trading price because (a) Messrs. Zev and Jeffrey Weiss are not eligible to receive more than the target number of shares even if performance exceeds 100% of the target incentive (thus forfeiting potential compensation upside if performance exceeds 100% of the target incentive) and (b) if the stock price declined further than the price on March 3, 2003, the value of any shares received would be less than the dollar value of one-half of the incentive compensation earned. Under this formula, if we exceed our EPS and NOPAT performance goals, Messrs. Zev and Jeffrey Weiss are entitled to receive cash in an amount equal to more than one-half of the incentive compensation earned, with the level of earning based on the actual payout levels, based on performance compared to financial goals; however, they only receive the number of performance shares calculated as described above (which is based on achieving 100% of the target incentive).

The Compensation Committee intended in its March 2003 determination to grant at that time to Messrs. Zev and Jeffrey Weiss a number of performance shares to cover awards for financial performance goals for five fiscal years. Messrs. Zev and Jeffrey Weiss may earn those shares over fiscal years 2004 through 2008 if performance goals are met in each of those years. If these shares have not all been earned by the end of fiscal 2008, Messrs. Zev and Jeffrey Weiss have the ability to earn a portion of any unearned shares during fiscal 2009 and 2010. In each of the five fiscal years through fiscal 2008, Messrs. Zev and Jeffrey Weiss are each eligible to earn up to one-fifth of the total number of performance shares granted in 2003, which equals his annual target amount of Class B common shares. If he does not earn the full one-fifth of the total number of performance shares granted in a particular year during the initial five-year period, he is entitled to earn those shares, up to the annual target amount, in each of fiscal 2009 and 2010. As part of and to implement this program, on August 2, 2005, upon the approval of the Compensation Committee, we granted 102,624 performance shares to Mr. Zev Weiss and 76,968 performance shares to Mr. Jeffrey Weiss, pursuant to the 1997 Equity and Performance Incentive Plan and performance share grant agreements entered into in connection therewith. In fiscal 2007, Mr. Zev Weiss earned 34,208 performance shares and Mr. Jeffrey Weiss earned 25,656 performance shares pursuant to that grant based on performance under the financial targets and their individual performance. Each of Messrs. Zev and Jeffrey Weiss has elected to defer receipt of such shares under our Executive Deferred Compensation Plan. A description of these deferrals is included in the section below entitled “Nonqualified Deferred Compensation for Fiscal 2007.” The performance shares earned in fiscal 2007 are reflected in the Summary Compensation Table.

The performance shares represent the right to receive Class B common shares upon the achievement of management objectives over a five-year performance period. The number of performance shares actually earned will be based on the percentage of each of Messrs. Zev and Jeffrey Weiss’s target incentive award, if any, that he achieves during the performance period under the Key Management Annual Incentive Plan. Messrs. Zev and Jeffrey Weiss will each be entitled to payment of a portion of his performance shares (not to exceed the annual target amount) equal to the percentage of his target incentive award, if any, that he achieves under the Key Management Annual Incentive Plan for a given fiscal year during the performance period. If they achieve 100% of their respective target incentive awards under the Key Management Annual Incentive Plan in each of the first three of our five fiscal years ending during the performance period, they will be deemed to have earned 100% of the performance shares. If they earn a portion but less than 100% of the annual target amount of performance shares with respect to any fiscal year for which they are eligible to earn performance shares, they will forfeit the remaining portion of the annual target amount not earned with respect to such fiscal year. If Messrs. Zev and Jeffrey Weiss do not earn any performance shares with respect to a fiscal year during the performance period for which they are eligible to earn performance shares, they will be entitled to earn those shares, up to the annual target amount, in the forth and fifth fiscal years of the performance period based on the percentage of the target incentive award they achieve under the Key Management Annual Incentive Plan with respect to fiscal 2009 and 2010.

Subject to certain adjustments, neither Messrs. Zev Weiss or Jeffrey Weiss may earn more than the total grant of performance shares and, with respect to any fiscal year, neither may earn more than the annual target amount of performance shares, 34,208 shares in the case of Mr. Zev Weiss and 25,656 shares in the case of Mr. Jeffrey Weiss. Any portion of the performance shares not earned as of the end of the performance period will be forfeited. All of the performance shares not otherwise previously earned or forfeited will be deemed earned and shall be issued upon a change in control of American Greetings, death or disability or a termination without cause. See the section below entitled “Potential Payments Upon Termination or Change in Control” for a more detailed description of these post-change in control and termination provisions.

Long-Term Incentive Compensation

General. Our long-term incentive compensation program currently consists primarily of stock options. These awards are consistent with our pay for performance principles because stock options align the interests of executives with those of the shareholders, foster employee stock ownership, reflect the market’s assessment of our level of goal achievement, and focus the management team on increasing value for the shareholders. In addition, stock options are inherently performance based in that all the value received by the recipient from a stock option is based on the growth of the stock price above the option price. We also use stock options as our long term incentive vehicle because we believe that stock options help to provide a balance between long-term and short-term awards in our total compensation package. The Key Management Annual Incentive Plan focuses on the achievement of annual performance targets, while the two year vesting for stock options (and three years for the Chief Executive Officer and President and Chief Operating Officer) creates incentive for increases in shareholder value over a longer term. Finally, we believe that the vesting period encourages ongoing executive retention and the preservation of shareholder value. While the 1997 Equity and Performance Incentive Plan and our proposed Omnibus Incentive Plan allow for other forms of equity compensation, the Compensation Committee and management believe that stock options are currently the appropriate vehicle to provide long-term incentive compensation to our executive officers. Other types of long-term equity incentive compensation may be considered in the future as our business strategy evolves.

The Compensation Committee reviews and approves the amount of each award to be granted to each executive officer. Currently, all of the options that we award are granted under our 1997 Equity and Performance Incentive Plan, other than the annual grant of options to Mr. Zev Weiss which, as described above, was made under the Omnibus Incentive Plan, contingent on the shareholders approving this plan as contemplated by Proposal 2. The 1997 Equity and Performance Incentive Plan will terminate in June 2007 and no further awards can be made under the plan. All options and other awards granted prior to its termination will remain valid in accordance with their terms. If the shareholders approve the Omnibus Incentive Plan at the Annual Meeting, we expect that options will be granted only under this new plan.

As described above under “Key Management Annual Incentive Plan,” we have also granted performance shares to our Chief Executive Officer and President and Chief Operating Officer, which generally provide that they will receive a portion of their incentive under the Key Management Annual Incentive Plan in shares rather than cash.

Grant Terms. Stock option awards provide our executive officers with the right to purchase our common shares at a fixed exercise price for a period of up to ten years. Stock options are earned on the basis of continued service to us and generally vest in equal increments over two years following the date of grant. To further align their interests with those of our shareholders, options granted to our Chief Executive Officer and President and Chief Operating Officer vest in equal increments over three years following the date of grant. In addition, to align their interests with those of our shareholders, from time to time we grant our executive officers options with vesting provisions that accelerate if our share price reaches specified levels. Please refer to the section below entitled “Potential Payments Upon Termination or Change in Control” for a discussion of the change in control provisions related to stock options. Historically, all of the options we have granted under our 1997 Equity and Performance Incentive Plan have included option reload rights. Option reload rights provide for the automatic grant of additional stock options upon the exercise of stock options using then-owned common shares or other awards under the 1997 Equity and Performance Incentive Plan as payment. Option reload rights have been provided as a means to provide an additional opportunity for our executives to increase their equity ownership in American Greetings. The annual option grant made on May 2, 2007, described below did not include reload rights. In addition, we will not provide reload rights with respect to future option grants and the proposed Omnibus Incentive Plan prohibits the provision of reload rights.

Grant Timing. Our named executive officers and other executive officers receive an initial grant of stock options when joining the company or when being promoted into a position eligible for such grants. Thereafter, our executive officers and other employees are eligible to receive annual awards of stock options as well as awards in connection with promotions to higher level positions. During fiscal 2007, the exercise price of each stock option granted was based on the fair market value of our common shares on the grant date. In September 2006, the Compensation Committee adopted a stock option grant policy designed to ensure that stock options are granted at such times after we have publicly released our quarterly or annual financial information. Under the policy, the date of grant for annual stock option awards will be the second trading day (a day that the New York Stock Exchange is open for trading) following the filing of our Annual Report on Form 10-K. The date of grant for an individual newly hired or promoted into an eligible position is based on the month of hire or promotion, and is either granted with the annual stock option grant or on the second trading day following a quarterly earnings release.

Generally, we do not consider an executive officer’s stock holdings or previous stock option grants in determining the number of stock options to be granted. We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer group and relative to our other executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation. We do not have any requirement that executive officers hold a specific amount of our common shares or stock options.

While the majority of stock option awards to our executive officers have been made pursuant to our annual grant program or in connection with their hiring or promotion, the Compensation Committee retains discretion to make stock option awards to executive officers at other times, including to reward executive officers for exceptional performance, for retention purposes or for other circumstances recommended by management to the Compensation Committee. The exercise price of any such grant is the closing price of our common shares on the grant date.

Grants to the Named Executive Officers. Like our other pay components, long-term equity incentive award grants are determined based on an analysis of competitive market levels. The number of options granted depends upon the level of the position and level of individual performance achieved by the executive, based on the executive’s achievement of individual goals and objectives. Senior Vice Presidents, including the named executive officers who are Senior Vice Presidents, annually receive options to purchase an aggregate of 22,000 Class A common shares or 35,000 Class A common shares, depending on their level of responsibility. These actual grant sizes may be increased or decreased based on individual performance. An executive, including a named executive officer, who receives the lowest performance rating, or an “improvement expected” performance rating, is eligible for a grant of stock options ranging from 0% to 100% of the target grant size for his position for that fiscal year. An executive, including a named executive officer other than the Chairman, Chief Executive Officer and President and Chief Operating Officer, who is rated above the “meets expectations” level is eligible for a grant of stock options of either 115% or 125% of the target grant size for his position. The Chairman, Chief Executive Officer and President and Chief Operating Officer may only be rated at the “meets expectations” level or the “improvement expected” level for purposes of determining their stock option grant. Consequently, they are not eligible to receive a stock option grant at more than 100% of the target grant size for their respective positions.

The target option grant level for Messrs. Goulder and Willensky is 35,000 and the target grant for Mr. Smith is 22,000. The annual target option grant amount for the Chief Executive Officer, President and Chief Operating Officer and Chairman is set at options to purchase an aggregate of 100,000, 75,000 and 18,000 Class B common shares, respectively.

The Committee set the target grant size for certain of its Senior Vice Presidents in December 2003 at options to purchase 22,000 Class A common shares. With the assistance of Mercer, the Committee determined that this grant size was appropriate based on the median value of options granted to comparable positions in the marketplace, consistent with our philosophy of targeting compensation at the median of the competitive data. The target grant size for Messrs. Goulder and Willensky was set at options to purchase 35,000 Class A common shares to recognize their contributions as significant advisors to the Chief Executive Officer and the President and Chief Operating Officer, as well as their significant responsibilities and resulting ability to impact the long-term strategic direction and success of our business. Prior to his resignation, Mr. Merriman’s target option grant was also set at options to purchase 35,000 Class A common shares, based on such differential in job responsibilities and contributions as well as the significant amount of his prior experience. With respect to the options granted to our Chief Executive Officer and our President and Chief Operating Officer, the target grant size was set in connection with their appointments to their current positions in 2003.

The options granted to the named executive officers in fiscal 2007 were granted in May 2006 and are reflected in the Grants of Plan-Based Awards Table in the “Information Concerning Executive Officers” section below. The size of the award was based on the officer’s performance rating that he received for the prior year’s individual performance. The May 2006 grant to Mr. Smith was smaller than the target grant level for Senior Vice Presidents because it was based on his position at that time as Vice President and Treasurer. However, in connection with Mr. Smith’s promotion, he was granted additional options to bring him to the target grant level for Senior Vice Presidents. The May 2006 grant size to each of Messrs. Smith, Goulder and Willensky was based on receiving at least a “meets expectations” performance rating in fiscal 2006 for performance against their respective individual performance goals. Mr. Merriman was an officer of American Greetings for only a portion of the year. As a result, for fiscal 2006 he had not yet received a performance rating, so his option grant level was at the target amount. Each of Messrs. Zev and Jeffrey Weiss’s grant was at the target grant level described above based on a “meets expectation” level as they may only be rated at the “meets expectations” or “improvement expected” level for purposes of determining their stock option grants.

The annual option grants to our named executive officers were made on May 2, 2007. Messrs. Zev and Jeffrey Weiss were granted options to purchase 100,000 and 75,000 Class B common shares, respectively, and Messrs. Smith, Goulder and Willensky were granted options to purchase 22,000, 43,750, and 35,000 Class A common shares, respectively. The size of the grants was based on each individual’s target annual stock option grant size and his individual performance rating, which for fiscal 2007 was based on receiving at least a “meets expectations” performance rating in fiscal 2007 for performance against his respective individual performance goals. Because the options to each of the named executive officers were granted in fiscal 2008, they are not reflected in the Grants of Plan-Based Awards Table below. As described above, the annual grant to Mr. Zev Weiss was made under the Omnibus Incentive Plan, contingent on the shareholders approving this plan as contemplated by Proposal 2.

Benefits

To offer competitive compensation packages, we provide our executive officers a Supplemental Executive Retirement Plan, a Profit Sharing and 401(k) Savings Plan, and an Executive Deferred Compensation Plan. The Supplemental Executive Retirement Plan is designed to provide benefits that are competitive with those offered by other comparable companies, while requiring a meaningful tenure as an officer before becoming eligible to receive benefits. Although all of our employees meeting the requisite service requirements are entitled to participate in the Profit Sharing and 401(k) Savings Plan, for officers at the Vice President level and above, which includes all of the named executive officers, we offer a benefit that permits those officers to contribute more than the statutory maximum ($15,000 for 2006) under the 401(k) component of the plan, and receive a corresponding match on the additional contributions (40% of the first 6% of compensation deferred). Similarly for our executives at the Vice President level and above, which includes our named executive officers, we offer a benefit under which participants in the profit sharing component of the Plan will receive an additional profit sharing contribution based on a portion of the executive’s base salary that exceeds the statutory compensation limits. Both of these benefits are intended to enable officers to take full advantage of the ability to earn profit sharing contributions toward the executive’s retirement, and to save on a tax deferred basis and receive matching contributions, notwithstanding the limits imposed by the Internal Revenue Code on compensation that can be taken into account for purposes of determining contributions to a qualified retirement plan, such as our Profit Sharing and 401(k) Savings Plan. Officers at the Vice President level and above are also eligible to participate in our Executive Deferred Compensation Plan, where officers are entitled to defer compensation on a tax deferred basis. The cost of the benefit provided under the deferred compensation program is de minimis. Consequently, we generally do not consider the value of the deferred compensation program in calculating the total compensation provided to our named executive officers. These plans are described in more detail in the narrative accompanying the disclosure tables in the “Information Concerning Executive Officers” section below.

Our executive officers also participate in other benefit plans provided by American Greetings including medical, dental and life insurance. Except as describe below under “Perquisites,” their participation is generally on the same terms as other employees.

Perquisites and Other Benefits

We provide our executive officers with certain personal benefits and perquisites. The value of personal benefits and perquisites, and the related incremental cost to American Greetings, has historically been de minimis. The primary personal benefits and perquisites for our executive officers are:

•	Company provided car – for both business and personal use, where we also pay the operating costs, including maintenance and insurance.
•

Company products – allowing executive officers to purchase certain company products from our company store for personal use at no cost (all non-officer employees may purchase company products at a significant discount from the retail cost).

•

Executive life insurance – providing the executive officers with a universal life insurance policy of three times their annual base salary, and reimbursing them for the payment of taxes on income attributed to the executive for the value of universal life insurance premiums paid by us. Upon termination of employment, each officer may assume his or her insurance policy, including premium payment obligations, in which case such officer will be entitled to any cash surrender value attributable to the policy.

•

Accidental death and dismemberment insurance – providing each executive officer with a supplemental accidental death and dismemberment policy of the lesser of (1) three times his or her annual salary or (2) $3 million subject to a minimum of $250,000 for the officer, and in certain instances, $75,000 for the officer’s spouse and $25,000 for each of the officer’s dependent children.

•	Personal liability policy – providing a personal liability policy ranging from $3 million to $5 million for catastrophic coverage in excess of the officer’s personal coverage.

In addition to the personal benefits and perquisites described above, we also pay the membership dues for our Chairman’s membership in a local business dining club. In connection with hiring new executive officers who must be relocated, we provide financial assistance associated with such relocation, including paying for moving expenses as well as for the executive officer’s temporary housing. During fiscal 2007, none of the named executive officers received any such financial assistance. We periodically review the perquisites that our executive officers receive. In connection with this review, effective January 1, 2007, we eliminated a program under which we provided all officers, including the named executive officers, with fully paid physical examinations.

Severance and Change in Control Agreements

We do not offer separate change in control agreements for our officers. However, certain of our named executive officers, including Messrs. Goulder and Willensky, and, prior to his resignation, Mr. Merriman, have provisions in their employment agreements providing for certain compensation and other benefits if they separate employment upon or following a change in control. In addition, when we retained Mr. Smith as our Vice President and Treasurer in April 2003, we agreed to provide him certain severance benefits if he was terminated by us without cause. We also have a general severance policy under which executive officers are entitled to severance benefits if they are terminated involuntarily. To encourage their retention until completion of, and to reduce distractions associated with, a change in control, and because of the increased risk that they will have to rely on the decisions and management of the acquiring company to earn the benefit to which they were granted following a change in control, any unvested performance shares and restricted stock granted to each of our Chief Executive Officer and our President and Chief Operating Officer vest and are deemed fully earned upon a change in control. These arrangements for our named executive officers are described in more detail in the section below entitled “Potential Payments Upon Termination or Change in Control.”

To attract the highest caliber of officers, from time to time we have found it necessary to offer severance arrangements that compensate our officers upon a change in control or their termination by us for reasons other than cause. Additionally, when offering arrangements entitling our officers to compensation upon separation following a change in control, we have considered the nature of the position, the need to fill the position and the ability to attract the senior executive officer. These severance arrangements following a change in control have been structured with a “double trigger,” meaning the severance is only paid if (1) we undergo a transaction that is deemed a change in control and (2) the officer is terminated or constructively terminated. We believe this double trigger requirement maximizes shareholder value because it ensures the officer does not receive an unintended windfall by receiving a severance payment while maintaining his salaried position. We believe these arrangements are reasonable means to protect them in the event of a change in control and align their interests with our shareholders in that providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders. Relative to the overall value of American Greetings, we believe that these potential change in control and severance benefits are minor.

Tax Deductibility of Executive Compensation

Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility, and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in American Greetings’ Annual Report on Form 10-K for the year ended February 28, 2007.

The Compensation and Management

Development Committee

Scott S. Cowen (Chairman)
Stephen R. Hardis	Harriet Mouchly-Weiss
Joseph S. Hardin, Jr.	Charles A. Ratner

Except for the American Greetings’ Annual Report on Form 10-K for the year ended February 28, 2007 or as expressly set forth by specific reference in any future filing, the foregoing Report of the Compensation Management Development Committee shall not be incorporated by reference into any previous or future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Summary Compensation

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended February 28, 2007. Amounts listed under the “Non-Equity Incentive Plan Compensation” column below were determined by the Compensation Committee at its April 2007 meeting and, to the extent not deferred by the executive, were paid out shortly thereafter. Mr. Merriman, who served as our Senior Vice President and Chief Financial Officer until November 2006, is included as a named executive officer because he served as our principal financial officer for a portion of fiscal 2007. The amounts included below for Mr. Merriman reflect only the compensation that we paid him during fiscal 2007 in his capacity as an officer of American Greetings. Compensation paid to Mr. Merriman as a non-employee director is included in the “Director Compensation” section.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($)

Zev Weiss Chief Executive Officer	2007	$790,000	—	$709,626	$678,974	$518,082	$85,145	$46,456	$2,828,283

Stephen J. Smith(7) Senior Vice President and Chief Financial Officer	2007	$248,208	—	—	$52,458	$205,811	$14,304	$29,082	$549,863

Jeffrey Weiss President and Chief Operating Officer	2007	$638,750	—	$532,220	$488,516	$377,003	$90,656	$44,323	$2,171,468

Michael L. Goulder Senior Vice President and Executive Supply Chain Officer	2007	$429,880	—	—	$296,338	$519,846	$34,221	$37,323	$1,317,609

Steven S. Willensky Senior Vice President and Executive Sales and Marketing Officer	2007	$428,141	—	—	$271,794	$449,240	$43,531	$40,235	$1,232,941

Michael J. Merriman, Jr. Former Senior Vice President and Chief Financial Officer	2007	$289,546	—	—	$4,719	—	—	$24,184	$318,449

(1)	The amounts included in this column reflect the base salaries actually paid or earned by the named executive officer during fiscal 2007. As described in the “Compensation Discussion and Analysis” section, during fiscal 2007, base salaries were increased on May 1, 2006 for the named executive officers other than Messrs. Zev and Jeffrey Weiss, whose base salaries were increased effective June 1, 2006. In connection with his promotion to Senior Vice President and Chief Financial Officer, Mr. Smith’s salary was increased again on November 15, 2006.

(2)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”), excluding the impact of estimated forfeitures related to service-based vesting conditions of performance shares that were previously awarded in August 2005 to Messrs. Zev and Jeffrey Weiss. Assumptions used in calculating these amounts are included in footnote 14 to our audited financial statements for fiscal 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 for the fair value of stock options granted to each of the named executive officers in fiscal 2007 as well as prior fiscal years, in accordance with SFAS 123(R), excluding the impact of estimated forfeitures related to service-based vesting conditions. There were no option forfeitures for the named executive officers other than Mr. Merriman who forfeited vested and unvested options to purchase an aggregate of 130,000 Class A common shares in connection with his resignation as the Senior Vice President and Chief Financial Officer. Assumptions used in calculating these amounts are included in footnote 14 to our audited financial statements for fiscal 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(4)	The amounts in this column reflect the cash awards to the named individuals under the Key Management Annual Incentive Plan, which is discussed in further detail in the “Compensation Discussion and Analysis” section under “Key Management Annual Incentive Plan.” As described therein, the total cash incentive that each of Messrs. Zev and Jeffrey Weiss may receive upon achieving the performance goals was reduced and, in lieu thereof, each of Messrs. Zev and Jeffrey Weiss may earn up to, and did in fact earn, 34,208 and 25,656 Class B performance shares, respectively, upon the achievement of such performance goals.

(5)	The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under our Supplemental Executive Retirement Plan. The amounts include benefits that the named executive officer may not currently be entitled to receive because such amounts are not vested. Other than the Supplemental Executive Retirement Plan, none of the named executive officers participate in any defined benefit or actuarial pension plan. See the “Pension Benefits in Fiscal 2007” section for additional information, including the present value assumptions used in this calculation.

(6)	The amounts in this column include $451 and $338 of cash dividend equivalents and dividends paid to Messrs. Zev and Jeffrey Weiss in fiscal 2007 with respect to unvested deferred shares and restricted stock. The following table describes each other component of the amount included under the “All Other Compensation” column:

Name	Tax Payments (a)	Matching and Profit Sharing Contributions (b)	Maximizer and Restoration Benefits (c)	Value of Life Insurance Premiums (d)	Other Benefits (e)

Zev Weiss	$3,350	$9,757	$13,031	$6,221	$13,646

Stephen J. Smith	$1,349	$9,757	$2,231	$2,506	$13,239	(f)

Jeffrey Weiss	$3,269	$9,757	$10,031	$6,071	$14,857	(f)

Michael L. Goulder	$3,173	$9,757	$6,465	$5,893	$12,035

Steven S. Willensky	$4,123	$9,757	$6,408	$7,658	$12,288

Michael J. Merriman, Jr.	$4,037	—	—	$7,498	$12,649

(a)	Reflects amounts reimbursed for the payment of taxes on income attributed to the officer for the value of universal life insurance premiums paid by American Greetings.

(b)	This column reports (i) company matching contributions (with respect to fiscal 2007) to the named executive officer’s 401(k) savings account under our Profit Sharing and 401(k) Savings Plan of 40% of the first 6% of pay up to the limitations imposed under the Internal Revenue Code; and (ii) profit sharing contributions (with respect to fiscal 2007) under our Profit Sharing and 401(k) Savings Plan of 2.04% of credited compensation.

(c)	This column reports the maximizer and restoration benefits contributed by us (with respect to fiscal 2007) to the named executive officer’s account under the Executive Deferred Compensation Plan. Refer to the discussion of the maximizer and restoration benefits under the “Nonqualified Deferred Compensation for Fiscal 2007” section.

(d)	This column represents premiums paid by American Greetings with respect to universal life insurance polices for the benefit of the named executive officer. Upon termination of employment, each officer may assume his insurance policy, including premium payment obligations, in which case such officer will be entitled to any cash surrender value attributable to the policy.

(e)	This column includes the aggregate incremental cost to American Greetings of the following perquisites or benefits for each named executive officer, none of which individually exceeded the greater of $25,000 or 10% of the total perquisites provided to the named executive officer: the personal use of a company car, purchases of company products at no cost, accidental death and dismemberment insurance, and insurance under a personal liability umbrella policy. From time to time, the named executive officers have used company tickets for sporting events and other entertainment venues with a guest or family member. There was no incremental cost to us for these tickets.

(f)	In addition to the items noted in footnote (e) above, the amount includes the aggregate cost to American Greetings of providing the officer with a fully paid physical medical examination. This benefit was eliminated effective January 1, 2007. Such amount does not exceed the greater of $25,000 or 10% of the total perquisites provided to such officer.

(7)	The amount of the cash incentive paid to Mr. Smith under the Key Management Annual Incentive Plan included in the “Non-Equity Incentive Plan Compensation” column reflects that for the period from March 1, 2006 until October 31, 2006, his incentive was calculated based on a target incentive at the Vice President level (60%), and, due to his promotion, thereafter it was calculated at the Senior Vice President level (70%), in each case based on the salary amount actually earned during such periods.

Grants of Plan-Based Awards in Fiscal 2007

The table below provides the following information about equity and non-equity awards granted to the named executive officers in fiscal 2007: (1) the grant date; (2) the date the grant was approved by our Compensation Committee; (3) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under our Key Management Annual Incentive Plan for the fiscal 2007 performance period; (4) all other option awards, which consist of the number of shares underlying stock options awarded to the named executive officers, (5) the exercise price of the stock option awards, which reflects the closing price of American Greetings’ stock on the date of grant; and (6) the grant date fair value of each equity award computed under SFAS 123(R).

Grants of Plan-Based Awards Table

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (3)		Exercise or Base Price of Option Awards ($/Sh) (3)		Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)

Zev Weiss	N/A 5/15/06	— 4/19/06	$94,800	$395,000	$790,000	—	—	—	—	— 100,000(5)		$	— 22.65		— $416,392

Stephen J. Smith	N/A 5/15/06 12/26/06	— 4/19/06 12/12/06	$35,256	$158,404	$306,808	—	—	—	—	— 8,050 15,000	(6)	$ $	— 22.65 23.98		— $ 30,066 $ 62,003

Jeffrey Weiss	N/A 5/15/06	— 4/19/06	$68,985	$287,438	$574,875	—	—	—	—	— 75,000	(5)	$	— 22.65	$	— 312,295

Michael L. Goulder	N/A 5/15/06	— 4/19/06	$82,537	$343,904	$687,809	—	—	—	—	— 40,250			— $22.65	$	— 150,328

Steven S. Willensky	N/A 5/15/06	— 4/19/06	$82,203	$342,513	$685,025	—	—	—	—	— 40,250			— $22.65	$	— 150,328

Michael J. Merriman, Jr.	N/A 5/15/06	— 4/19/06	$55,593	$231,637	$463,274	—	—	—	—	— 35,000	(7)		— $22.65	$	— 130,720

(1)	Reflects the date on which the option awards were approved by the Compensation Committee. The May 15, 2006 annual stock option grant was set in advance to follow the filing of our Annual Report on Form 10-K. In accordance with our stock option grant policy adopted by the Compensation Committee in September 2006, the December 26, 2006 stock option grant was set in advance to follow our third quarter earnings release. For a description of the stock option grant policy, refer to the description of our option grant program in the “Compensation Discussion and Analysis” section under “Long-Term Incentive Compensation.”

(2)	These columns show the potential value of the payout for each named executive officer under our Key Management Annual Incentive Plan if the threshold, target or maximum goals are satisfied for all of the performance measures. For purposes of (a) the threshold goals we have assumed the officer received the lowest individual performance rating, or an “improvement expected” rating, (b) the target goals we have assumed the officer has achieved the “meets expectations” performance rating, and (c) the maximum goals we have assumed the officer has achieved the highest individual performance rating, or an “exceeds expectations” rating. The amounts are based on the individual’s actual base salary earned during fiscal 2007. The amounts actually paid for fiscal 2007 are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. As described in the “Compensation Discussion and Analysis” section, the total cash incentive that each of Messrs. Zev and Jeffrey Weiss may receive upon achievement of the performance goals was reduced and, in lieu thereof, each of Messrs. Zev and Jeffrey Weiss may earn up to 34,208 and 25,656 performance shares, respectively, upon the achievement of such performance goals. The Key Management Annual Incentive Plan, including the target levels, business measurements, and performance goals, is described in the “Compensation Discussion and Analysis” section under “Key Management Annual Incentive Plan.”

(3)	Except as described in footnote 6 below, the amounts in this column reflect the annual stock option grant made to each named executive officer. The grants to Messrs. Zev and Jeffrey Weiss vest evenly over three years following the date of grant, and the grants to Messrs. Smith, Goulder, Willensky and Merriman vest evenly over two years following the date of grant. All options have an exercise price equal to the closing market price of the Class A common shares on the date of grant. The options provide for reload rights, which rights provide for the automatic grant of additional stock options upon the exercise of stock options using then-owned common shares or other equity awards as payment. The annual stock option grants are described in the “Compensation Discussion and Analysis” section under “Long-Term Incentive Compensation.”

(4)	This column shows the full grant date fair value of stock options under SFAS 123(R) granted to named executive officers in fiscal 2007. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. The fair value shown for option awards are accounted for in accordance with SFAS 123(R). Assumptions used in calculating these amounts are included in footnote 14 to our audited financial statements for fiscal 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2007. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

(5)	Represent options to purchase Class B common shares.

(6)	Reflects the additional stock options granted to Mr. Smith in connection with his promotion to Senior Vice President and Chief Financial Officer. The grant was made to bring Mr. Smith’s option grant level to the target grant level of a Senior Vice President.

(7)	In connection with his resignation as our Senior Vice President and Chief Financial Officer, Mr. Merriman’s unvested stock options, including the 35,000 reflected in this column, were cancelled on November 14, 2006, his vested options were cancelled on February 14, 2007 and Mr. Merriman forfeited any right to receive compensation under our Key Management Annual Incentive Plan. Mr. Merriman was granted additional stock options as a non-employee director on December 26, 2006, which are reflected in the Director Compensation Table included in the “Director Compensation” section.

Employment Agreements

We have entered into agreements with each of our named executive officers. In addition to the matters described below, each of these agreements provide for certain compensation to be paid to the named executive officer following the termination of his employment under certain circumstances. A description of these provisions is contained in the “Potential Payments Upon Termination or Change in Control” section below.

Mr. Zev Weiss’s employment agreement, dated May 1, 1997, provides for an annual base salary of not less than $70,716 plus additional compensation as the Board of Directors, Executive Committee or the Chairman of the Executive Committee may determine. Mr. Zev Weiss’s base salary as of February 28, 2007 was $820,000. Mr. Jeffrey Weiss’s employment agreement, dated June 1, 1991, provides for an annual base salary of not less than $70,000 plus additional compensation as the Board of Directors, Executive Committee or the Chairman of the Executive Committee may determine. Mr. Jeffrey Weiss’s base salary as of February 28, 2007 was $660,000. Mr. Stephen Smith’s employment agreement, dated August 14, 2003, provides for an annual base salary of not less than $175,000 plus additional compensation as the Board of Directors, Executive Committee or the Chairman of the Executive Committee may determine. Mr. Smith’s base salary as of February 28, 2007 was $325,000. Under the terms of their agreements, each of Messrs. Zev and Jeffrey Weiss and Mr. Smith agreed, after leaving American Greetings for any reason, that he will not work, directly or indirectly, for any of our competitors in the United States or Canada for a period of twelve months. The agreements also contain customary confidentiality provisions.

Mr. Michael Goulder’s agreement, dated October 17, 2002, provides for an annual base salary of at least $330,000, which salary may be increased based on Mr. Goulder’s performance. Mr. Goulder’s base salary as of February 28, 2007 was $433,319. Mr. Steven Willensky’s agreement, dated September 9, 2002, provides for an annual base salary of at least $335,000, which salary may be increased based on Mr. Willensky’s performance. Mr. Willensky’s base salary as of February 28, 2007 was $432,218. During their employment, each agreement provides that Messrs. Goulder and Willensky will be entitled to participate in our Key Management Annual Incentive Plan at the Senior Vice President level; our stock option plan at the Senior Vice President level with at least 10,000 options to be granted annually; our flexible benefits program; and the Profit Sharing and 401(k) Savings Plan. Messrs. Goulder and Willensky are also entitled to receive other benefits normally provided to other Senior Vice Presidents including use of a company car. Under the terms of their respective employment agreements, each of Messrs. Goulder and Willensky also received two supplemental option grants in connection with their hiring. Each of Messrs. Goulder and Willensky received an option grant to purchase 20,000 Class A common shares, with 15,000 of the options vesting one year from the date of grant and 5,000 of the options vesting two years from the date of grant. They also received an option grant to purchase 40,000 Class A common shares that were to vest on the earlier of the fourth anniversary of the date of grant or upon our stock price trading at specified levels. Because these prices were not reached, all of these options vested during fiscal 2007, the fourth anniversary of their date of grant. As a result, in accordance with SFAS 123(R), the amounts reported in the Summary Compensation Table under the “Option Awards” column for Messrs. Goulder and Willensky reflect that, for financial statement reporting purposes, in fiscal 2007 we recognized a portion of the supplemental stock option grants to purchase 40,000 Class A common shares.

The benefits that the named executive officers will receive upon a termination of their employment or a change in control are discussed below under “Potential Payments Upon Termination or Change in Control.” A description of the terms of stock options and performance shares awarded to our named executive officers is included in the “Compensation Discussion and Analysis” section.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on the holdings of stock option and stock awards by the named executive officers as of February 28, 2007. This table includes unexercised and unvested stock option awards; unvested shares of restricted stock; and unvested performance shares with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each unvested grant is shown in the footnotes to this table, based on the option or stock award grant date. Except as otherwise noted, the options represent options to purchase our Class A common shares. The market value of the stock awards is based on the closing market price of American Greetings’ Class A common shares as of February 28, 2007, which was $23.38. The performance shares are subject to specified performance objectives over the performance period. The market value as of February 28, 2007, shown below, assumes the satisfaction of these objectives.

In connection with his resignation as our Senior Vice President and Chief Financial Officer, Mr. Merriman’s stock options were cancelled. As a result, Mr. Merriman held no stock options or other equity awards as a named executive officer as of February 28, 2007. Mr. Merriman was granted additional stock options as a non-employee director on December 26, 2006, which are reflected in the Director Compensation Table in the “Director Compensation” section.

Outstanding Equity Awards Table

	Option Awards								Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options That Are Exercisable (#)	Number of Securities Underlying Unexercised Options That Are Not Exercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Zev Weiss	05/23/97		7,200				$34.50	05/23/07	05/12/05	28,571	(8)	$667,990
	03/01/99		12,000				$23.56	03/01/09	08/02/05				68,416	(9)	$1,599,566	(9)
	03/03/03		33,334				$13.15	03/03/13
	04/02/04		7,081				$22.26	04/04/11
	04/02/04	(1)	5,694				$22.26	04/04/11
	05/03/04	(1)	33,333	33,333	(2)		$20.51	05/03/14
	05/16/05	(1)	33,334	66,666	(3)		$24.73	05/16/15
	07/06/05	(1)	25,473				$26.34	05/03/14
	05/15/06	(1)		100,000	(4)		$22.65	05/15/16

	Option Awards								Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options That Are Exercisable (#)	Number of Securities Underlying Unexercised Options That Are Not Exercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Stephen J. Smith	04/28/03		7,000				$14.45	04/28/13
	05/03/04		7,700				$20.51	05/03/14
	05/16/05		4,375	4,375	(5)		$24.73	05/16/15
	05/15/06			8,050	(6)		$22.65	05/15/16
	12/26/06			15,000	(6)		$23.98	12/26/16

Jeffrey Weiss	01/26/98		4,500				$41.94	01/26/08	05/12/05	21,429	(8)	$501,010
	03/01/99		30,000				$23.56	03/01/09	08/02/05				51,312	(9)	$1,199,675	(9)
	03/03/03		25,000				$13.15	03/03/13
	04/02/04	(1)	5,215				$22.26	04/04/11
	05/03/04	(1)	36,500	25,000	(2)		$20.51	05/03/14
	05/16/05	(1)	25,000	50,000	(3)		$24.73	05/16/15
	07/06/05	(1)	10,317				$26.34	05/03/14
	05/15/06	(1)		75,000	(7)		$22.65	05/15/16

Michael L. Goulder	11/25/02		60,000				$15.76	11/25/12
	03/03/03		10,000				$13.15	03/03/13
	05/03/04		22,000				$20.51	05/03/14
	07/26/04		13,000				$22.82	07/26/14
	05/16/05		21,875	21,875	(5)		$24.73	05/16/15
	05/15/06			40,250	(6)		$22.65	05/15/16

Steven S. Willensky	11/25/02		60,000				$15.76	11/25/12
	03/03/03		10,000				$13.15	03/03/13
	05/03/04		22,000				$20.51	05/03/14
	07/26/04		13,000				$22.82	07/26/14
	05/16/05		17,500	17,500	(5)		$24.73	05/16/15
	05/15/06			40,250	(6)		$22.65	05/15/16

(1)	Represents options to purchase Class B common shares.
(2)	These options vest on the third anniversary date of grant.
(3)	50% of these options will vest on each of the second and third anniversary dates of grant.
(4)	34% of the options vest on the first anniversary date of grant, and 33% vest on each of the second and third anniversary dates of grant.
(5)	These options will vest on the second anniversary date of grant.
(6)	50% of these options vest on each of the first and second anniversary dates of grant.
(7)	These options will vest with respect to 25,000 shares on each of the first, second and third anniversary dates of grant.
(8)	Represent restricted Class B common shares, which vest in full on May 12, 2008. Messrs. Zev and Jeffrey Weiss are entitled to voting rights and dividends paid on the restricted Class B common shares.
(9)	Represent unearned performance shares outstanding as of February 28, 2007, which are subject to specified performance goals over the performance period. The market value as of February 28, 2007, shown above assumes the satisfaction of the goals at the maximum level. Of the amount shown, on April 20, 2007, Messrs. Zev and Jeffrey Weiss each earned (vested in) 34,208 and 25,656 performance Class B common shares, respectively, which represent the maximum number of shares that they may earn with respect to fiscal 2007. The remaining amount may be earned for performance during fiscal 2008 or, if not earned then during fiscal 2009 and 2010. Further detail on the performance share awards is included in the “Compensation Discussion and Analysis” section under “Key Management Annual Incentive Plan.”

Option Exercises and Stock Vested in Fiscal 2007

The following table provides information for the named executive officers on the number of shares acquired upon the vesting of stock during fiscal 2007 and the value realized, each before payment of any applicable withholding tax. None of the named executive officers exercised stock options during fiscal 2007.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Zev Weiss	—	—	39,845(1)	$886,870

Stephen J. Smith	—	—	—	—

Jeffrey Weiss	—	—	29,883(2)	$665,136

Michael L. Goulder	—	—	—	—

Steven S. Willensky	—	—	—	—

Michael J. Merriman, Jr.	—	—	—	—

(1)	Includes (a) 5,637 deferred Class B common shares that were awarded in fiscal 2005 and vested and were issued to Mr. Zev Weiss on May 12, 2006, and (b) 34,208 Class B performance shares that were earned and issued to Mr. Zev Weiss on August 2, 2006 relating to fiscal 2006 performance. Mr. Weiss elected to defer receipt of all of these shares under our Executive Deferred Compensation Plan. During the deferral period, Mr. Weiss will be credited with dividend equivalents in the form of Class B common shares and at the end of the deferral period, Mr. Weiss will only be entitled to receive the shares, together with any dividend equivalents issued with respect thereto.

(2)	Includes (a) 4,227 deferred Class B common shares that were awarded in fiscal 2005 and vested and were issued to Mr. Jeffrey Weiss on May 12, 2006, and (b) 25,656 Class B performance shares that were earned and issued to Mr. Jeffrey Weiss on August 2, 2006 relating to fiscal 2006 performance. Mr. Weiss elected to defer receipt of all of these shares under our Executive Deferred Compensation Plan. During the deferral period, Mr. Weiss will be credited with dividend equivalents in the form of Class B common shares and at the end of the deferral period, Mr. Weiss will only be entitled to receive the shares, together with any dividend equivalents issued with respect thereto.

Pension Benefits in Fiscal 2007

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under our Supplemental Executive Retirement Plan based on the assumptions described in footnote one.

The Supplemental Executive Retirement Plan provides retirement benefits to officers at the Vice President level and above named as participants by the Board, which currently includes the named executive officers and all of our other executive officers. As of February 28, 2007, there were 27 actively employed participants in the Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan is designed to provide benefits that are competitive with those offered by other comparable companies, while requiring a meaningful tenure as an officer before a participant is eligible to receive benefits. Accordingly, to have a vested benefit in the Supplemental Executive Retirement Plan, a participant must have at least ten years of service with us, five of which must be as a participant in the plan.

A Supplemental Executive Retirement Plan participant with a vested benefit who retires at 65, which is considered normal retirement, will receive 1% of final average compensation for each year of service with us, up to a maximum of 20%. Therefore, a participant who retires at age 65 with twenty years of service (at least five of which are as a participant) will receive 20% of final average compensation annually for life. Participants with a vested benefit who terminate service with us after attaining the age of 55 can receive that benefit prior to 65; however, benefits received prior to age 65 are reduced by .24% for each month prior to age 65. A participant with a vested benefit will also be entitled to benefits upon attaining the age of 55 if the participant separates from American Greetings prior to age 55 but after his or her 45th birthday, and he or she (1) is unilaterally terminated by American Greetings; (2) is among a class of executives who are no longer eligible to participate in the Supplemental Executive Retirement Plan; (3) is demoted to a class not eligible to participate in the Supplemental Executive Retirement Plan; or (4) separates after a change in control of American Greetings occurs. Final average compensation under the Supplemental Executive Retirement Plan is defined as the average of the two highest years of annual compensation during the participant’s employment. Annual compensation is defined as actual annual base salary paid to the participant (calculated on a calendar year basis rather than on a fiscal year basis as salary is calculated for purposes of the Summary Compensation Table) plus the incentive that would have been paid under any annual incentive plan then in effect if the participant had been paid exactly 50% of his or her target incentive compensation. As a result of limiting the incentive compensation component to 50% of target compensation for purpose of determining pensionable bonus, the current covered compensation under the Supplemental Executive Retirement Plan for purposes of the calculations set forth in the table below for Messrs. Zev Weiss, Jeffrey Weiss, Smith, Goulder and Willensky were $1,140,000, $895,375, $451,849, $791,405 and $756,874, respectively. Benefits are payable in a single life annuity form, provided that benefits will be payable to the participant’s beneficiary in the event of the participant’s death until a total of 180 monthly payments have been made under the Supplemental Executive Retirement Plan to or on behalf of such participant. Benefits are not subject to offset for Social Security or other payments.

None of the named executive officers are vested in the Supplemental Executive Retirement Plan as of February 28, 2007. We do not have a policy for granting extra pension service but may do so based on individual situations on very rare occasions.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Zev Weiss	American Greetings Supplemental Executive Retirement Plan	15	$449,282	—
Stephen J. Smith	American Greetings Supplemental Executive Retirement Plan	4	$38,297	—
Jeffrey Weiss	American Greetings Supplemental Executive Retirement Plan	19	$528,842	—
Michael L. Goulder	American Greetings Supplemental Executive Retirement Plan	4	$97,620	—
Steven S. Willensky	American Greetings Supplemental Executive Retirement Plan	4	$128,384	—
Michael J. Merriman, Jr.(2)	American Greetings Supplemental Executive Retirement Plan	1	—	—

(1)	The accumulated benefit is based on service and compensation, as described above, considered by the plan for the period through February 28, 2007. The present value has been calculated assuming the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in footnote 12 to our audited financial statements for fiscal 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2007.

(2)	Upon his resignation as our Senior Vice President and Chief Financial Officer, Mr. Merriman’s participation in the Supplemental Executive Retirement Plan terminated.

Nonqualifed Deferred Compensation for Fiscal 2007

Officers at the Vice President level and above, including the named executive officers may participate in our Executive Deferred Compensation Plan and defer all or a portion of their base salary and any cash incentive that they receive under the Key Management Annual Incentive Plan. In addition, the Internal Revenue Service places a limit on the compensation that can be used for contributions to a qualified retirement plan such as the 401(k) component of our Profit Sharing and 401(k) Savings Plan. As a result, officers at the Vice President level and above, including the named executive officers, are permitted to contribute more than the statutory maximum ($15,000 for 2006) under the 401(k) component of our Profit Sharing and 401(k) Savings Plan, and receive a corresponding match on the additional contributions (40% of the first 6% of compensation deferred). We refer to these contributions in excess of the statutory maximum and the associated company match as the “maximizer benefit.” Similarly, our executives at the Vice President level and above, which includes our named executive officers, receive an additional profit sharing contribution, based on that portion of the executive’s base salary that exceeds the statutory compensation limits ($220,000 for 2006), which we refer to as the “restoration benefit.” The restoration benefit is calculated by determining the amount of profit sharing contributions made to all employees, expressed as a percentage of compensation, and multiplying that by a portion of the executive’s compensation in excess of the compensation limit imposed by the profit sharing plan. Any maximizer benefit or restoration benefit is credited to the officers account in the Executive Deferred Compensation Plan. Any such compensation that is deferred into the Executive Deferred Compensation Plan is credited to the officer’s account and invested at the officer’s direction in one or more of the following mutual funds: PRIMECAP Fund Investor Shares, Wellington Fund Investor Shares, Vanguard 500 Index Investor Shares, and Vanguard Prime Money Market Fund. The named executive officer’s earnings and account balance reflected below with respect to such deferred cash compensation is based on the return on the mutual funds in which the officer is invested.

Under our 1997 Equity and Performance Incentive Plan and our Executive Deferred Compensation Plan, executives may defer all or a portion of earned and vested equity awards. Any such awards that are deferred must be held in share equivalents of American Greetings. Each participant is credited with dividend equivalents with respect to any dividends paid on American Greetings common shares during the deferral period. The deferred shares, together with dividend equivalents, will be paid to the officer in the form of shares at the end of their deferral period. The named executive officer’s earnings and account balance reflected below with respect to deferred American Greetings shares are based on the annual return on such shares and the value of such shares as of February 28, 2007.

The payment of a named executive officer’s benefits under our Executive Deferred Compensation Plan will begin within thirty days after the earlier of:

•	the expiration of the deferral period provided under the named executive officer’s deferral;

•	the date that he incurs an unforeseeable emergency;

•	the date that he terminates service with us for any reason;

•	the date his service is terminated by us for any reason other than cause; or

•

the date that he incurs a separation from service, which means an officer’s termination from employment with us as a result of the officer’s death, permanent and total disability, retirement or other such termination of employment.

If the named executive officer is terminated by us for cause, no benefits will be payable to the named executive officer other than amounts representing negotiated contributions as determined under the agreement that is in effect for each plan year and earnings thereon. If a named executive officer incurs an unforeseeable emergency, the early withdrawal of benefits is limited to the amount necessary to meet the emergency. In the case of any distribution payable as a result of a separation from service by a named executive officer, the distribution will begin no earlier than six months from the date of the separation from service, or if earlier, the date of the named executive officer’s death.

Nonqualifed Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)

Zev Weiss	$958,052	(3)	$14,266	$11,543	—	$1,019,194

Stephen J. Smith	—		$4,906	$610	—	$5,516

Jeffrey Weiss	$717,789	(3)	$11,866	$15,083	—	$794,635

Michael L. Goulder	$10,587	(4)	$9,526	$5,756	—	$60,336

Steven S. Willensky	$191,008	(5)	$9,635	$41,435	—	$453,905

Michael J. Merriman, Jr.	$109,862	(6)	—	$4,420	—	$114,281

(1)	Reflects the maximizer and restoration benefit contributions made by us and credited to the account of the named executive officers in fiscal 2007. See footnote 6 to the Summary Compensation Table for the maximizer and restoration benefits related to fiscal 2007 that will be credited in fiscal 2008.

(2)	Reflects earnings on each type of deferred compensation listed above. The earnings are calculated based on (a) the total number of units credited to the account multiplied by the price of American Greetings commons shares or the applicable mutual fund as of February 28, 2007, less the (b) total number of units credited to the account multiplied by the price of American Greetings common shares or the applicable mutual fund as of February 28, 2006. No portion of these earnings were included in the Summary Compensation Table because there were no “above-market” or preferential earnings as defined in applicable rules of the Securities and Exchange Commission.

(3)	Represents 39,845 and 29,883 Class B common shares in which each of Messrs. Zev and Jeffrey Weiss vested in fiscal 2007, respectively. These amounts are included in the table in the “Option Exercises and Stock Vested in Fiscal 2007” section, but are not included in the Summary Compensation Table because they relate to prior year performance. With respect to 5,637 and 4,227 of the shares for each of Messrs. Zev and Jeffrey Weiss, respectively, these amounts were reported as “Long Term Compensation” in our 2005 proxy statement, and with respect to the remainder of the shares, were reported as “Bonus” in our 2006 proxy statement. The remainder of the amount reported represents $27,000 and $19,500 for each of Messrs. Zev and Jeffrey Weiss, respectively, relating to their employee contributions under the maximizer benefit, which are included in the “Salary” column of the Summary Compensation Table above.

(4)	Represents employee contributions under the maximizer benefit, which is included in the “Salary” column of the Summary Compensation Table above.

(5)	Of the amount reported, $56,513 represents salary deferrals and employee contributions under the maximizer benefit, which is included in the “Salary” column of the Summary Compensation Table above. The remainder represents contributions made during fiscal 2007 relating to incentives paid under the Key Management Annual Incentive Plan for fiscal 2006, which was paid in May 2006 and is reflected as “Bonus” in our 2006 proxy statement.

(6)	Of the amount reported, $5,975 represents employee contributions under the maximizer benefit, which is included in the “Salary” column of the Summary Compensation Table above. The remainder represents contributions made during fiscal 2007 relating to incentives paid under the Key Management Annual Incentive Plan for fiscal 2006, which was paid in May 2006. Mr. Merriman was not a named executive officer in fiscal 2006, as a result, this amount was not reported in our 2006 proxy statement.

Potential Payments Upon Termination or Change in Control

We do not offer separate change in control agreements for our officers. However, we provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment and upon a change in control, as described below. These benefits are in addition to benefits generally available to all salaried employees.

Employment Agreements. Pursuant to their employment agreements, dated May 1, 1997 and June 1, 1991, respectively, if each of Messrs. Zev or Jeffrey Weiss, as applicable, is terminated by us for any reason other than a gross violation of his obligations to us, we must pay him a continuing salary at a rate of the highest base salary paid to him during the preceding six-months for a period equivalent to one-half month for each year of his employment with us, but in no event will such payment be less than three months or greater than twelve months. The agreements each contain a customary confidentiality provision and prohibit Messrs. Zev or Jeffrey Weiss, as applicable, from working for any of our competitors in the United States or Canada for a period of twelve months following their employment with us. In addition, if Messrs. Zev or Jeffrey Weiss, as applicable, sign a waiver and release agreement at the time of his termination of employment, he will receive the greater of the benefits provided in his employment agreement or the benefits provided under our American Greetings Severance Benefits Plan (Officers), which is described in greater detail below under “Severance Benefits Plan.”

Pursuant to his employment agreement, dated April 14, 2003, if Mr. Stephen Smith is terminated by us for any reason other than a gross violation of his obligations to us, we are required to pay him the highest base salary paid to him during the preceding six months for a period of twelve months. The agreement contains a customary confidentiality provision and prohibits Mr. Smith from working for any of our competitors in the United States or Canada for a period of twelve months following his employment with us. In addition, if Mr. Smith signs a waiver and release agreement at the time of his termination of employment, he will receive the greater of the benefits provided in his employment agreement or the benefits provided under our American Greetings Severance Benefits Plan (Officers) described below.

Messrs. Willensky and Goulder each have an agreement with us, dated September 12, 2002 and October 17, 2002, respectively. Each agreement provides that if, as applicable, (1) he is involuntarily terminated for reasons other than a gross violation of his obligations to us; (2) his duties are reduced to a position below that of a Senior Vice President; or (3) there is a change of control in our ownership, Messrs. Willensky or Goulder, as applicable, will be entitled to:

•	twelve months base salary at the salary in effect at the time of separation, which will not be less than $335,000, in the case of Mr. Willensky, and $330,000, in the case of Mr. Goulder;

•

if he has completed six months of active employment in the fiscal year of separation, continued participation in our Key Management Annual Incentive Plan for that fiscal year, which, in the case of Mr. Willensky, will be at the Senior Vice President level and, in the case of Mr. Goulder, will be the job level at the time of separation, with the payout based on the actual payout percentage earned and base salary earnings for the fiscal year up to the separation date;

•

continued vesting of any stock options that would otherwise vest during the twelve months following termination and the ability to exercise any vested options for up to 90 days following the end of the twelve months following termination;

•	participation in our health care and life insurance programs for twelve months following termination (at premiums and rates otherwise available to active employees); and

•	continued use of a company car for 90 days after his termination (all other executive officers receive continued use of a company car for 30 days following termination by us without cause).

In connection with Mr. Merriman’s resignation as our Senior Vice President and Chief Financial Officer in November 2006, we did not incur any severance obligations or early termination penalties. Mr. Merriman will receive a lump sum payment six months from the date of his resignation from our Executive Deferred Compensation Plan, which represents his negotiated contributions, our contributions on his behalf and the earnings on both of the foregoing contributions, which if paid on February 28, 2007 would have been $114,281. In addition, Mr. Merriman may elect to continue the premium payments under the universal life insurance policy we provided to him or surrender the policy for its cash surrender value of $2,805.

Severance Benefits Plan. The American Greetings Severance Benefits Plan (Officers) provides severance benefits to our U.S. executive officers who lose their positions involuntarily other than as a result of a gross violation of their obligations to us. Upon a change in control there is no payment to an officer unless there is a subsequent termination due to the fact that the officer is not offered a comparable position. If an officer does not sign a waiver and release agreement at the time of termination, the officer will receive one-half of one month’s base salary (exclusive of bonus, commission or other incentives). If an officer signs a waiver and release agreement at the time of termination, the officer will receive (a) one month’s base salary (exclusive of bonus, commission or other incentives) for each year of continuous service completed with us, with a minimum total benefit of at least twelve months and a maximum total benefit of 24 months and (b) outplacement services for six months to assist the officer in seeking employment. In addition, each officer will receive continued health care coverage concurrently with COBRA in the plan in which the officer was enrolled at the time of termination, at the employee payroll deduction rate through the end of the applicable severance period and we will deduct the monthly premium from the severance payment. We will make the severance payments on a monthly basis or in a lump sum, at our discretion. Messrs. Willensky and Goulder do not participate in the American Greetings Severance Benefits Plan (Officers) and receive severance according to the terms of their agreements described above.

Supplemental Executive Retirement Plan. The named executive officers participate in our Supplemental Executive Retirement Plan, which is described above under “Pension Benefits in Fiscal 2007.” As a result of certain age and length of employment requirements set forth in our Supplemental Executive Retirement Plan, our named executive officers’ benefits under the plan have not vested and the only benefits that our named executive officers are currently eligible to receive under the plan are benefits in the event of their disability. If a named executive officer becomes disabled and is eligible for and receiving benefits under our Long-Term Disability Plan, the named executive officer may begin receiving a disability retirement benefit under the Supplemental Executive Retirement Plan on the later of the first day of the month coinciding with or next following: (a) the date the named executive officer stops receiving benefit payments under the Long-Term Disability Plan and (b) the date the named executive officer reaches age 65 or the date the named executive officer is found to have qualified for a disability as defined under Section 409A of the Internal Revenue Code. The benefit payable to a named executive officer will be his accrued benefit determined as of the date he began receiving benefits under the Long-Term Disability Plan. If the named executive officer is not eligible to receive benefits under our Long-Term Disability Plan, his accrued benefit will be determined as of the date he is determined to have a 409A disability.

Limitations on Benefits. During a named executive officer’s participation in the Supplemental Executive Retirement Plan and for a period of two years following the date he separates from employment with us, each named executive officer must comply with certain obligations, including confidentiality, non-solicitation and non-disparagement obligations, obligations to disclose business opportunities to us, and obligations to refrain from engaging in criminal conduct. If a named executive officer violates one or more of the foregoing items, he will immediately forfeit any and all rights to benefits under the plan. In addition, for a period of ten years following the date a named executive officer separates from employment with us, he must (a) refrain from engaging in certain competitive activities; (b) provide consulting services to us upon our request; and (c) not commence or threaten to commence an action seeking recovery of a benefit under the plan that has been completely or partially denied or to enforce the terms of the plan without first signing a confidentiality agreement regarding the claim. If the named executive officer violates one or more of the foregoing items, we will not be required to pay any benefits to him. Under the plan, each named executive officer must assign and transfer to us any and all discoveries, inventions and improvements that he has conceived, or may make, conceive, acquire or suggest, whether solely or jointly with others during his employment by us, and which relate to any subject matter within the field in which he provides personal services to us and involves the use of resources belonging to us.

Committee Discretion to Impose Lesser Sanctions. If the Compensation and Management Development Committee determines that the financial impact on us from a violation of any of the requirements set forth in the “Limitations on Benefits” described above is expected to be less than $250,000 in the aggregate, in lieu of the complete forfeiture of the named executive officer’s benefit the Committee may impose a limited monetary sanction equal to the lesser of (a) one-half of the present value of his benefit under the plan (determined as of the date of the violation) or (b) $100,000, as a set off against the plan benefit otherwise payable.

Executive Deferred Compensation Plan. The named executive officers participate in our Executive Deferred Compensation Plan described above under “Nonqualified Deferred Compensation for Fiscal 2007.” Please see the narrative and the table in that section for information regarding the circumstances in our Executive Deferred Compensation Plan that will trigger payments or the provision of benefits and the calculation of those benefits.

Key Management Annual Incentive Plan. The named executive officers participate in our Key Management Annual Incentive Plan. Please see the “Key Management Annual Incentive Plan” section in “Compensation Discussion and Analysis” section for a more detailed description of our Key Management Annual Incentive Plan. If Messrs. Zev Weiss, Stephen Smith or Jeffrey Weiss voluntarily or involuntarily leaves us before the completion of a plan year, which coincides with our fiscal year, the officer will forfeit his award for that fiscal year. Pursuant to their employment agreements, if Messrs. Willensky or Goulder separates from employment with us under certain circumstances and have completed six months of active employment in that fiscal year of separation, the officer will receive a payment based on his earnings for that portion of the fiscal year. If a named executive officer’s employment with us ends during a plan year because the named executive officer (a) elects to retire after age 60; (b) takes a leave of absence; or (c) suffers a permanent disability or dies, the incentive payout will be prorated to the nearest full month based on the actual period the officer participated in the plan during the fiscal year.

Equity Incentive Plans. Mr. Zev Weiss has one or more grants of options outstanding under our American Greetings Corporation 1996 Employee Stock Option Plan. Each of our named executive officers has one or more grants of options outstanding under our American Greetings Corporation 1997 Equity and Performance Incentive Plan.

According to the terms of each stock option agreement under our 1996 Employee Stock Option Plan and under our 1997 Equity and Performance Incentive Plan, all options become immediately exercisable in full if the named executive officer dies, becomes permanently disabled or incompetent, or has ten or more years of continuous service with us and terminates employment at age 65, and on any other grounds as the Compensation and Management Development Committee may determine in its sole discretion. In addition, options granted to our named executive officers terminate on the earliest of the following dates: (a) ten years from the date of grant; (b) nine months from the date of permanent disability or incompetence of the named executive officer if the same was the cause of, or occurred within three months after, termination of the named executive officer’s employment with us; (c) immediately on the date of any act by the officer that is intentionally committed and materially inimical to our interests; or (d) three months from the date of termination of employment in all other cases.

Under the terms of restricted share grant agreements and performance share grant agreements that we have entered into with each of Messrs. Zev and Jeffrey Weiss, all of the restricted stock and performance shares not otherwise previously vested, earned or forfeited will be deemed vested or earned, as applicable, and shall be issued upon (a) our change in control (as defined in our 1997 Equity and Performance Incentive Plan, a copy of which is attached as Exhibit 10 to our Form S-8 (Registration No. 333-121982) filed on January 12, 2005); (b) the named executive officer’s death or disability (as defined in our 1997 Equity and Performance Incentive Plan); or (c) a termination without cause, which includes their resignation for good reason. Any of the performance shares not earned as of the end of the performance period will be forfeited. Each of the terms “disabled” and “without cause” are defined in the respective restricted share grant agreements (the form of which is attached as Exhibit 10(xxxii) to our Annual Report on Form 10-K for fiscal 2005) and performance share grant agreements (copies of which are attached as Exhibits 10.7 and 10.8 to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2005) of each of Messrs. Zev and Jeffrey Weiss.

Life Insurance Benefits. For a description of the executive life insurance that provides coverage to the named executive officers, see footnote 6 to the above Summary Compensation Table. We provide this coverage, together with any associated tax reimbursement, for six months following the termination of an executive officer by us without cause. We provide each named executive officer with accidental death and dismemberment insurance, which entitles the beneficiaries of each named executive officer to receive supplemental accidental death and dismemberment proceeds in an amount equal to the lesser of (1) three times his annual salary or (2) $3 million, subject to a minimum of $250,000 for each named executive officer.

Quantitative Disclosure. The tables below reflect the amount of compensation that would be paid to each of the named executive officers in the event of termination of such executive’s employment or following a change in control. The amounts shown assume that such termination was effective as of February 28, 2007, and thus includes amounts earned through such date. The actual amounts to be paid out can only be determined at the time of such executive’s actual separation. As necessary for purposes of calculations, we have used the closing price of our Class A common shares on the New York Stock Exchange on February 28, 2007, which was $23.38. The amounts shown do not include benefits and payments that are generally available to all employees on a non-discriminatory basis.

Zev Weiss (Chief Executive Officer)

Benefits and Payments	Resignation Without Good Reason	Resignation With Good Reason	Termination by us Without Cause		Termination by us for Cause	Termination Following Change in Control		Change in Control (no termination)	Death	Disability		Early Retirement (Rule of 65)

Base Salary	—	—	$956,667	(1)	—	$956,667	(1)	—	—	—		—

Key Management Annual Incentive Plan(2)	$518,082	$518,082	$518,082		$219,541	$518,082		—	$518,082	$518,082		$518,082
Performance Shares	—	$1,599,566	$1,599,566		—	$1,599,566		$1,599,566	$1,599,566	$1,599,566		—
Restricted Stock	—	$677,990	$677,990		—	$677,990		$677,990	$677,990	$677,990		—
Stock Options	—	—	—		—	—		—	$168,666	$168,666		—
Supplemental Executive Retirement Plan	—	—	—		—	—		—	—	$449,282	(3)	—
Deferred Compensation	$1,019,194	$1,019,194	$1,019,194		$990,722	$1,019,194		—	$1,019,194	$1,019,194		$1,019,194
Health Care	—	—	$9,524		—	$9,524		—	—	—		—
Life Insurance Proceeds(4)	—	—	—		—	—		—	$4,560,000	—		—
Outplacement Services	—	—	$15,000	(5)	—	$15,000	(5)	—	—	—		—
Life Insurance Premiums(6)	—	—	$4,786		—	$4,786		—	—	—		—
Company Car	—	—	$957		—	$957		—	—	—		—

Total	$1,537,276	$3,814,832	$4,801,766		$1,210,263	$4,801,766		$2,277,556	$8,543,498	$4,432,780		$1,537,276

Stephen J. Smith (Senior Vice President and Chief Financial Officer)

Benefits and Payments	Resignation Without Good Reason	Resignation With Good Reason	Termination by us Without Cause		Termination by us for Cause	Termination Following Change in Control		Change in Control (no termination)	Death	Disability		Early Retirement (Rule of 65)

Base Salary	—	—	$325,000		—	$325,000		—	—	—		—

Key Management Annual Incentive Plan(2)	$205,811	$205,811	$205,811		$82,463	$205,811		—	$205,811	$205,811		$205,811
Stock Options	—	—	—		—	—		—	$5,877	$5,877		—
Supplemental Executive Retirement Plan	—	—	—		—	—		—	—	$38,297	(3)	—
Deferred Compensation	$5,516	$5,516	$5,516		—	$5,516		—	$5,516	$5,516		$5,516
Health Care	—	—	$8,239		—	$8,239		—	—	—		—
Life Insurance Proceeds(4)	—	—	—		—	—		—	$1,633,000	—		—
Outplacement Services	—	—	$15,000	(5)	—	$15,000	(5)	—	—	—		—
Life Insurance Premiums(6)	—	—	$1,928		—	$1,928		—	—	—		—
Company Car	—	—	$845		—	$845		—	—	—		—

Total	$211,327	$211,327	$562,339		$82,463	$562,339		—	$1,850,204	$255,501		$211,327

Jeffrey Weiss (President and Chief Operating Officer)

Benefits and Payments	Resignation Without Good Reason	Resignation With Good Reason	Termination by us Without Cause		Termination by us for Cause	Termination Following Change in Control		Change in Control (no termination)	Death	Disability		Early Retirement (Rule of 65)
Base Salary	—	—	$990,000	(1)	—	$990,000	(1)	—	—	—		—
Key Management Annual Incentive Plan(2)	$377,003	$377,003	$377,003		$159,758	$377,003		—	$377,003	$377,003		$377,003
Performance Shares	—	$1,199,675	$1,199,675		—	$1,199,675		$1,199,675	$1,199,675	$1,199,675		—
Restricted Stock	—	$501,010	$501,010		—	$501,010		$501,010	$501,010	$501,010		—
Stock Options	—	—	—		—	—		—	$126,500	$126,500		—
Supplemental Executive Retirement Plan	—	—	—		—	—		—	—	$528,842	(3)	—
Deferred Compensation	$794,635	$794,635	$794,635		$744,016	$794,635		—	$794,635	$794,635		$794,635
Health Care	—	—	$10,925		—	$10,925		—	—	—		—
Life Insurance Proceeds(4)	—	—	—		—	—		—	$3,705,000	—		—
Outplacement Services	—	—	$15,000	(5)	—	$15,000	(5)	—	—	—		—
Life Insurance Premiums(6)	—	—	$4,671		—	$4,671		—	—	—		—
Company Car	—	—	$910		—	$910		—	—	—		—

Total	$1,171,638	$2,872,323	$2,903,829		$903,773	$2,903,829		$1,700,685	$6,703,823	$3,527,665		$1,171,638

Michael L. Goulder (Senior Vice President and Executive Supply Chain Officer)

Benefits and Payments	Resignation Without Good Reason	Resignation With Good Reason	Termination by us Without Cause	Termination by us for Cause	Termination Following Change in Control	Change in Control (no termination	Death	Disability		Early Retirement (Rule of 65)
Base Salary	—	—	$433,319	—	$433,319	—	—	—		—
Key Management Annual Incentive Plan(2)	$519,846	$519,846	$519,846	$192,142	$519,846	—	$519,846	$519,846		$519,846
Stock Options	—	$14,691	$14,691	—	$14,691	—	$29,383	$29,383		—
Supplemental Executive Retirement Plan	—	—	—	—	—	—	—	$97,620	(3)	—
Deferred Compensation	$60,336	$60,336	$60,336	$49,707	$60,336	—	$60,336	$60,336		$60,336
Health Care	—	—	$7,308	—	$7,308	—	—	—		—
Life Insurance Proceeds(4)	—	—	—	—	—	—	$2,598,957	—		—
Life Insurance Premiums(6)	—	$10,248	$10,248	—	$10,248	—	—	—		—
Company Car	—	$2,677	$2,677	—	$2,677	—	—	—		—

Total	$580,182	$607,798	$1,048,425	$241,849	$1,048,425	—	$3,208,522	$707,185		$580,182

Steven S. Willensky (Senior Vice President and Executive Sales and Marketing Officer)

Benefits and Payments	Resignation Without Good Reason	Resignation With Good Reason	Termination by us Without Cause	Termination by us for Cause	Termination Following Change in Control	Change in Control (no termination)	Death	Disability		Early Retirement (Rule of 65)
Base Salary	—	—	$432,218	—	$432,218	—	—	—		—
Key Management Annual Incentive Plan(2)	$449,240	$449,240	$449,240	$190,369	$449,240	—	$449,240	$449,240		$449,240
Stock Options	—	$14,691	$14,691	—	$14,691	—	$29,383	$29,383		—
Supplemental Executive Retirement Plan	—	—	—	—	—	—	—	$128,384	(3)	—
Deferred Compensation	$453,905	$453,905	$453,905	$438,646	$453,905	—	$453,905	$453,905		$453,905
Health Care	—	—	$3,178	—	$3,178	—	—	—		—
Life Insurance Proceeds(4)	—	—	—	—	—	—	$2,592,654	—		—
Life Insurance Premiums(6)	—	$13,203	$13,203	—	$13,203	—	—	—		—
Company Car	—	$2,717	$2,717	—	$2,717	—	—	—		—

Total	$903,145	$933,756	$1,369,152	$629,015	$1,369,152	—	$3,525,182	$1,060,912		$903,145

(1)	Assumes that the named executive officer signed the requisite waiver and release agreement contemplated by the American Greetings Severance Benefit Plan (Officers) as described above, entitling him to 14 months of severance in the case of Mr. Zev Weiss and 18 months of severance in the case of Mr. Jeffrey Weiss. If the officer does not sign such waiver and release agreement, he would have been entitled to receive seven months in the case of Mr. Zev Weiss and nine months in the case of Mr. Jeffrey Weiss, in accordance with their employment agreements.

(2)	If Messrs. Zev Weiss, Stephen Smith or Jeffrey Weiss voluntarily or involuntarily leaves us before the completion of a plan year, which coincides with our fiscal year, the officer will forfeit his award for that fiscal year. Pursuant to their employment agreements, if Messrs. Steven Willensky or Michael Goulder separate from employment with us under certain circumstances and having completed six months of active employment in that fiscal year of separation, the officer will receive a payment based on the earnings for that portion of the fiscal year. For purposes of this table, we have assumed the officer terminates employment as of the close of business on February 28, 2007 and completion of the plan year. For purposes of this table, we have also assumed the named executive officer received his actual individual performance rating for fiscal 2007 for all separation events other than termination by us for cause, which assumes the named executive officer received the lowest individual performance rating.

(3)	Represents the present value of the accrued benefit.

(4)	Represents amounts to be paid to the named executive officer by the applicable insurance company to which we have made premium payments.

(5)	Assumes that the named executive officer signs the requisite waiver and release agreement contemplated by the American Greetings Severance Benefit Plan (Officers) as described above, entitling him to six months of outplacement services, which we estimate to be equal to $15,000 as of February 28, 2007. If the officer does not sign such waiver and release agreement, he will not be entitled to any outplacement services.

(6)	Includes amounts reimbursed for the payment of taxes on income attributed to the officer for the value of universal life insurance premiums paid by American Greetings.

DIRECTOR COMPENSATION

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. The compensation we pay our non-employee directors is designed to fairly pay directors for work required for a company of our size and scope, to align directors’ interests with the long-term interests of shareholders, and to attract and retain qualified individuals to serve on our Board. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties to American Greetings, the skill level we require of members of the Board, and the compensation paid to directors of companies of our size and structure. Employees of American Greetings who are also directors are not compensated for serving on the Board of Directors.

In order to bring the level of director compensation more into line with market median levels based on a benchmarking process similar to that used for evaluating executive officer compensation, effective June 1, 2006, with the approval of the Compensation Committee, we increased the annual retainer paid to non-employee directors in fiscal 2007 from $35,000 to $40,000. As described below, the annual option grant to non-employee directors was also increased. Directors may make an election, prior to the beginning of each fiscal year, to receive American Greetings’ Class A or Class B common shares in lieu of all or a portion of the fees due to such directors as compensation for serving on the Board of Directors. All of such shares are fully vested. For purposes of determining the number of shares to be issued in lieu of such fees, the shares are valued based on the closing price of the American Greetings Class A common shares on the last trading day of the calendar quarter prior to the payment of such fees.

Cash Compensation Paid to Board Members

During fiscal 2007, each non-employee director was entitled to receive the following cash compensation with respect to his or her service on the Board:

•	An annual retainer of $40,000;

•

$1,500 for each Board or committee meeting attended in person (75% of the applicable meeting fee if the meeting is conducted telephonically), with the members of the Audit Committee to receive an additional $500 (for a total of $2,000) for attending each Audit Committee meeting (including from time to time, in each case, for conferences with management regarding Board or committee-related matters);

•	$7,000 annual retainer fee to respective chairs of the Nominating and Governance and the Compensation and Management Development Committees;

•	$10,000 annual retainer fee to the chair of the Audit Committee; and

•	Reimbursement of expenses related to attending Board and committee meetings.

Stock Option Program

In addition to cash compensation, to further align non-employee directors’ interests with our shareholders, each year non-employee directors receive an annual grant of options to purchase our Class A common shares. In accordance with our stock option grant policy adopted in September 2006, the annual stock option grant to our non-employee directors, which is made at the same time as the annual grant to our officers, is made on the second trading day following the filing of our Annual Report on Form 10-K. Upon the approval of the Compensation Committee, in July 2006 the annual option grant was increased from 6,000 to 7,000 Class A common shares. As a result, in addition to the annual grant of options to purchase 6,000 Class A common shares granted on May 15, 2006, with an exercise price equal to the closing price of our Class A common shares on the date of grant, or $22.65, on July 12, 2006, each non-employee director was granted additional options to purchase 1,000 Class A common shares with an exercise price equal to the closing price of our Class A common shares on the date of grant, or $21.08. Half of these options are exercisable on the first anniversary of the date of grant and half on the second anniversary of the date of grant. The full grant date fair value under SFAS 123(R) of the 6,000 options to purchase Class A common shares granted to the non-employee directors on May 15, 2006 and the 1,000 options to purchase 1,000 Class A common shares granted to the non-employee directors on July 12, 2006, was $22,409 and $3,602, respectively. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. Assumptions used in the calculation of this amount are included in footnote 14 to our audited financial statements for fiscal 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2007. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the director.

Deferred Compensation Program for Non-Employee Directors

The American Greetings Outside Directors’ Deferred Compensation Plan allows for each non-employee director to defer all or part of his or her compensation. Any cash compensation that is deferred is credited to the director’s account and invested according to the director’s instruction in the following mutual funds: PRIMECAP Fund Investor Shares, Wellington Fund Investor Shares, Vanguard 500 Index Investor Shares, and Vanguard Prime Money Market Fund. If a director elects to defer his or her retainer or committee fees that are received in the form of shares, such deferred compensation is held in share equivalents of American Greetings. Each participant is credited with dividend equivalents with respect to any dividends paid on American Greetings common shares during the deferral period. The deferred shares, together with dividend equivalents, will be paid to the director in the form of shares at the end of their deferral period. No portion of a director’s earnings under the Outside Directors’ Deferred Compensation Plan are “above-market” or preferential, as defined in applicable rules of the Securities and Exchange Commission.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Scott S. Cowen	$81,125		—	$33,750	—	—	$250		$115,125

Joseph S. Hardin, Jr.	$54,500		—	$35,339	—	—	$17,850	(5)	$107,689

Stephen R. Hardis	$90,625	(6)	—	$33,750	—	—	$250		$133,625

Michael J. Merriman, Jr. (7)	$13,000		—	$3,642	—	—	$250		$16,892

Harriet Mouchly-Weiss	$60,625		—	$33,750	—	—	$250		$94,625

Charles A. Ratner	$63,000		—	$33,750	—	—	$250		$97,000

Jerry Sue Thornton	$52,625	(6)	—	$33,750	—	—	$250		$86,625

(1)	Zev Weiss, our Chief Executive Officer, Jeffrey Weiss, our President and Chief Operating Officer, and Morry Weiss, our Chairman, are not included in this table as they are employees of American Greetings and thus receive no compensation for their services as directors. As named executive officers, the compensation received by Messrs. Zev and Jeffrey Weiss is included in the Summary Compensation Table. Compensation received by Mr. Morry Weiss, who is not a named executive officer, is described in the “Certain Relationships and Related Transactions” section below.

(2)

As described above, directors may elect to receive a portion of their retainer or other fees in the form of shares. The amounts in this column represent the annual retainer and any other fees the non-employee director has earned or been paid in cash during fiscal 2007. For the retainer and fees paid in fiscal 2007, Mr. Merriman and Drs. Cowen and Thornton received 100% in cash, Messrs. Hardin and Hardis received

100% in the form of Class B common shares; Mrs. Mouchly-Weiss received a portion in cash and a portion in Class A common shares; and Mr. Ratner received a portion in cash and a portion in Class B common shares. As a result, in lieu of the cash fees included above, Messrs. Hardin and Hardis received 2,422 and 4,032 Class B common shares, respectively; in lieu of $30,286 of the cash fees included above, Mrs. Mouchly-Weiss received 1,342 Class A common shares; and in lieu of $14,982 of the cash fees included above, Mr. Ratner received 648 Class B common shares. Fractional shares were paid in cash.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes in fiscal 2007 for the fair value of stock options granted to each director in fiscal 2007 as well as prior fiscal years, in accordance with SFAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 14 to our audited financial statements for fiscal 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2007. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the director. Refer to the disclosure above under Stock Option Program for a description of the grant date fair value of options granted to non-employee directors in fiscal 2007. As of February 28, 2007, each director has the following number of options outstanding: Dr. Cowen – options to purchase 42,300 Class A common shares and 2,400 Class B common shares; Mr. Hardin – options to purchase 17,000 Class A common shares; Mr. Hardis – options to purchase 41,000 Class A common shares; Mr. Merriman – options to purchase 7,000 Class A common shares; Mrs. Mouchly-Weiss – options to purchase 43,000 Class A common shares; Mr. Ratner – options to purchase 33,000 Class A common shares; and Dr. Thornton – options to purchase 35,500 Class A common shares.

(4)	Includes $250, representing the estimated premiums paid by American Greetings that may be attributable to a $250,000 accidental death and dismemberment insurance policy covering each of our outside directors.

(5)	Includes $17,600 of consulting fees paid to Mr. Hardin. Does not include amounts we reimbursed Mr. Hardin for reasonable out-of-pocket expenses incurred in connection with the provision of consulting services to us.

(6)	The director has deferred all of the fees under the outside directors’ deferred compensation plan.

(7)	Mr. Merriman joined the Board in November 2006 and, as a result, he received a pro-rated portion of the annual retainer for fiscal 2007. In addition, he received his grant of options to purchase 7,000 Class A common shares on December 26, 2006, which had a full grant date fair value under SFAS 123(R) of $28,935. Assumptions used in the calculation of this amount are included in footnote 14 to our audited financial statements for fiscal 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2007. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Policy. The Board has adopted a policy and procedures for review, approval and monitoring of transactions involving American Greetings and “related persons,” which generally includes directors, executive officers and their immediate family members, and shareholders owning five percent or greater of our outstanding stock and their immediate family members. The policy covers related person transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant rules of the Securities and Exchange Commission (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Due to the nature of the transaction or the approvals previously obtained, the policy considers the following categories of transactions to be pre-approved even if the aggregate amount involved exceeds $120,000:

•	compensation paid to our executive officers and immediate family members of our executive officers or directors that has been approved or ratified by the Compensation Committee;

•	compensation paid to our directors;

•

transactions with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million, or 2% of that company’s annual gross revenues;

•

charitable contributions, grants or endowments by American Greetings to a charitable organization at which a related person’s only relationship is as an employee (other than an executive officer), director or trustee, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts or annual gross revenue (which transactions are generally approved or ratified by our Nominating and Governance Committee);

•

transactions where the related person’s interest arises solely from the ownership of our common shares and all holders of our common shares received the same benefit on a pro rata basis, such as dividends; and

•	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Related person transactions not otherwise pre-approved as described above must be approved or ratified by the Audit Committee, which will consider all relevant facts in doing so. As required under Securities and Exchange Commission rules, transactions that are determined to be directly or indirectly material to American Greetings or a related person are disclosed in the proxy statement.

Procedures. The American Greetings legal staff is primarily responsible for developing and implementing processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether American Greetings or a related person may have a direct or indirect material interest in the transaction. If it is determined that American Greetings or a related person may have a direct or indirect material interest in the transaction, the legal department will submit the matter to the Audit Committee for review and approval, if appropriate. Any member of the Audit Committee who may have a direct or indirect interest in the transaction in question must recuse himself or herself from any consideration of the matter. The Audit Committee will review all of the relevant facts and circumstances of the transaction. Based on the conclusions reached, the Audit Committee will evaluate all options, including but not limited to approving, disapproving, or restructuring the proposed transaction.

If it is not practical or desirable to wait until the next regularly scheduled Audit Committee meeting to consider a potential related party transaction, the matter will be submitted to the chair of the Audit Committee, who has been delegated the authority to act between meetings. The chair will report any decisions made to the Committee at its next meeting. If management becomes aware of a related party transaction that was not previously reviewed or ratified, it will refer the matter to the Audit Committee at its next regularly scheduled meeting at which time the Audit Committee or the chair of the Audit Committee shall evaluate all options, including but not limited to ratification, amendment, or termination of the related party transaction.

Related Party Transactions

Morry Weiss, our Chairman of the Board, is the brother of Erwin Weiss, our Senior Vice President, Enterprise Resource Planning, and is the father of (1) Zev Weiss, a director of American Greetings and our Chief Executive Officer, (2) Jeffrey Weiss, a director of American Greetings and our President and Chief Operating Officer, and (3) Gary Weiss, an American Greetings employee and non-executive officer. As employees of American Greetings, these individuals are compensated in a manner that is appropriate for their responsibilities and experience. The compensation paid to each of Messrs. Zev and Jeffrey Weiss is described in the Summary Compensation Table and in the tables that follow the Summary Compensation Table. With respect to fiscal 2007, we paid the following compensation to Messrs. Morry, Erwin, and Gary Weiss, none of whom are named executive officers:

•

Morry Weiss: With respect to fiscal 2007, Mr. Morry Weiss was paid a base salary of $400,000, earned incentive compensation under the Key Management Annual Incentive Plan of $262,320 and participated in other regular and customary employee benefit plans, programs and benefits generally available to our executive officers, including participation in the Supplemental Executive Retirement Plan and use of a company car, as well as those described in the “Compensation Discussion and Analysis” section, under the heading “Perquisites and Other Benefits.” In addition, in fiscal 2007, Mr. Morry Weiss was granted options to purchase 18,000 Class B common shares, which had a grant date value as calculated in accordance with SFAS 123(R) of $66,227. American Greetings accrued, but did not pay, $185,000 of expense related to a split dollar life insurance policy on the lives of Morry Weiss and Judith Weiss, Morry’s wife, the indirect beneficiaries of which are their children. Of this amount, approximately $20,000 reflects the cost of insurance charges and the remainder reflects underlying policy investments. These cost of insurance charges are currently being funded by the accrued surrender value the policy. The policy provides for a total death benefit of $30 million.

•

Erwin Weiss: We have an employment agreement with Erwin Weiss that provides for an annual base salary of $350,000, with annual increases effective April 1, 2003 and April 1, 2004, provided that Mr. Weiss is employed by us on those dates. Under the terms of his agreement, during his employment, Mr. Weiss will participate in any applicable fiscal year annual incentive compensation plan, with his individual performance component being calculated at a minimum of 100% of the applicable fiscal year target incentive amount for Senior Vice Presidents. If grants of stock options are made generally to Senior Vice Presidents during his employment, Mr. Weiss’s employment agreement provides that he will receive such grants. If Mr. Weiss is voluntarily or involuntarily terminated, his employment agreement provides that he will receive $250,000 in deferred compensation, as well as three years of base salary at the rate in effect at the time of separation. With respect to fiscal 2007, Mr. Erwin Weiss was paid a base salary of $450,000, earned incentive compensation under the Key Management Annual Incentive Plan of $413,154 and participated in other regular and customary employee benefit plans, programs and benefits generally available to our executive officers, including participation in the Supplemental Executive Retirement Plan and use of a company car, as well as those described in the “Compensation Discussion and Analysis” section, under the heading “Perquisites and Other Benefits.” In addition, in fiscal 2007, Mr. Erwin Weiss was granted options to purchase 22,000 Class A common shares, which had a grant date value as calculated in accordance with SFAS 123(R) of $82,167.

•

Gary Weiss: With respect to fiscal 2007, Mr. Gary Weiss was paid a base salary of $168,411, earned incentive compensation under the Key Management Annual Incentive Plan of $69,712 and participated in other regular and customary employee benefit plans, programs and benefits generally available to our employees. As a Vice President, Mr. Weiss is a participant in the Supplemental Executive Retirement Plan and is provided a company car. In addition, in fiscal 2007, Mr. Weiss was granted options to purchase 7,000 Class A common shares, which had a grant date value as calculated in accordance with SFAS 123(R) of $26,144.

The foregoing compensation arrangements were either approved by the Compensation Committee or in place prior to our adoption of the related party transactions policy and were therefore not subject to the policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report provides information concerning the Audit Committee of the Board of Directors.

The Audit Committee reviews our financial reporting practices on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed our audited financial statements for the year ended February 28, 2007, with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380, as amended by Statement on Auditing Standards No. 90, “Communication with Audit Committees”). The Audit Committee also obtained a formal written statement from the independent registered public accounting firm that described all American Greetings’ relationships with the independent registered public accounting firm that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as amended or supplemented. The Audit Committee discussed with the independent registered public accounting firm any relationships that might influence its objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence. Management has the responsibility for the preparation of American Greetings’ financial statements, and the independent registered public accounting firm has the responsibility for the auditing of those statements.

Based on the above-referenced review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in its Annual Report on Form 10-K for the year ended February 28, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Stephen R. Hardis, Chairman

Scott S. Cowen

Harriet Mouchly-Weiss

Jerry Sue Thornton

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The firm of Ernst & Young LLP and its predecessors has been our independent registered public accounting firm since our incorporation in 1944. In connection with the audit of the fiscal 2007 financial statements, we entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP would perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal 2007 and fiscal 2006, including the audit of management’s assessment of internal controls over financial reporting and the effectiveness thereof, and for Ernst & Young LLP’s reviews of the financial statements included in our Quarterly Reports on Forms 10-Q filed with the Securities and Exchange Commission for fiscal 2007 and fiscal 2006 were $2,178,400 and $2,198,600, respectively.

Audit-Related Fees. The aggregate fees billed for assurance and related services by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements and were not reported under “Audit Fees” above for fiscal 2007 and fiscal 2006 were $116,600 and $149,300, respectively. Audit-related fees consist of fees billed for statutory audits and assurance and related services including fees billed for audits of employee benefit plans and accounting consultations.

Tax Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning for fiscal 2007 and fiscal 2006 were $512,600 and $825,000, respectively. These fees related primarily to tax compliance, tax consulting and international tax issues.

All Other Fees. There were no fees billed for other products and services provided by Ernst & Young LLP for either fiscal 2007 or fiscal 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. It is the Audit Committee’s policy that all audit and non-audit services to be performed for us by our independent registered public accounting firm be preapproved by the Audit Committee (including the fees and terms of such services), subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934 and the rules and regulations thereunder. In accordance with such policy, the Audit Committee preapproved 100% of the services described above under the captions Audit, Audit-Related Fees, Tax Fees and All Other Fees for fiscal 2007 and fiscal 2006.

SECURITY OWNERSHIP

Security Ownership of Management

At the close of business on May 1, 2007, our directors and director nominee, the named executive officers and the directors and officers as a group beneficially owned and had sole voting and dispositive power (except as otherwise indicated) of our common shares as set forth in the following table:

Name	Title of Class	Amount & Nature of Beneficial Ownership		Percent of Class Outstanding	Deferred Compensation Plan Share Equivalents(5)

Scott S. Cowen	Class A Common	39,100	(1)	♦	—
	Class B Common	2,400	(1)	♦	1,676

Joseph S. Hardin, Jr.	Class A Common Class B Common	13,500 4,780	(1)	♦	— 1,345

Stephen R. Hardis	Class A Common	39,000	(1)	♦	—
	Class B Common	1,022		♦	21,595

William E. MacDonald, III	Class A Common	—		♦	—
	Class B Common	—		♦	—

Michael J. Merriman, Jr.	Class A Common	—		♦	—
	Class B Common	—		♦	—

Harriet Mouchly-Weiss	Class A Common	41,837	(1)	♦	—
	Class B Common	—		♦	—

Charles A. Ratner	Class A Common	29,000	(1)	♦	—
	Class B Common	13,095		♦	—

Jerry Sue Thornton	Class A Common	31,500	(1)	♦	—
	Class B Common	—		♦	11,596

Morry Weiss	Class A Common	119,928	(1)	♦	—
	Class B Common	845,277	(1)(2)(3)	19.05%	—

Zev Weiss	Class A Common	60,178	(1)(3)	♦	—
	Class B Common	275,270	(1)(3)(4)	6.07%	74,340

Jeffrey Weiss	Class A Common	59,767	(1)(3)	♦	—
	Class B Common	191,002	(1)(3)(4)	4.25%	55,756

Stephen J. Smith	Class A Common	27,475	(1)	♦	—
	Class B Common	—		♦	—

Michael L. Goulder	Class A Common	133,875	(1)	♦	—
	Class B Common	—		♦	—

Steven S. Willensky	Class A Common	178,264	(1)(3)	♦	—
	Class B Common	2,899	(3)	♦	—

All Directors & Executive Officers as a group (22 including the above)	Class A Common Class B Common	1,136,313 1,337,619	(1)(3) (1)(2)(3)(4)	2.18% 27.92%	— 166,308

♦	less than 1.0% of class outstanding

(1)	Includes the following shares for the following individuals who under Rule 13d-3 of the Securities Exchange Act of 1934 are deemed to be beneficial owners of those shares by having the right to acquire ownership thereof within 60 days pursuant to outstanding stock options:

Scott S. Cowen	Class A Common	38,300
	Class B Common	2,400

Joseph S. Hardin, Jr.	Class A Common	13,000
	Class B Common	—

Stephen R. Hardis	Class A Common	37,000
	Class B Common	—

Harriet Mouchly-Weiss	Class A Common	39,000
	Class B Common	—

Charles A. Ratner	Class A Common	29,000
	Class B Common	—

Jerry Sue Thornton	Class A Common	31,500
	Class B Common	—

Morry Weiss	Class A Common	109,310
	Class B Common	97,655

Zev Weiss	Class A Common	59,615
	Class B Common	197,834

Jeffrey Weiss	Class A Common	59,500
	Class B Common	152,032

Michael L. Goulder	Class A Common	133,875
	Class B Common	—

Stephen J. Smith	Class A Common	27,475
	Class B Common	—

Steven S. Willensky	Class A Common	160,125
	Class B Common	—

All Directors & Executive Officers as a group (22 including the above)	Class A Common Class B Common	1,100,500 449,921

(2)	Excludes the following shares with respect to which Mr. Morry Weiss disclaims beneficial ownership: 78,800 Class B common shares beneficially owned by Mr. Weiss’s wife, Judith Weiss; 203,964 Class B common shares owned by the Irving I. Stone Foundation, of which Mr. Weiss is a trustee; and 200,000 Class B common shares owned by the Irving Stone Support Foundation, of which Mr. Weiss is a trustee.

(3)

One of the investment alternatives in the American Greetings Profit Sharing and 401(k) Savings Plan is a fund made up of our Class A and Class B common shares. As of May 1, 2007, the Profit Sharing and 401(k) Savings Plan held 900,000 Class B common shares and 43,102 Class A common shares. Participants investing in the American Greetings stock fund are allocated units that correspond to their investment in our common shares. The plan purchases or sells Class A common shares in the open market to reflect changes in participant investments in the American Greetings stock fund. Although the actual number of common shares in which a participant is invested directly corresponds to the participant’s investment in the fund, the number of Class A common shares and Class B common shares that is allocated to a participant is proportionate to the participant’s investment in the fund relative to all participant investments in the fund. Accordingly, the amounts include the following shares which under Rule 13d-3 of the Securities Exchange Act of 1934 are deemed to be beneficially owned by the individuals as participants in the American Greetings stock fund of the Retirement Profit Sharing and 401(k) Savings Plan: 5,499 Class A common shares (<1.0%) and 114,819 Class B common shares (2.65%) held for the benefit of Morry Weiss; 563 Class A common shares (<1.0%) and 11,753 Class B common shares (<1.0%) held for the benefit of Zev Weiss; 128 Class A common shares (<1.0%) and 2,664 Class B common shares (<1.0%) held for the benefit of Jeffrey Weiss; 139 Class A common shares (<1.0%) and 2,899 Class B common shares (<1.0%) held for the benefit of Steven Willensky; and 6,418 Class A common shares (<1.0%) and 134,009 Class B common shares (3.1%) held for the benefit of all Directors and Executive Officers as a group. Each participant has voting power with respect to the shares allocated to his or her account, but such participants do not have the right to acquire ownership of those shares within 60 days.

(4)	Excludes the following shares with respect to which each of Messrs. Zev and Jeffrey Weiss disclaims beneficial ownership: 203,964 Class B common shares owned by the Irving I. Stone Foundation, of which each of Messrs. Zev and Jeffrey Weiss is a trustee; 200,000 Class B common shares owned by the Irving Stone Support Foundation, of which each of Messrs. Zev and Jeffrey Weiss is a trustee; and 1,812,182 Class B common shares beneficially owned by the Irving I. Stone Limited Liability Company and the Irving I. Stone Oversight Trust. Each of Messrs. Zev and Jeffrey Weiss are trustees of the Irving I. Stone Oversight Trust and each own, in their individual capacities, membership interests representing 24.5% of the non-voting equity interests in the Irving I. Stone Limited Liability Company.

(5)	Represents share equivalents credited to the accounts of the named individual with respect to shares deferred under American Greetings deferred compensation programs. These individuals have neither voting power with respect to the shares allocated to the individuals’ accounts, nor do the individuals have the dispositive power or the right to acquire ownership of those shares within 60 days. As a result, under Rule 13d-3 of the Securities Exchange Act of 1934, the shares are not considered to be beneficially owned by the applicable individuals.

Security Ownership of Certain Beneficial Owners

In addition to Morry Weiss and Zev Weiss, each of whose business address is One American Road, Cleveland, Ohio 44144 and whose share ownership is presented above, the following table presents certain information regarding other shareholders who are known to us to be beneficial owners of more than 5% of our voting securities as of the close of business on May 1, 2007:

Name and Address	Title of Class	Amount & Nature of Beneficial Ownership		Percent of Class Outstanding
Goldman Sachs Asset Management, L.P.	Class A Common	6,837,969	(1)	13.4%
32 Old Slip New York, New York 10005	Class B Common	—		♦

Lord, Abbett & Co. LLC	Class A Common	6,677,838	(2)	13.08%
90 Hudson Street Jersey City, New Jersey 07302	Class B Common	—		♦

M.A.M. Investments Ltd., et al.	Class A Common	4,415,000	(3)	8.65%
Orion House, 5 Upper St. Martin’s Lane, London WC2H 9EA, United Kingdom	Class B Common	—		♦

Dimensional Fund Advisors, LP	Class A Common	4,455,100	(4)	8.73%
1299 Ocean Avenue Street Santa Monica, California 90401	Class B Common	—		♦

First Pacific Advisors, LLC	Class A Common	3,102,200	(5)	6.08%
11400 West Olympic Boulevard, Suite 1200 Los Angeles, California 90064	Class B Common	—		♦

TowerView LLC	Class A Common	2,940,700	(6)	5.76%
500 Park Avenue New York, New York 10022	Class B Common	—		♦

The Irving I. Stone Limited Liability Company	Class A Common	—		♦
Irving I. Stone Oversight Trust	Class B Common	1,818,182	(7)	41.89%
One American Road
Cleveland, Ohio 44144

Vanguard Fiduciary Trust Company, as Trustee for American Greetings Corporation	Class A Common Class B Common	43,102 900,000	(8) (8)	♦ 20.74%
Retirement Profit Sharing and 401(k) Savings Plan
500 Admiral Nelson Blvd.
Malvern, Pennsylvania 19355

♦	less than 1.0% of class outstanding

(1)	Information is as of December 31, 2006 and is based on Amendment No. 2 to a report on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007, by Goldman Sachs Asset Management, L.P (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2007). According to the Schedule 13G, Goldman Sachs has sole voting power with respect to 4,985,337 Class A common shares, sole dispositive power with respect to 6,837,969 Class A common shares and is deemed to beneficially own 6,837,969 Class A common shares.
(2)

Information is as of December 31, 2006 and is based on Amendment No. 2 to a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, by Lord, Abbett & Co. LLC (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1,

2007). According to the Schedule 13G, Lord Abbett has sole voting power with respect to 6,429,038 Class A common shares, sole dispositive power with respect to 6,677,838 Class A common shares and is deemed to beneficially own 6,677,838 Class A common shares.

(3)	Information is as of December 31, 2006 and is based on a Schedule 13G filed with the Securities and Exchange Commission on January 16, 2007 by M.A.M. Investments Ltd., Marathon Asset Management (Services) Ltd, Marathon Asset Management LLP, William James Arah, Jeremy John Hosking, and Neil Mark Ostrer (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2007). According to the Schedule 13G, (a) Marathon Asset Management LLP, an investment adviser, has shared voting power with regard to 3,276,450 Class A common shares, has shared dispositive power with regard to 4,415,000 Class A common shares, and is deemed to beneficially own 4,415,000 Class A common shares and (b) Marathon Asset Management (Services) Ltd., M.A.M. Investments Ltd., William James Arah, Neil Mark Ostrer, and Jeremy John Hosking each have shared voting power with regard to 3,276,450 Class A common shares, have shared dispositive power with regard to 4,415,000 Class A common shares, and, as control persons of Marathon Asset Management LLP, are deemed to beneficially own 4,415,000 Class A common shares, but disclaim any direct ownership of such shares.
(4)	Information is as of December 31, 2006 and is based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007 by Dimensional Funds Advisors LP (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2007). According to the Schedule 13G, Dimensional Funds Advisors LP is a registered investment advisor and serves as investment advisor or manager to four funds that own the shares and reported sole voting and dispositive power as to 4,455,100 Class A common shares. Dimensional Fund Advisors LP, however, disclaims beneficial interest of the shares.
(5)	Information is as of December 31, 2006 and is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007 by First Pacific Advisors, LLC, Robert L. Rodriguez and J. Richard Atwood (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2007). According to the Schedule 13G, First Pacific held shared voting power over 1,157,100 Class A common shares, shared dispositive power over 3,102,200 Class A common shares and shared beneficial ownership of 3,102,200 Class A common shares. Messrs. Rodriguez and Atwood are part owners and managing members of First Pacific Advisors LLC. Pursuant to the Schedule 13G filing, Messrs. Rodriguez and Atwood disclaim beneficial ownership of these securities, which are owned by First Pacific’s clients.
(6)	Information is as of December 31, 2006 and is based on a Schedule 13G filed with the Securities and Exchange Commission on January 12, 2007 by TowerView LLC (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2007). According to the Schedule 13G, such entity has sole voting and dispositive power with respect to 2,940,700 Class A common shares.
(7)	The shares are held by The Irving I. Stone Limited Liability Company and are voted at the direction of the Irving I. Stone Oversight Trust. Messrs. Zev, Jeffrey, Gary and Elie Weiss, who are brothers, are the sole trustees of the Irving I. Stone Oversight Trust, and each own, in their individual capacities, membership interests representing 24.5% of the non-voting equity interests in the Irving I. Stone Limited Liability Company. Each of Messrs. Zev, Jeffrey, Gary and Elie Weiss disclaim beneficial ownership of shares held by The Irving Stone Limited Liability Company. Gary Weiss is an employee and non-executive officer of American Greetings and Mr. Elie Weiss is not employed by American Greetings.
(8)	The American Greetings Profit Sharing and 401(k) Savings Plan currently holds these shares for the benefit of the plan participants who have elected to invest in American Greetings stock. These shares are held in custody by the plan’s Trustee, Vanguard Fiduciary Trust Company. The Profit Sharing and 401(k) Savings Plan contains pass-through voting provisions for its participants, with shares that are allocated to a participant’s account voted in accordance with the instructions of the participant by the trustee responsible for voting. The Profit Sharing and 401(k) Savings Plan trustee will vote shares for which it has not received instructions in accordance with instructions that it receives from American Greetings, which will direct the trustee based on the direction of the administrative committee, a committee consisting of American Greetings employees. Vanguard Fiduciary Trust Company disclaims beneficial ownership of all shares held in trust by the trustee that have been allocated to the individual accounts of participants in the plans for which directions have been received, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and beneficial owners of more than 10% of American Greetings’ common shares file reports with the Securities and Exchange Commission indicating the number of shares of any class of American Greetings’ equity securities they owned when they became a director, executive officer or a greater-than-10% beneficial owner and, after that, any changes in their ownership of American Greetings’ equity securities. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during fiscal 2007, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-10% beneficial owners were complied with, except that each of our non-management directors, other than Mr. Merriman, filed one report with respect to one transaction after its due date.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If a shareholder desires to have a proposal included in our proxy statement and form of proxy for the 2008 annual meeting of shareholders, the proposal must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by us (at One American Road, Cleveland, Ohio 44144) prior to the close of business on January 17, 2008. In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Securities Exchange Act of 1934, such proposal must be received by us at the address listed in the immediately preceding sentence not later than April 2, 2008.

MISCELLANEOUS

Other Business

The management knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote them according to their best judgment.

Important Notice Regarding Delivery of Shareholder Documents

The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy and voting instruction card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. In accordance with an earlier notice previously sent to certain beneficial shareholders who share a single address, only one copy of this Proxy Statement and the accompanying Annual Report will be sent to beneficial owners who share that address, unless any shareholder residing at that address gave us contrary instructions.

If any beneficial shareholder residing at such an address desires to receive a separate copy of this Proxy Statement and the accompanying Annual Report, the shareholder should call National City Bank toll-free at 1-800-622-6757, or write to American Greetings Corporation, Investor Relations, at One American Road, Cleveland, Ohio 44144, with such request, and a copy of the Proxy Statement and Annual Report will be promptly delivered on behalf of us. In addition, if any such shareholder wishes to receive a separate Proxy Statement and Annual Report in the future, the shareholder should provide such instructions by calling National City Bank toll-free at 1-800-622-6757 or by writing to American Greetings Corporation, Investor Relations, at One American Road, Cleveland, Ohio 44144.

Also, shareholders that share an address and that receive multiple copies of Annual Reports or Proxy Statements can request that only a single copy of the Annual Report or Proxy Statement be sent to that address in the future by providing instructions by calling toll-free 1-800-622-6757 or by writing to American Greetings Corporation, Investor Relations, at One American Road, Cleveland, Ohio 44144.

By order of the Board of Directors,

CATHERINE M. KILBANE

Secretary

PLEASE EXECUTE AND RETURN THE ENCLOSED

PROXY AND VOTING INSTRUCTION CARD PROMPTLY

OR

VOTE BY TELEPHONE OR VIA THE INTERNET

WHETHER OR NOT YOU EXPECT TO ATTEND

THE ANNUAL MEETING OF SHAREHOLDERS.

EXHIBIT A

AMERICAN GREETINGS CORPORATION

2007 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE 1

DEFINITIONS

In this Plan, except where the context otherwise indicates, the following definitions apply.

1.1	“Agreement” means an agreement in Writing delivered to the Grantee, which evidences a grant of an Award under the Plan.

1.2	“Appreciation Right” means a right granted pursuant to Article 8 of this Plan.

1.3	“Award” means an Option, Share Award, Restricted Share, Deferred Share, Performance Bonus, Performance Share, Directors’ Share, Performance Unit, Appreciation Right or Dividend Equivalents granted under this Plan.

1.4	“Board” means the Board of Directors of the Corporation.

1.5	“Change in Control” means the happening of any of the following events:

(i)	the Corporation is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Common Stock immediately prior to such transaction;

(ii)	the Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Common Stock immediately prior to such transaction;

(iii)	there is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Power;

(iv)	the Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Corporation has occurred; or

(v)	if during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

Notwithstanding the foregoing provisions of Section 1.5(iii) and (iv) above, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Corporation; (B) a

Subsidiary; (C) any Corporation–sponsored employee stock ownership plan or other employee benefit plan of the Corporation; or (D) any family member of Jacob Sapirstein (including lineal descendants, spouses of such descendants, the lineal descendants of any such spouse, the spouses of any such spouses’ lineal descendants and trust (including voting trusts)) either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Corporation reports that a Change in Control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a Change in Control of any Subsidiary.

Notwithstanding the foregoing, if and to the extent that any provision of this Plan or an Award would cause a payment of deferred compensation that is subject to Section 409A(a)(2) of the Internal Revenue Code to be made upon the occurrence of a “Change in Control,” then such payment shall not be made unless such “Change in Control” satisfies the requirements of Section 409A(2)(A)(v) of the Internal Revenue Code and applicable regulations and rulings thereunder.

1.6	“Class A Common Shares” means Class A Common Shares, par value $1.00 per share, of the Corporation.

1.7	“Class B Common Shares” means Class B Common Shares, par value $1.00 per share, of the Corporation.

1.8	“Committee” means (except as otherwise provided or limited in the following sentence), the full Board or the Board’s Compensation and Management Development Committee, or such other committee or designee (including, without limitation, an officer of the Corporation) appointed by the Board or the Compensation and Management Development Committee to manage Awards generally or specific individual or group of Awards. To the extent required by Section 162(m) of the Internal Revenue Code, Rule 16b-3 of the Exchange Act or other similar requirement, any action taken by the Committee shall be taken by the Committee as a whole or by a subcommittee of at least two members, and all the members of the Committee or such subcommittee will be “outside directors” as defined in Treas. Reg. Section 1.162-27(e)(3) or any similar successor regulation and/or “non-employee directors” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any similar successor rule. In all other events, the Chairman of the Committee shall be authorized to act on behalf of the Committee unless otherwise determined by the Committee. Except where the context otherwise requires, references in the Plan to the “Committee” also shall be deemed to refer to the Chairman and to any delegate of the Committee while acting within the scope of such delegation.

1.9	“Common Stock” means Class A Common Shares, Class B Common Shares or both.

1.10	“Corporation” means American Greetings Corporation.

1.11	“Covered Employee” means an Eligible Person who is, or is determined by the Committee to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code (or any successor provision).

1.12	“Deferral Period” means the period of time during which Deferred Shares, Awards or other compensation is subject to deferral limitations under Section 7.3 or Article 13 of this Plan.

1.13	“Deferred Shares” means an Award made pursuant to Section 7.3 of this Plan of the right to receive Common Stock at the end of a specified Deferral Period.

1.14	“Director” means any member of the Board, or any member of a board of directors of a Subsidiary, who is not also an employee of the Corporation or any Subsidiary.

1.15	“Directors’ Share” means a Share awarded to a Director pursuant to Section 7.5 of this Plan.

1.16	“Dividend Equivalent” means an amount determined by multiplying the number of shares of Common Stock subject to a grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Corporation on its Common Stock.

1.17	“Effective Date” means February 13, 2007.

1.18	“Eligible Person” means a key employee, officer or consultant of the Corporation or of a Subsidiary, or a Director, selected by the Committee as eligible to receive an Award under the Plan.

1.19	“Exchange Act” means the Securities Exchange Act of 1934 as amended, and the rules and regulations promulgated thereunder.

1.20	“Fair Market Value” means, as of any given date, the closing price of the Class A Common Shares as reported on the New York Stock Exchange (or if the Class A Common Shares are not then traded on the New York Stock Exchange, as reported by such other national securities exchange or quoted on the Nasdaq National Market or such other automated quotation system in which the Class A Common Shares are quoted) as of the close of business on such date or the latest such date in which there is a listing. Fair Market Value shall be determined in a manner that complies with the requirements of Section 409A of the Internal Revenue Code and regulations and rulings thereunder.

1.21	“Grantee” means an Eligible Person to whom an Award has been granted.

1.22	“Grant Date” means

(i)	with respect to Options and Appreciation Rights, the date on which such Award is approved by the Committee, or such later date specified by the Committee in authorizing the Award provided that (A) the Eligible Person does not have the ability to individually negotiate the key terms and conditions of the Award with the Corporation or, if so, such negotiations have concluded and (B) the key terms of the Award are expected to be communicated to the Grantee or group of Grantees within a relatively short period of time from the date as of which the Award is authorized to be granted; and

(ii)	with respect to all other Awards, the date on which such Award is approved by the Committee, or such later date specified by the Committee in authorizing the Award.

1.23	“Incentive Stock Option” means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Internal Revenue Code (or any successor provision) and that the Corporation designates as such in the Agreement granting the Option.

1.24	“Internal Revenue Code” means the Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

1.25	“Nonstatutory Stock Option” means an Option granted under the Plan that is not an Incentive Stock Option.

1.26	“Option” means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6 of this Plan.

1.27	“Option Period” means the period during which an Option may be exercised.

1.28

“Option Price” means the price per Share at which an Option may be exercised. The Option Price for any Option will equal the Fair Market Value on the Grant Date, unless otherwise determined by the Committee in its discretion pursuant to an Option that contains terms and conditions that satisfy (or qualify such Option for an exemption from) the applicable requirements of Section 409A of the Internal Revenue Code.

1.29	“Optionee” means an Eligible Person to whom an Option has been granted.

1.30	“Performance Criteria” means the performance standards selected by the Committee that may be based on revenue; gross margin; product line contribution; operating and other expenses; operating earnings; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); pre-tax or after-tax profits; net income; earnings per share; cash flow; productivity; return on assets; return on capital; return on equity; cash flow/net assets; debt/capital ratio; return on net capital employed (“RONCE”); sales growth; stock price appreciation; or total shareholder return (share appreciation plus dividends as if reinvested), and may be absolute in their terms or measured against or in relationship to changes from period to period or against or in relationship to other companies comparably, similarly or otherwise situated.

1.31	“Performance Period” means the period or periods, which may be of overlapping durations, during which each Performance Criterion of Qualified Performance-Based Compensation or other performance criterion of a performance-based Award will be measured against the Performance Criteria or other performance goals established by the Committee and specified in the Agreement relating thereto.

1.32	“Performance Bonus” means an award granted pursuant to Article 9 of this Plan.

1.33	“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 7.4 of this Plan.

1.34	“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 7.4 of this Plan.

1.35	“Plan” means this American Greetings Corporation 2007 Omnibus Incentive Compensation Plan which is the Plan set forth in this document, as amended from time to time.

1.36	“Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)	the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(ii)	the commencement of a proxy contest in which any person (as such term is defined in Section 3(9) of the Exchange Act and also includes any group deemed to be a person under Section 13(d)(3) of the Exchange Act) seeks to replace or remove a majority of the members of the Board;

(iii)	the Board otherwise adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred; or

(iv)	the Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Corporation may or will occur in the future.

1.37	“Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Internal Revenue Code.

1.38	“Related Award” means the Award in connection with which a Related Right is granted.

1.39	“Related Right” means an Appreciation Right granted in connection with a specified Award or by amendment of an outstanding Nonstatutory Stock Option granted under the Plan.

1.40	“Restricted Share” means a Share awarded to an Eligible Person pursuant to Section 7.2 of this Plan that is subject to certain restrictions and may be subject to forfeiture.

1.41	“Right Period” means the period during which an Appreciation Right may be exercised.

1.42	“Securities Act” means the Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder.

1.43	“Share” means a share of authorized but unissued Common Stock, Common Stock held in treasury or a reacquired share of Common Stock, including shares purchased by the Corporation on the open market for purposes of the Plan or otherwise.

1.44	“Share Award” means an award of Common Stock, or an Award denominated in terms of Common Stock, as described in Article 7 of this Plan, and includes, without limitation, a Restricted Share, a Directors’ Share, a Deferred Share and a Performance Share.

1.45	“Subsidiary” means an entity which is a member of a “controlled group” or under “common control” with the Corporation as determined under Section 414(b) or (c) of the Internal Revenue Code, except that an entity will be deemed to be in a controlled group or under common control with the Corporation for this purpose if the Corporation either directly or indirectly owns at least 50% (or 20% with legitimate business criteria) of the total combined voting power of all classes of stock (or similar interests) of such entity or would otherwise satisfy the definition of service recipient under Section 409A of the Internal Revenue Code.

1.47	“Voting Power” means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.

1.48	“Writing” means any paper or electronic means of documenting the terms of an Agreement hereunder which satisfies such requirements for formality, authenticity and verification of signature and authority as may be established by the Committee or by those persons responsible for performing administrative functions under the Plan.

ARTICLE 2

PURPOSE

The Plan is intended to promote the success and enhance the value of the Corporation by linking the personal interests of Directors, officers and other key employees and consultants to those of the Corporation’s shareholders and by providing flexibility to the Corporation in its ability to motivate, attract and retain the services of Directors, officers and other key employees and consultants upon whose judgment, interest and special effort the successful conduct of the Corporation’s operations is largely dependent.

ARTICLE 3

PLAN MANAGEMENT AND ADMINISTRATION

The Plan will be managed by the Committee. Administrative functions may include, without limitation, documenting and communicating Awards made hereunder, maintaining records concerning such Awards, and satisfying (or assisting Eligible Persons in satisfying) any applicable reporting, disclosure, tax filing or withholding, or other legal requirements concerning Awards. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Subsidiary, the Corporation’s independent registered public accounting firm or other certified public accountants, or any executive compensation consultant or other professional retained to assist in the administration of the Plan. In addition to any other powers granted to the Committee, it will have the following management powers, subject to the express provisions of the Plan:

3.1	to determine in its discretion the Eligible Persons or group of Eligible Persons to whom Awards will be granted;

3.2	to determine the types of Awards to be granted;

3.3	to determine the number of Awards to be granted to an Eligible Person or to a group of Eligible Persons and the number of Shares to be subject to each Award or pool of Awards;

3.4	to determine the terms and conditions of any Award, including, but not limited to, the Option Price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on considerations as the Committee in its sole discretion determines;

3.5	to construe and interpret any Agreement and the Plan;

3.6	to require, whether or not provided for in the pertinent Agreement, of any Grantee, the making of any representations or agreements that the Committee may deem necessary or advisable in order to comply with, or qualify for advantageous treatment under, applicable securities, tax, or other laws;

3.7	to provide for satisfaction of a Grantee’s tax liabilities arising in connection with the Plan through, without limitation, retention by the Corporation of Shares otherwise issuable on the exercise of, or pursuant to, an Award or through delivery of Common Stock to the Corporation by the Grantee under such terms and conditions as the Committee deems appropriate, including but not limited to any Share attestation procedure approved or ratified by the Committee or by delivery of a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the tax liabilities, provided that in any case the Share amount retained will not exceed the minimum applicable required withholding tax rate for federal (including FICA), state or local tax liability;

3.8	to make all other determinations and take all other actions necessary or advisable for the management and administration of the Plan, including but not limited to establishing, adopting or revising any rules and regulations as it may deem necessary;

3.9	to delegate to officers or managers of the Corporation or any Subsidiary the authority to make Awards to Eligible Persons, to select such Eligible Persons, and to determine such terms and conditions thereof as may be specified in such delegation, from a pool of Awards authorized by the Committee;

3.10	to condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Eligible Person of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Grantee; and

3.11	without limiting the generality of the foregoing, to provide in its discretion in an Agreement:

(i)	for an agreement by the Grantee to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee will not have the power under the Plan to commit the Corporation or any Subsidiary to employ or otherwise retain any Optionee or Grantee;

(ii)	for restrictions on the transfer, sale or other disposition of Shares issued to the Grantee;

(iii)	for an agreement by the Grantee to resell to the Corporation, under specified conditions, Shares issued in connection with an Award;

(iv)	for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery of Common Stock valued at Fair Market Value on the exercise date of the Option or a combination of cash and Common Stock; by means of any Share attestation procedure approved or ratified by the Committee; or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds to pay the exercise price;

(v)	for the deferral of receipt of amounts that otherwise would be distributed upon exercise or payment of an Award, the terms and conditions of any such deferral and any interest or Dividend Equivalent or other payment that will accrue with respect to deferred distributions, subject to the provisions of Article 13 of this Plan; and

(vi)	for the effect of a Change in Control or Potential Change of Control, as defined herein, of the Corporation on the rights of a Grantee with respect to any Award.

Any determinations or actions made or taken by the Committee pursuant to this Article will be binding and final.

ARTICLE 4

ELIGIBILITY

Eligible Persons may be granted one or more Awards; provided, however, that Incentive Stock Options will not be granted to Directors.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1	Subject to adjustment as provided in Article 14 of this Plan and Section 5.3 below, the number of Shares that may be issued or transferred (i) upon the exercise of Options or Appreciation Rights; (ii) as Share Awards; (iii) as Restricted Shares and released from substantial risk of forfeiture thereof; (iv) as Deferred Shares; (v) in payment of Performance Shares or Performance Units that have been earned; (vi) as Directors’ Shares; or (vii) in payment of Dividend Equivalents paid with respect to awards made under the Plan, shall not exceed in the aggregate 2,800,000 Class A Common Shares and 700,000 Class B Common Shares, respectively. Such Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

5.2

Subject to adjustment as provided in Article 14 of this Plan, grants of Incentive Stock Options under the Plan may not be made with respect to more than 2,800,000 Class A Common Shares and 700,000 Class B Common Shares during any calendar year, provided that such limits only apply to the extent consistent with applicable regulations relating to Incentive Stock Options under the Internal Revenue Code. With respect to one fiscal year, (i) subject to adjustment as provided in Article 14 of this Plan an Eligible Person shall not receive Appreciation Rights in excess of 500,000 Class A Common Shares and 500,000 Class B Common Shares; (ii) an Eligible Person shall not receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Grant Date in excess of $5,000,000; and

(iii) subject to adjustment as provided in Article 14 of this Plan, an Eligible Person shall not receive Awards in excess, in the aggregate, of 500,000 Class A Common Shares and 500,000 Class B Common Shares and collectively 500,000 Shares (“Individual Limit”).

5.3	Shares underlying outstanding Awards made under the Plan will be available for subsequent issuance under the Plan to the extent those Awards are forfeited, expire or terminate for any reason prior to the issuance of the Shares subject to those Awards. Shares issued under the Plan subject to a vesting requirement and subsequently forfeited or repurchased by the Corporation, at a price per Share not greater than the original issue price paid per Share, pursuant to the Corporation’s repurchase rights under the Plan or the applicable Agreement will be added back to the number of Shares reserved for issuance under the Plan and accordingly will be available for subsequent reissuance. Should the exercise price of an Option under the Plan be paid with Shares, then the authorized reserve of Common Stock under the Plan will be reduced by the gross number of Shares for which that Option is exercised, and not by the net number of Shares issued under the exercised Option. If Shares otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an Option, Appreciation Right or issuance of fully-vested Shares under another type of Award, then the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares issuable under the exercised Option or Appreciation Right or the gross number of fully-vested Shares issuable under another type of Award, calculated in each instance prior to any such share withholding. Notwithstanding the foregoing, any Award or portion of an Award that in accordance with the terms of the applicable Agreement, is payable only in cash immediately will be added back to the number of Shares reserved for issuance under the Plan and accordingly will be available for subsequent reissuance.

5.4	Where two or more Awards are granted in relation to each other such that the exercise or payment of one such Award automatically and by its terms reduces the number of Shares that may be issued or the amount that may be received pursuant to the other Award or Awards, then the amount that will be included for purposes of the Individual Limit set forth in Section 5.2 of this Plan for such Awards will be the amount that is the maximum number of Shares that could be issued or received pursuant to such Awards and their related Awards taken as a whole, and only the maximum number of Shares that could be issued pursuant to such Awards will be counted against the number of Shares reserved under the Plan at the time of their grant.

5.5	In the case of any Award granted in substitution for an award of a business, corporation or other entity acquired by the Corporation or a Subsidiary, Shares issued or issuable in connection with such substitution will not be counted against the number of Shares reserved under the Plan, but will be available under the Plan by virtue of the Corporation’s assumption of the plan or arrangement of the acquired business, corporation or other entity.

ARTICLE 6

OPTIONS

6.1	The Committee is hereby authorized to grant Incentive Stock Options and Nonstatutory Stock Options to any employee who is an Eligible Person and to grant Nonstatutory Stock Options to any Director, provided that the number of Options granted to an Eligible Person during a fiscal year will not exceed the applicable limitations set forth in Article 5 of this Plan when aggregated with other Awards made to that Eligible Person during that fiscal year.

6.2	All Options will be evidenced by an Agreement. All Agreements granting Incentive Stock Options will contain a statement that the Option is intended to be an Incentive Stock Option; if no such statement is included in the Agreement, or if the Agreement affirmatively states that the Option is intended to be a Nonstatutory Stock Option, the Option shall be a Nonstatutory Stock Option.

6.3	All Agreements shall specify the number of Class A Common Shares or Class B Common Shares to which it pertains subject to the limitations set forth in Article 5 of this Plan.

6.4	The Option Period will be determined by the Committee and specifically set forth in the Agreement, provided that an Option will not be exercisable after ten years from the Grant Date.

6.5	The Committee will, at or after the Grant Date, determine the methods by which the Option Price of an Option may be paid and the form or forms of payment that may be permitted.

6.6	The Committee may provide in the Agreement evidencing the grant of an Option that the Committee, in its sole discretion, will have the right to substitute an Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Appreciation Right will be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

6.7	The Committee may provide in the Agreement evidencing a grant of Options (other than Incentive Stock Options) that the Committee, in its sole discretion, will have the right to provide for the payment of Dividend Equivalents to the Optionee on either a current, deferred, or contingent basis or may provide that such equivalents shall be credited against the Option Price.

6.8	The exercise of an Option shall result in the cancellation on a share-for-share basis of any Related Right authorized under Article 8 of this Plan.

6.9	Except as otherwise determined by the Committee and set forth in an Agreement, if a Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby. If an employee who is also a Director terminates employment, any Awards granted in connection with such individual’s employment will continue to be governed by and subject to the provisions of the Plan and the Agreement regarding a termination of employment.

6.10	All other terms of Options granted under the Plan will be determined by the Committee in its sole discretion.

ARTICLE 7

SHARE AWARDS, PERFORMANCE UNITS AND DIRECTORS’ AWARDS

7.1	The Committee is authorized to grant Share Awards to any Eligible Person in such amounts and subject to such terms and conditions as determined by the Committee, provided that the number of Shares awarded to an Eligible Person during a fiscal year will not exceed the applicable limitations set forth in Article 5 of this Plan when aggregated with other Share Awards made to that Eligible Person during that fiscal year. All Share Awards will be evidenced by an Agreement. Shares issued or transferred pursuant to a Share Award may be issued or transferred for consideration or no consideration (except as required by applicable law).

7.2	Except as otherwise determined by the Committee and set forth in an Agreement, Restricted Shares are subject to the following terms and conditions:

(i)

Each such grant shall constitute an immediate transfer of the ownership of Common Stock to the Eligible Person in consideration for the performance of services, entitling such Eligible Person to voting, dividend and other ownership rights consistent with the Corporation’s Articles of Incorporation, Code of Regulations and other corporate documents as applicable to and governing Class A Common Shares and Class B Common Shares, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to and subject to any requirement that requires any or all dividends or other distributions paid with respect to Restricted Shares be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

(ii)	Each such grant may be made without additional consideration or in consideration of a payment by such Eligible Person that is more or less than Fair Market Value per Share at the Grant Date.

(iii)	Each such grant shall provide that the Restricted Shares covered by such grant shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code. Each such grant shall provide that during the period for which such substantial risk of forfeiture is to continue the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Grant Date. Except as otherwise determined by the Committee at the time of the grant of Restricted Shares or thereafter, upon termination of employment or service with or for the Corporation and/or Subsidiaries during the applicable restriction period, Restricted Shares that are at that time subject to restrictions will be forfeited.

(iv)	Any grant of Restricted Shares may specify Performance Criteria or other performance goals which, if achieved, will result in termination or early termination of the restrictions applicable to such shares, and each grant may specify in respect of such specified Performance Criteria or other performance goals, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which the restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Criteria or other performance goals.

(v)	If certificates representing Restricted Shares are registered in the name of the Grantee, those certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Corporation may, at its discretion, retain physical possession of certificates until such time as all applicable restrictions lapse.

7.3	Except as otherwise determined by the Committee and set forth in an Agreement, Deferred Shares are subject to the following terms and conditions:

(i)	Each such grant shall constitute the agreement by the Corporation to deliver Common Stock to the Eligible Person in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

(ii)	Each such grant may be made without additional consideration or in consideration of a payment by such Eligible Person that is more or less than Fair Market Value per Share at the Grant Date.

(iii)	Each such grant shall be subject to a Deferral Period of not less than one year, as determined by the Committee at the Grant Date except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event.

(iv)	During the Deferral Period, an Eligible Person shall have no right to transfer any rights under his or her award, shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Grant Date, authorize the payment of Dividend Equivalents on such shares on either a current, deferred, or contingent basis, either in cash or in additional Common Stock.

(v)	Each grant shall be consistent with Section 409A of the Internal Revenue Code, as the Committee may approve.

7.4	Except as otherwise determined by the Committee and set forth in an Agreement, Performance Shares or Performance Units are subject to the following terms and conditions:

(i)	The Performance Period with respect to each Performance Share and Performance Unit shall be such period of time designated in the Agreement (as shall be determined by the Committee at the time of grant) commencing with the Grant Date.

(ii)	Any grant of Performance Shares and Performance Units shall specify Performance Criteria or other performance goals which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Performance Criteria or other performance goals a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement or the specified Performance Criteria or other performance goals.

(iii)	Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Class A Common Shares or Class B Common Shares or in any combination thereof and may either grant to the Eligible Person or retain in the Committee the right to elect among those alternatives.

(iv)	The Committee may, at or after the Grant Date, provide for the payment of Dividend Equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Common Stock.

7.5	Subject to the applicable limitations set forth in Article 5 of this Plan, Directors may elect to receive Class A or Class B Common Shares, as determined by the Board, in an amount equal to (and in lieu of) any or all fees owed to them by the Corporation as compensation for serving on the Corporation’s Board. For the purposes of this Section 7.5, Shares are valued at the closing price reported on the New York Stock Exchange (or if the Class A Common Shares are not then traded on the New York Stock Exchange, as reported by such other national securities exchange or quoted on the Nasdaq National Market or such other automated quotation system in which the Class A Common Shares are quoted) on the last trading day of the calendar quarter prior to payment of such fees. Any fractional shares shall be paid as cash.

ARTICLE 8

APPRECIATION RIGHTS

8.1	The Committee may grant Appreciation Rights to any Eligible Person, upon such terms and conditions as the Committee deems appropriate under this Article 8, provided that the number of Appreciation Rights granted to an Eligible Person during a fiscal year will not exceed the applicable limitations set forth in Article 5 of this Plan when aggregated with other Appreciation Rights made to that Eligible Person during that fiscal year.

8.2	An Appreciation Right may be granted under the Plan:

(i)	in connection with, and at the same time as, the grant of an Option to an Eligible Person;

(ii)	by amendment of an outstanding Nonstatutory Stock Option granted under the Plan to an Eligible Person; or

(iii)	independently of any Option granted under the Plan.

An Appreciation Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Committee’s discretion, apply to all or a portion of the Options subject to the Related Award.

8.3	An Appreciation Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Grantee to receive, without any payment to the Corporation (other than required tax withholding amounts), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the date such Appreciation Right is exercised not to exceed the number of shares underlying the Appreciation Right exercised multiplied by an amount equal to the excess of the Fair Market Value on the exercise date of the Appreciation Right over the “base price”, which is the Fair Market Value on the Grant Date of the Appreciation Right (or such price in excess of Fair Market Value on the Grant Date as the Committee determined at the time of grant).

8.4	The Right Period will be determined by the Committee and specifically set forth in the Agreement, provided, however that an Appreciation Right that is a Related Right may be exercised only when and to the extent the Related Award is exercisable.

8.5	The exercise or settlement, in whole or in part, of a Related Right will cause a reduction on a share-for-share basis in any Related Award.

8.6	The Committee may specify Performance Criteria or other performance goals that must be achieved as a condition of the exercise of such rights.

8.7	Each grant of Appreciation Rights shall be evidenced by an Agreement that identifies the related Options (if applicable) and contains such terms and provisions, consistent with this Plan, as the Committee may approve.

ARTICLE 9

PERFORMANCE BONUSES

The Committee may grant Performance Bonuses under the Plan in the form of cash or Shares to Eligible Persons that the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine, subject to the provisions below:

9.1	Performance Bonuses will be awarded in connection with a Performance Period, the length of which will be determined by the Committee.

9.2	The Committee will determine the persons who will be eligible to receive a Performance Bonus under the Plan.

9.3	Performance Criteria or other performance goals, performance targets and other award criteria shall be determined as follows:

(i)	The Committee will fix and establish (A) the performance goals that will apply to that Performance Period; (B) the target amount payable to each Eligible Person; and (C) subject to Section 9.4 below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee may also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Period before any Performance Bonus will be paid and the percentage of the target amount that will become payable upon attainment of various levels of performance that equal or exceed any minimum required level.

(ii)	The Committee may, in its discretion, select performance goals that measure the performance of the Eligible Person, the Corporation or one or more business units, divisions or Subsidiaries of the Corporation. The Committee may select performance goals that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies. The performance goals may be described in terms of company-wide objectives or objectives that are related to the performance of the individual Eligible Person or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which the Eligible Person is employed.

9.4	In applying the performance goals, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Article 14 of this Plan and the cumulative effect of changes in the law, regulations or accounting rules), and may determine to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

9.5	All such Performance Bonuses shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Corporation’s fiscal year) in which such Performance Bonuses are no longer subject to a substantial risk of forfeiture (as determined for purposes of Section 409A of the Internal Revenue Code). The Committee may provide that Awards will be payable, in whole or in part, in the event of the Grantee’s death or disability, a Change of Control or under other circumstances.

ARTICLE 10

QUALIFIED PERFORMANCE-BASED COMPENSATION

10.1	The Committee may determine that an Award or Awards granted to an Eligible Person will be considered “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. The provisions of this Article 10 apply only to any such Awards that are to be considered “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. To the extent that Awards designated as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code are made, no such Award may be made as an alternative to another Award that is not also designated as “qualified performance-based compensation” but instead must be separate and apart from all other Awards made.

10.2	When Options or Appreciation Rights that are to be considered “qualified performance-based compensation” are granted, the Committee approving such grants must consist solely of two or more “outside directors” as defined in Treas. Reg. Section 1.162-27(e)(3), and the Option Price or base price, as the case may be, established for the grant by the Committee will not be less than the Fair Market Value on the Grant Date.

10.3	When Awards other than Options or Appreciation Rights that are to be considered “qualified performance-based compensation” are granted, the Committee will establish in writing (i) the Performance Criteria that must be met, (ii) the Performance Period during which performance will be measured, (iii) the maximum amounts that may be paid if the Performance Criteria are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Section 162(m) of the Internal Revenue Code for “qualified performance-based compensation.” The Performance Criteria will satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the Performance Criteria be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Criteria have been met. The Committee will not have discretion to increase the maximum amount of compensation that is payable upon achievement of the designated Performance Criteria, but the Committee may in its discretion reduce the amount of compensation that is payable to an Eligible Person upon achievement of the designated Performance Criteria.

10.4	The Committee will establish the Performance Criteria in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Internal Revenue Code.

10.5	The Committee will certify and announce the results for the Performance Period to all affected Grantees after the Corporation determines the financial and other relevant performance results for the Performance Period. The Committee will determine the amount, if any, to be paid pursuant to each Award based on the achievement of the Performance Criteria and the terms of each Agreement.

10.6	The Committee may provide that Awards will be payable, in whole or in part, in the event of the Grantee’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Internal Revenue Code.

ARTICLE 11

TRANSFERABILITY

11.1	Except as otherwise determined by the Committee on a case-by-case basis, no Options, Appreciation Rights or other derivative security granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee on a case-by-case basis, Options and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

11.2	The Committee may specify at the Grant Date that part or all of the Common Stock that is (i) to be issued or transferred by the Corporation upon the exercise of Option grants or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7.2 of this Plan, shall be subject to further restrictions on transfer.

11.3	The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act, the Exchange Act, and any and all regulations and rules promulgated thereunder, or by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered and Awards may be granted and exercised only in such manner to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and any Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

ARTICLE 12

EXERCISE; PAYMENT OF WITHHOLDING TAXES

An Award that is exercisable by the Grantee may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe. The exercise, however, will not be effective until the Corporation has received the election notice and will be subject to receipt by the Corporation of payment of any applicable Option Price or other amount due in connection with such exercise, calculation by the Corporation of the applicable withholding taxes, and receipt by the Corporation of payment for any applicable withholding taxes.

ARTICLE 13

DEFERRAL OF AWARDS OR COMPENSATION

13.1	If a Grantee so elects in accordance with the terms of an Agreement, the Grantee may defer (i) any or all of an amount otherwise payable in connection with an Award or (ii) any payment of a cash bonus or other compensation in exchange for an Award under this Plan, provided that:

(i)	the Grantee makes such election by delivering to the Corporation written notice of such election, at such time and in such form as the Committee may from time to time prescribe in accordance with the deferral requirements set forth in Section 409A of the Internal Revenue Code;

(ii)	such election will be irrevocable;

(iii)	such deferred payment will be made in accordance with the provisions of such deferred compensation plan; and

(iv)	the terms of the deferred compensation plan and the election to defer under this Plan comply with Section 409A of the Internal Revenue Code.

13.2	The Committee may also provide that deferral issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. Nothing in this Plan shall be deemed to limit an Eligible Person’s ability to defer compensation under any other deferred compensation plan, arrangement or Agreement maintained by the Corporation.

ARTICLE 14

CAPITAL ADJUSTMENTS

The number and class of Shares subject to each outstanding Share Award, the Option Price, the base price for any Appreciation Right or other Award using such a price, the aggregate number and class of Shares for which grants of Share Awards thereafter may be made or in which Awards may be paid, and the limits provided for in Article 5 of this Plan, will be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect any corporate transaction or event, including, without limitation, dividends, Share splits, spin-offs, split-ups, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

ARTICLE 15

CONSEQUENCES OF A CHANGE IN CONTROL

OR POTENTIAL CHANGE IN CONTROL

15.1

In the event of a Change in Control or Potential Change in Control, in addition to such other actions contemplated herein, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Eligible Person: (i) the Committee may determine that outstanding Options and Appreciation Rights shall be fully exercisable, and restrictions on outstanding Restricted Shares, Deferred Shares, Performance Shares and Performance Units shall lapse, as of the date of the Change in Control or at such other time as the Committee determines, (ii) the Committee may require that Eligible Persons surrender their outstanding Options and Appreciation Rights in exchange for one or more payments by the Corporation, in cash or Common Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Eligible Persons’ unexercised Options and Appreciation Rights exceeds the exercise price, if any, and on such terms as the Committee determines, (iii) after giving Eligible Persons an opportunity to exercise their outstanding Options and Appreciation Rights, the Committee may terminate any or all unexercised Options and Appreciation Rights at such time as the Committee deems appropriate, (iv) with respect to Grantees holding Share Awards, Directors’ Shares, Performance Units or Dividend Equivalents, the Committee may determine that such Grantees shall receive one or more payments in settlement of such Share Awards, Directors’ Shares and Performance Units, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Awards that remain outstanding after the Change in Control shall be converted to similar grants of, or assumed by, the surviving corporation (or a parent or subsidiary of the surviving corporation or successor). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

15.2	The Committee may provide in an Agreement that a sale or other transaction involving a Subsidiary or other business unit of the Corporation shall be considered a Change in Control for purposes of an Award, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

ARTICLE 16

TERMINATION OR AMENDMENT

16.1	The Board or the Committee may amend, alter or terminate this Plan in any respect, at any time; provided, however, that no amendment, alteration or termination of this Plan will be made by the Board or the Committee without approval of (i) the Corporation’s shareholders to the extent shareholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, and (ii) each affected Optionee or Grantee if such amendment, alteration or termination would adversely affect his or her rights or obligations under any Award made prior to the date of such amendment, alteration or termination except as otherwise permitted under Articles 15 and 19 of this Plan.

16.2	The effective date of any amendment to the Plan will be the date specified by the Board or Committee, as applicable. Any amendments to the Plan requiring shareholder approval pursuant to this Article 16 are subject to approval by vote of the shareholders of the Corporation within twelve months after their adoption by the Board or the Committee. Subject to that approval, any such amendments are effective as of the date on which they are adopted by the Board. Awards may be granted or awarded prior to shareholder approval of amendments, but each Award requiring such amendments will be subject to the approval of the amendments by the shareholders. The date on which any Award made prior to shareholder approval of the amendment will be the Grant Date for all purposes of the Plan as if the Award had not been subject to approval. No Award granted subject to shareholder approval of an amendment may be exercised prior to such shareholder approval, and any dividends payable thereon are subject to forfeiture if such shareholder approval is not obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits under other plans without shareholder approval.

16.3	Neither the Board nor the Committee shall, without further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option to reduce the Option Price. Furthermore, no Option shall be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Corporation. This Section 16.3 is intended to prohibit the repricing of “underwarter” Options and shall not be construed to prohibit the adjustments provided for in Section 14 of this Plan.

16.4	Neither the Board nor the Committee shall, without further approval of the shareholders of the Corporation, authorize any Option grant to provide for automatic “reload” rights, the automatic grant of Options to the Optionee upon the exercise of Options using Shares or other equity.

ARTICLE 17

TERM OF THE PLAN

Unless sooner terminated by the Board or the Committee pursuant to Article 16 of this Plan, the Plan will terminate ten years after the date on which the Plan was first approved by the shareholders of the Corporation. The termination will not affect the validity of any Awards outstanding on the date of termination. Awards may be granted or awarded prior to shareholder approval of this Plan, but any Award requiring such shareholder approval will be subject to approval of the Plan by the shareholders. No Award granted subject to such shareholder approval, and any dividends payable thereon, are subject to forfeiture if such shareholder approval is not obtained.

ARTICLE 18

INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee will be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Awards granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

ARTICLE 19

COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE

To the extent the Committee determines that any Award granted under the Plan is subject to Section 409A of the Internal Revenue Code, the Agreement evidencing such Award will incorporate the terms and conditions required by Section 409A of the Internal Revenue Code. To the extent applicable, the Plan and Agreement will be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Internal Revenue Code, the Committee may adopt such amendments to the Plan and/or the applicable Agreement or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee determines is necessary or appropriate to (i) exempt the Award from the application of Section 409A of the Internal Revenue Code or (ii) comply with the requirements of Section 409A of the Internal Revenue Code.

ARTICLE 20

GENERAL PROVISIONS

20.1	The establishment of the Plan will not confer upon any Eligible Person any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

20.2	All grants and awards under the Plan are subject to the condition subsequent that an appropriate Agreement be signed by the parties.

20.3

Neither the Plan nor any Agreement constitutes inducement or consideration for the employment or retention of any Eligible Person, nor are they a contract of employment or retention for a specific term between the Corporation or any Subsidiary and any Eligible Person. Participation in the Plan will not give an Eligible Person any right to be retained in the service of the Corporation or any Subsidiary as an employee, a director or otherwise.

20.4	The Corporation and its Subsidiaries may assume options, warrants, or rights to purchase shares issued or granted by other corporations or entities whose shares or assets are acquired by the Corporation or its Subsidiaries, or which are merged into or consolidated with the Corporation or its Subsidiaries. Neither the adoption of this Plan, nor its submission to the shareholders, will be taken to impose any limitations on the powers of the Corporation or its affiliates to issue, grant, or assume options, warrants, or rights, otherwise than under this Plan, or to adopt other share option or restricted share plans or other incentives, or to impose any requirement of shareholder approval upon the same.

20.5	Except as the Committee may otherwise provide, or as may otherwise be required by a deferral election pursuant to Article 13 of this Plan, the interests of any Eligible Person under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

20.6	The Board or the Committee may, in its sole discretion, delegate authority hereunder not already delegated by the terms hereof, including but not limited to delegating authority to select Eligible Persons, to grant Awards, to establish terms and conditions of Awards, or to amend, manage, administer, interpret, construe or vary the Plan or any Awards or Agreements, to the extent permitted by applicable law or administrative or regulatory rule.

20.7	The Committee may, without amending the Plan, determine the terms and conditions applicable to grants of Awards to Grantees who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

20.8	The Plan will be governed, construed and administered in accordance with the laws of the State of Ohio, without reference to its conflict of laws provisions, and it is the intention of the Corporation that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Internal Revenue Code and that Qualified Performance-Based Compensation granted under the Plan qualify as “qualified performance-based compensation” as described in Section 162(m) of the Internal Revenue Code.

American Greetings Corporation

One American Road

Cleveland, Ohio 44144

V O T E B Y T E L E P H O N E

c/o National City Bank Shareholder Services Operations LOC 5352 P. O. Box 94509 Cleveland, OH 44101-4509	Have your proxy and voting instruction card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.
V O T E B Y I N T E R N E T

Have your proxy and voting instruction card available when you access the Web site http://www.cesvote.com and follow the simple instructions to record your vote.
V O T E B Y M A I L

Please mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535600, Pittsburgh, PA 15253.

Vote by Telephone Call toll-free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Web site and cast your vote: http://www.cesvote.com	Vote by Mail Return your proxy in the Postage-Paid envelope provided

Telephone and Internet access is available 24 hours a day, 7 days a week. In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Saving Time on June 19, 2007 if you are a participant in The American Greetings Corporation Retirement Profit Sharing and Savings Plan, or by 6:00 a.m. Eastern Daylight Saving Time on June 22, 2007 if you are a registered holder.

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Proxy and voting instruction card must be signed and dated below ê Please fold and detach card at perforation before mailing. ê

PROXY AND VOTING INSTRUCTION CARD
This proxy and these voting instructions are solicited on behalf of the Board of Directors of American Greetings Corporation for the Annual Meeting of Shareholders on June 22, 2007.

The undersigned hereby constitutes and appoints Jeffrey Weiss, Morry Weiss and Zev Weiss and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote, as indicated on the reverse side of this card, all the American Greetings common shares held by the signing shareholder on the record date, at the Annual Meeting of Shareholders of American Greetings Corporation to be held at its World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland time, on Friday, June 22, 2007, and at any adjournments or postponements thereof and, in their discretion, on all other business properly brought before the meeting.

As described more fully in the proxy statement and on the reverse side, this card also provides voting instructions to Vanguard Fiduciary Trust Company, as Trustee under The American Greetings Corporation Retirement Profit Sharing and Savings Plan (“Savings Plan”). The signing Savings Plan participant directs the Trustee to vote, as indicated on the reverse side of this card, all the American Greetings common shares credited to the account of the signing Savings Plan participant as of the record date, at the Annual Meeting of Shareholders, and in accordance with the Savings Plan, on all other business properly brought before the meeting.

Please sign exactly as your name appears to the left.

Signature(s)

Dated: , 2007
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

NOTE TO PARTICIPANTS IN THE AMERICAN GREETINGS CORPORATION RETIREMENT PROFIT SHARING AND SAVINGS PLAN (THE “SAVINGS PLAN”). As a participant in the Savings Plan, you have the right to direct Vanguard Fiduciary Trust Company, as Trustee for the Savings Plan, to vote the shares allocated to your Savings Plan account. To direct the Trustee by mail to vote the shares allocated to your Savings Plan account, please mark the voting instruction card below and sign and date it on the reverse side. A postage-paid envelope for mailing has been included with your materials. To direct the Trustee by telephone or over the Internet to vote the shares allocated to your Savings Plan account, please follow the instructions on the reverse side.

As described in the proxy statement, if you do not give specific voting directions on the voting instruction card, do not return the voting instruction card or do not vote by telephone or over the Internet, the Trustee will vote your Savings Plan shares as directed by American Greetings Corporation.

YOUR VOTE IS IMPORTANT! Be sure that your shares are represented. Whether or not you plan to attend the Annual Meeting, please vote your shares by mail, by telephone or over the Internet.

ê    Please fold and detach card at perforation before mailing.    ê

AMERICAN GREETINGS CORPORATION	PROXY AND VOTING INSTRUCTION CARD

The Board of Directors recommends a vote FOR all nominees listed below in proposal 1 and FOR proposal 2. The shares represented by your proxy will be voted in accordance with the voting instructions you specify below. If you sign, date and return your proxy but do not give specific voting instructions, your votes will be cast in accordance with the recommendations of the Board of Directors.

1.	Election of Directors, for a three-year term expiring on the date of the year 2010 Annual Meeting, or until their successors are duly elected and qualified.

Nominees: (1) Dr. Scott S. Cowen	(2) William E. MacDonald, III	(3) Charles A. Ratner	(4) Zev Weiss

❑ FOR all nominees listed above ❑ WITHHOLD authority to vote for
(except as marked to the contrary) all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

2.	To approve the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan.

❑ FOR ❑ AGAINST ❑ ABSTAIN

3.	In their discretion, the proxies named herein are also authorized to take any action upon any other business that may properly come before the Annual Meeting, or any reconvened meeting following an adjournment or postponement of the Annual Meeting.

❑  I plan to attend the Annual Meeting.